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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

WORLD FUEL SERVICES CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
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☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
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WORLD FUEL SERVICES CORPORATION
9800 Northwest 41st Street, Suite 400
Miami, Florida 33178

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD MAY 31, 2013

April 15, 2013

        Notice is hereby given that the Annual Meeting of Shareholders of WORLD FUEL SERVICES CORPORATION will be held on Friday, May 31, 2013, at 8:00 a.m., local time, at the offices of Chadbourne & Parke LLP located at 30 Rockefeller Plaza, Conference Room 3610, New York, New York 10112 for the following purposes:

  1.
  To elect as directors the eight nominees named in the attached Proxy Statement;

  2.
  To conduct a non-binding, advisory vote on executive compensation;

  3.
  To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered certified public accounting firm for the 2013 fiscal year;

  4.
  To approve and adopt the World Fuel Services Corporation 2008 Executive Incentive Plan, as restated effective as of January 1, 2013; and

  5.
  To transact such other business as may properly come before the annual meeting or any adjournment or postponement thereof.

        These matters are more fully discussed in the accompanying Proxy Statement.

        Shareholders of record at the close of business on April 4, 2013 are entitled to notice of and to vote at the meeting and any adjournment thereof.

        Whether or not you expect to be present at the meeting, please vote using the Internet, by telephone or by mail, in each case by following the instructions in our proxy statement. Shareholders who execute a proxy may nevertheless attend the meeting, revoke their proxy and vote their shares in person.

By Order of the Board of Directors
WORLD FUEL SERVICES CORPORATION

R. Alexander Lake, Jr. Senior Vice President, General Counsel and Corporate Secretary

We mailed a Notice of Internet Availability of Proxy Materials containing instructions on how to access our proxy statement and annual report on or about April 15, 2013.

Our proxy statement and annual report are available online at: www.proxyvote.com

i

WORLD FUEL SERVICES CORPORATION
9800 Northwest 41st Street, Suite 400
Miami, Florida 33178

PROXY STATEMENT

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 31, 2013

        The following proxy materials are available to you at www.proxyvote.com:

  •
  the Company's Annual Report for the fiscal year ended December 31, 2012;

  •
  the Company's 2013 Proxy Statement (including all attachments thereto);

  •
  the proxy card; and

  •
  any amendments to the foregoing materials that are required to be furnished to shareholders.

        Among other things, this Proxy Statement contains information regarding (i) the date, time and location of the meeting; (ii) a list of the matters being submitted to the shareholders; and (iii) information concerning voting for these matters at the meeting.

INTRODUCTION

        This Proxy Statement is furnished to the shareholders of World Fuel Services Corporation in connection with the solicitation of proxies by our Board of Directors for the 2013 Annual Meeting of Shareholders. The terms "World Fuel," "Company," "we," "our" and "us" used in this Proxy Statement refer to World Fuel Services Corporation and its subsidiaries unless the context otherwise requires.

        This year, we are utilizing the Securities and Exchange Commission ("SEC") rule allowing companies to furnish proxy materials to their shareholders over the Internet. In accordance with this rule, on or about April 15, 2013, we sent our shareholders at the close of business on April 4, 2013 a Notice of Internet Availability of Proxy Materials for the 2013 Annual Meeting (the "Notice"). The Notice contains instructions on how to access our Proxy Statement and Annual Report and vote online. If you received a Notice and would like to receive a printed copy of our proxy materials from us instead of downloading a printable version from the Internet, please follow the instructions for requesting such materials at no charge included in the Notice.

        Please sign, date and promptly return the enclosed proxy card in the enclosed envelope, or vote by telephone or Internet (instructions are on your proxy card, voter instruction form, or Notice, as applicable), so that your shares will be represented whether or not you attend the annual meeting.

 QUESTIONS AND ANSWERS ABOUT OUR ANNUAL MEETING

What Is the Date, Time and Place of the Annual Meeting?

        World Fuel's 2013 Annual Meeting of Shareholders will be held on Friday, May 31, 2013, at 8:00 a.m., local time, at the offices of Chadbourne & Parke LLP located at 30 Rockefeller Plaza, Conference Room 3610, New York, New York 10112.

What Is the Purpose of the Annual Meeting?

        At the annual meeting, World Fuel shareholders will be asked to:

  •
  elect eight directors, each for a term expiring at the next annual meeting or until his successor has been duly elected and qualified;

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  approve the compensation paid to the Company's named executive officers, as disclosed in this Proxy Statement pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion below;

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  ratify the appointment of PricewaterhouseCoopers LLP as our independent registered certified public accounting firm for the 2013 fiscal year;

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  approve and adopt the World Fuel Services Corporation 2008 Executive Incentive Plan, as restated effective as of January 1, 2013; and

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  consider and act upon such other business as may properly come before the meeting.

Who Is Entitled to Vote at the Annual Meeting?

        Only holders of record of World Fuel common stock at the close of business on April 4, 2013, the record date for the meeting, are entitled to notice of, and to attend and vote at the annual meeting, or any postponements or adjournments of the meeting. At the close of business on the record date, 72,582,802 shares of World Fuel common stock were issued and outstanding and were held by approximately 333 holders of record.

What Do I Need to Bring with Me in Order to Attend the Annual Meeting?

        If you are a shareholder of record, you will need to bring with you to the meeting any proxy card that is sent to you and valid photo identification. Otherwise, you will be admitted only upon other verification of record ownership at the admission counter.

        If you own shares held in street name, bring with you to the meeting your most recent brokerage statement or a letter from your bank, broker, or other record holder indicating that you beneficially owned shares of our common stock on April 4, 2013 and valid photo identification. We can use that to verify your beneficial ownership of common stock and admit you to the meeting. If you intend to vote at the meeting, you also will need to bring to the meeting a legal proxy from your bank, broker, or other holder of record that authorizes you to vote the shares that the record holder holds for you in its name.

What Are the Voting Rights of World Fuel Shareholders?

        World Fuel shareholders have one vote per share of World Fuel common stock owned on the record date for each matter properly presented at the annual meeting. For example, if you owned 100 shares of World Fuel common stock at the close of business on April 4, 2013, you can cast 100 votes for each matter properly presented at the annual meeting.

What Constitutes a Quorum?

        A quorum will be present at the meeting if holders of a majority of the issued and outstanding shares of World Fuel common stock on the record date are represented at the meeting in person or by proxy. If a quorum is not present at the meeting, World Fuel expects to postpone or adjourn the meeting to solicit additional proxies. Abstentions and broker non-votes (as described below) will be counted as shares present and entitled to vote for the purpose of determining the presence or absence of a quorum.

What Are "Broker Non-Votes" and How Are They Treated?

        A "broker non-vote" occurs when a bank, broker or other holder of record holding shares for a beneficial owner withholds its vote on a particular proposal because that holder does not have discretionary voting power for such proposal and has not received instructions from the beneficial owner. If your shares are held in "street name" by a broker, your broker is the shareholder of record. However, the broker is required to vote the shares in accordance with your instructions. If you do not give instructions to your broker, the rules of the New York Stock Exchange, or NYSE, allow brokers the discretionary authority to vote your shares with respect to "routine" matters but not "non-routine" matters.

        "Proposal No. 3—Ratification of Independent Registered Certified Public Accounting Firm" is a routine matter that brokers have the discretionary authority to vote on without the beneficial owner's instructions. "Proposal No. 1—Election of Directors," "Proposal No. 2—Non-Binding, Advisory Vote on Executive Compensation" and "Proposal No. 4—Approval and Adoption of the World Fuel Services Corporation 2008 Executive Incentive Plan, as restated effective as of January 1, 2013" are non-routine matters. Therefore, if brokers do not receive instructions from beneficial owners to vote their shares regarding Proposal Nos. 1, 2 and 4, the brokers cannot vote such shares for Proposal Nos. 1, 2 and 4 and, accordingly, any such shares will be broker non-votes and will not have any effect on the outcome of the vote. In addition, if other matters are properly brought before the meeting and they are not considered routine under the applicable NYSE rules, shares held by a bank, broker or other holder of record holding shares for a beneficial owner will not be voted on such non-routine matters by that holder unless that holder has received voting instructions. As stated above, broker non-votes are counted as present for the purpose of determining whether a quorum is present.

How Are Abstentions Treated?

        Abstentions will not be counted as votes cast in the final tally of votes with regard to any proposal. Therefore, abstentions will have no effect on the outcome of any proposal. As stated above, abstentions will be counted for the purpose of determining whether a quorum is present.

Will My Shares Be Voted if I Do Not Provide My Proxy?

        If your shares are held in the name of a bank, broker or other nominee, they may be voted by the bank, broker or other nominee with respect to "routine" matters (as described above under the caption "What Are "Broker Non-Votes" and How Are They Treated?") even if you do not give the bank, broker or other nominee specific voting instructions. If you are a registered shareholder and hold your shares directly in your own name, your shares will not be voted unless you provide a proxy or fill out a written ballot in person at the meeting.

Why Did I Receive a One-Page Notice in the Mail Regarding the Internet Availability of Proxy Materials This Year Instead of a Full Set of Proxy Materials?

        Pursuant to rules adopted by the SEC, we are furnishing our proxy materials to our shareholders over the Internet and providing a Notice of Internet Availability of Proxy Materials by mail instead of mailing a printed copy of our proxy materials, which include our Proxy Statement and Annual Report. This process has allowed us to expedite our shareholders' receipt of proxy materials, lower the costs of distribution and reduce the environmental impact of our annual meeting. All shareholders receiving the Notice will have the ability to access the proxy materials over the Internet and receive a paper copy of the proxy materials by mail at no charge upon request.

How Do I Vote?

To Vote by Internet, Telephone or Mail:

        You can vote by proxy whether or not you attend the annual meeting. To vote by proxy, shareholders have a choice of voting over the Internet, by telephone or by using a traditional proxy card.

  •
  To vote by Internet, go to www.proxyvote.com and follow the instructions there. You will need the 12-digit control number included on your proxy card, voter instruction form or Notice.

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  To vote by telephone, shareholders should dial the number listed on your proxy card, your vote instruction form or Notice. You will need the 12-digit control number included on your proxy card, voter instruction form or Notice.

  •
  If you received a Notice and wish to vote by traditional proxy card, you can receive a full set of materials at no charge through one of the following methods:

          1)     By Internet: www.proxyvote.com

          2)     By phone: use the phone number listed on the Notice.

        To reduce our administrative and postage costs, we ask that you vote through the Internet or by telephone, both of which are available 24 hours a day. To ensure that your vote is counted, please remember to submit your vote by 11:59 p.m. Eastern Time on May 30, 2013.

To Vote in Person:

        If the shares are registered in your name, you must bring a valid photo identification and deliver your completed proxy card or ballot in person.

        If you hold the shares in "street name," you will need to bring a valid photo identification to the annual meeting and obtain a legal proxy from your bank, broker or other nominee to vote the shares that are held for your benefit, attach it to your completed proxy card and deliver it in person.

What Vote Is Required for the Proposals?

  Proposal 1: Directors are elected by a plurality of the total number of votes cast, which means the eight nominees who receive the largest number of properly cast votes will be elected as directors.

  Proposal 2: The affirmative vote of a majority of the votes cast on the proposal is required for the approval of the non-binding, advisory vote with respect to executive compensation.

  Proposal 3: The affirmative vote of a majority of the votes cast on the proposal is required for the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the 2013 fiscal year.

  Proposal 4: The affirmative vote of a majority of the votes cast on the proposal is required for the approval of the World Fuel Services Corporation 2008 Executive Incentive Plan, as restated effective as of January 1, 2013.

How Does the Board of Directors Recommend I Vote on the Proposals?

        The Board of Directors recommends that you vote:

  •
  "FOR" the election of each of the nominees for director named in this Proxy Statement;

  •
  "FOR" the approval of the compensation paid to the Company's named executive officers, as disclosed in this Proxy Statement pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion below;

  •
  "FOR" ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered certified public accounting firm for the 2013 fiscal year; and

  •
  "FOR" approval and adoption of the World Fuel Services Corporation 2008 Executive Incentive Plan, as restated effective as of January 1, 2013.

How Will My Proxy Holders Vote?

        The enclosed proxy designates Michael J. Kasbar, our President and Chief Executive Officer, and Paul H. Stebbins, our Executive Chairman of the Board of Directors, each with full power of substitution, to hold your proxy and vote your shares. Messrs. Kasbar and Stebbins will vote all shares of World Fuel common stock represented by properly executed proxies received in time for the annual meeting in the manner specified by the holders of those shares. Messrs. Kasbar and Stebbins intend to vote all shares of World Fuel common stock represented by proxies that are properly executed by the record holder but otherwise do not contain voting instructions as follows:

  •
  "FOR" the election of each of the nominees for director named in this Proxy Statement;

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  "FOR" the approval of the compensation paid to the Company's named executive officers, as disclosed in this Proxy Statement pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion below;

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  "FOR" ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered certified public accounting firm for the 2013 fiscal year;

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  "FOR" approval and adoption of the World Fuel Services Corporation 2008 Executive Incentive Plan, as restated effective as of January 1, 2013; and

  •
  in accordance with the recommendation of World Fuel's Board of Directors, "FOR" or "AGAINST" all other matters as may properly come before the annual meeting.

Can I Change My Vote After I Have Voted?

        Voting by telephone, over the Internet or by mailing a proxy card does not preclude a shareholder from voting in person at the meeting. A shareholder may revoke a proxy, whether submitted via telephone, the Internet or mailed, at any time prior to its exercise by (i) filing with World Fuel's Corporate Secretary a duly executed revocation of proxy, (ii) properly submitting, either by telephone, mail or Internet, a proxy to World Fuel's Corporate Secretary bearing a later date or (iii) appearing at the meeting and voting in person. Attendance at the meeting will not itself constitute revocation of a proxy.

Who Pays for the Preparation of the Proxy Statement?

        World Fuel will bear the cost of the solicitation of proxies from its shareholders, including preparing, printing and mailing the Notice and this Proxy Statement. In addition to solicitations by mail, World Fuel's directors, officers and employees, and those of its subsidiaries and affiliates, may solicit proxies from shareholders by telephone or other electronic means or in person but will receive no additional compensation for soliciting such proxies. World Fuel will cause banks and brokerage firms and other custodians, nominees and fiduciaries to forward solicitation materials to the beneficial owners of World Fuel common stock held of record by such banks, brokerage firms, custodians, nominees and fiduciaries. World Fuel may reimburse such banks, brokerage firms, custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses in doing so. We may also retain the services of a solicitor to assist in soliciting proxies and pay them a fee as well as other costs and expenses.

PROPOSAL NO. 1—ELECTION OF DIRECTORS

        Eight individuals have been nominated to serve as our directors for the ensuing year and until their successors shall have been duly elected and qualified. All of such persons are presently directors. One individual who is presently serving as a director, Ms. Abby F. Kohnstamm, will not be seeking another term.

        The persons named as proxies in the accompanying proxy card have advised management that unless authority is withheld in the proxy, they intend to vote for the election of the individuals listed as nominees in the table below. We do not contemplate that any nominee named in the table will be unable or will decline to serve. However, if any nominee is unable to serve or declines to serve, the persons named in the accompanying proxy card may vote for another person, or persons, in their discretion, unless our Board of Directors chooses to reduce the number of directors serving on the Board of Directors. In accordance with our By-Laws, the Board of Directors may consist of four to ten directors, and the Board of Directors may increase or decrease the number of directors by amending our By-Laws. The Board of Directors presently consists of nine directors. With Ms. Kohnstamm not seeking an additional term, the Board of Directors will have eight directors after the annual meeting. There are no plans at present to add more directors.

        The following table sets forth certain information with respect to each nominee for election to the Board of Directors. The biographies of each of the nominees and directors set forth in the paragraphs following the table contain information regarding the individual's service as a director, business experience, director positions held currently or within the last five years, information regarding involvement in certain legal and administrative proceedings, if applicable, and the experience, qualifications, attributes or skills that led to the conclusion that the individual should serve as a director of the Company.

Nominees for Election:

Name and Position	Age	Year First Became Director
Michael J. Kasbar President and Chief Executive Officer	56	1995
Paul H. Stebbins Executive Chairman of the Board of Directors	56	1995
Ken Bakshi Chairman of the Compensation Committee and the Nominating Subcommittee of the Governance Committee and Member of the Governance and Technology and Operations Committees	63	2002
Richard A. Kassar Chairman of the Technology and Operations Committee and Member of the Audit, Compensation and Governance Committees	65	2002
Myles Klein Member of the Audit and Governance Committees	74	1995
John L. Manley Member of the Audit and Governance Committees	64	2010
J. Thomas Presby Chairman of the Audit Committee and Member of the Governance Committee and Nominating Subcommittee of the Governance Committee, Lead Independent Director	73	2003
Stephen K. Roddenberry Chairman of the Governance Committee and Member of the Compensation Committee, Presiding Director	64	2006
Existing Director Not Seeking Another Term:
Abby F. Kohnstamm Member of the Compensation, Governance and Technology and Operations Committees	59	2012

Background and Experience of Director Nominees:

        MICHAEL J. KASBAR has served as President and Chief Executive Officer of the Company since January 2012 and has served as a director of the Company since June 1995. From July 2002 to December 2011, he served as President and Chief Operating Officer of the Company. From January 1995 to July 2002, he served as Chief Executive Officer of World Fuel Services Americas, Inc. (formerly Trans-Tec Services, Inc.), at the time our principal subsidiary engaged in the marine fuel services business. From September 1985 to December 1994, Mr. Kasbar was an officer, shareholder and director of Trans-Tec Services, Inc., a global marine fuel services company, and its affiliated companies. Mr. Kasbar co-founded Trans-Tec Services, Inc. in 1985 and has extensive executive experience in the fuel services business. Mr. Kasbar is also a member of the Business Roundtable. Mr. Kasbar brings to the Board of Directors a unique understanding of our strategies and operations through over 17 years of service to our Company and 30 years of experience in the fuel services business. Mr. Kasbar is the first cousin of Richard A. Kassar, a director of the Company.

        PAUL H. STEBBINS has served as our Executive Chairman of the Board of Directors since January 2012 and has served as a director of the Company since June 1995. From July 2002 to December 2011, he served as Chairman of the Board of Directors and Chief Executive Officer of the Company and, from August 2000 to July 2002, he served as President and Chief Operating Officer. From January 1995 to August 2000, Mr. Stebbins served as President and Chief Operating Officer of World Fuel Services Americas, Inc. (formerly Trans-Tec Services, Inc.), at the time our principal subsidiary engaged in the marine fuel services business. From September 1985 to December 1994, Mr. Stebbins was an officer, shareholder and director of Trans-Tec Services, Inc., a global marine fuel services company, and its affiliated companies. Mr. Stebbins co-founded Trans-Tec Services, Inc. in 1985 and has extensive executive experience in the fuel services business. Mr. Stebbins brings to the Board of Directors a unique understanding of our strategies and operations through over 17 years of service to our Company and 30 years of experience in the fuel services business. In December 2006, Mr. Stebbins joined the board of directors of First Solar, Inc., a NASDAQ company, and currently serves as the chairman of the nominating and governance committee and a member of the audit and compensation committees. Mr. Stebbins is a member of the Board of Trustees of the New World Symphony of Miami, Florida and the Amigos de las Americas Foundation of Houston, Texas. Mr. Stebbins is also a member of the leadership council of Fix The Debt.

        KEN BAKSHI has served as a director of the Company since August 2002. Mr. Bakshi has been Chairman of the board of directors and Chief Executive Officer of Amala Inc., a skin care products company, since April 2008 and managing partner of Trishul Capital Group LLC and Trishul Advisory Group LLC, two privately-owned equity investment and consulting companies, since June 2003. From March 2006 through June 2009, he was Vice Chairman of the board of directors of Row 2 Technologies, a software development firm he co-founded, and from December 2002 to February 2006, he was employed by Row 2 Technologies as Chief Executive Officer. From July 2000 to December 2002, he was employed as Executive Vice President and Chief Operating Officer of Vistaar, Inc., an incubator of business-to-business internet based marketplaces. From 1998 to 2000, Mr. Bakshi served as Senior Vice-President of Wyeth (formerly known as American Home Products Corp.), a NYSE company. Prior to 1998, Mr. Bakshi served in various capacities with American Home Products Corp. and American Cyanamid Company, which was acquired by American Home Products Corp. in 1994. Mr. Bakshi has extensive experience in private equity investments, management consulting and technology and significant executive experience running operating units within large multinational publicly-traded corporations.

        RICHARD A. KASSAR has served as a director of the Company since August 2002. Mr. Kassar has been employed as President of Freshpet Company, a pet food company, since January 2011, and is currently a principal of Go7Brands, LLC, a brand management company, where he also serves as Senior Vice-President and Chief Financial Officer. From October 2006 to December 2010, he was the Chief Executive Officer of Freshpet Company, and, from February 2002 to July 2006, Mr. Kassar was the Senior Vice President and Chief Financial Officer of The Meow Mix Company, a cat food company. From May 2001 to January 2002, he was self-employed as a consultant to venture capital firms, advising them primarily on the acquisition of consumer brands. From December 1999 to May 2001, Mr. Kassar was employed as Co-President and Chief Financial Officer of Global Household Brands, a manufacturer of household products. From 1986 to December 1999, he was employed by Chock Full O'Nuts, a coffee company, in various positions, and most recently served as Senior Vice President and Chief Operating Officer. Mr. Kassar also served as a director, member of the compensation committee and chairman of the audit committee of Vaughan Foods, Inc., a NASDAQ company until March 2010 and then an over-the-counter pink sheet company, which was sold in October 2011. Until March 2010, Mr. Kassar also served as a director, member of the compensation committee and chairman of the audit committee of Velocity Express, Inc., a NASDAQ company until August 2009 and then an over-the-counter pink sheet company, which was sold in November 2009. Mr. Kassar has extensive executive experience in brand management, consumer products and corporate finance and has significant experience as a senior finance executive. Mr. Kassar is the first cousin of Michael J. Kasbar, our President and Chief Executive Officer and a director of the Company.

        MYLES KLEIN has served as a director of the Company since February 1995. Mr. Klein is a Certified Public Accountant. From 1971 until 1985, Mr. Klein was a partner in the international accounting and auditing firm of Grant Thornton. Subsequent to 1985, Mr. Klein practiced as Myles Klein, P.A. or Klein & Barreto, P.A. until July 2006 when he sold his accounting practice to Klein, Mendez & Rothbard, LLC. Mr. Klein has over 35 years of experience advising a broad range of clients in corporate finance, tax and accounting matters and significant experience in the management of accounting firms.

        JOHN L. MANLEY has served as a director of the Company since October 2010. Mr. Manley retired from Deloitte & Touche LLP in 2009 after more than 27 years as a partner, the last three years of which Mr. Manley was Managing Partner of Deloitte's Northeast Region Audit and Enterprise Risk Services Practice. While at Deloitte, Mr. Manley was also a member of the Northeast Region's Executive Committee, Deloitte's Audit and Enterprise Risk Services Executive Committee and Deloitte and Touche LLP's board of directors. Mr. Manley founded and was the National Director of Deloitte's Regulatory Consulting Practice, which included practices in financial services, health care, government contracting, energy and utilities. Before joining Deloitte, Mr. Manley had seven years of regulatory experience with the SEC and the Commodity Futures Trading Commission ("CFTC") in various positions, including serving as the Chief Accountant and Director of the Division of Trading and Markets of the CFTC. Mr. Manley is a Certified Public Accountant and has extensive executive management, financial reporting, risk management and regulatory experience.

        J. THOMAS PRESBY has served as a director of the Company since February 2003. Mr. Presby has used his business experience and professional qualifications to forge a second career of essentially full-time board service since he retired in 2002 as a partner in Deloitte Touche Tohmatsu, an accounting and consulting firm. At Deloitte, Mr. Presby held numerous positions in the U.S. and abroad, including the posts of Deputy Chairman and Chief Operating Officer. Mr. Presby now serves as a director and chairman of the audit committee of INVESCO Ltd. and ExamWorks Group, Inc., each a NYSE company, and First Solar, Inc., a NASDAQ company. Mr. Presby was also a director of TurboChef Technologies, Inc., a NASDAQ company, from November 2003 until January 2009, American Eagle Outfitters, Inc. from December 2005 until January 2011 and director and chairman of the audit committee of Tiffany & Co. from November 2003 until May 2012. As Mr. Presby has no significant business activities other than board service, he is available full time to fulfill his board responsibilities. Mr. Presby is a Certified Public Accountant and a holder of the NACD Certificate of Director Education. Mr. Presby has extensive experience in finance and accounting as well as significant management experience in the U.S. and abroad and, as the chairman of the audit committees of three other public companies, he has extensive board experience. Mr. Presby was named one of the top 100 directors of 2011 by the NACD.

        STEPHEN K. RODDENBERRY has served as a director of the Company since June 2006. Mr. Roddenberry is a shareholder in the law firm of Akerman Senterfitt where he has been employed as an attorney since 1988. Mr. Roddenberry has extensive experience in private equity, mergers and acquisitions, investment management, venture capital, public finance and securities.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE ELECTION OF THE ABOVE DIRECTOR NOMINEES

Existing Director Not Seeking Another Term:

        ABBY F. KOHNSTAMM has served as director of the Company since January 2012. She is the President and founder of Abby F. Kohnstamm & Associates, Inc., a marketing and consulting firm. Prior to establishing her company in January 2006, Ms. Kohnstamm served as Senior Vice President, Marketing (Chief Marketing Officer) of IBM Corporation from 1993 through 2005. In that capacity, she had overall responsibility for all aspects of marketing across IBM on a global basis. She was also a member of the Corporate Executive Committee, which advised the Chairman and CEO on policy issues and the management of IBM, and a member of the Strategy Team, which focused on IBM's strategic direction and emerging business opportunities. Before joining IBM, Ms. Kohnstamm held a number of senior marketing positions at American Express from 1979 through 1993. Since July 2001, Ms. Kohnstamm has been a member of the board of directors of Tiffany & Co. where she currently serves on the compensation, audit, nominating/corporate governance and corporate social responsibility committees. Ms. Kohnstamm is also a member of the board of directors of the Roundabout Theatre Company and a Trustee Emeritus of Tufts University after serving 10 years on the board of trustees. From June 2006 to April 2011, Ms. Kohnstamm was also a member of the board of directors of the Progressive Corporation. Ms. Kohnstamm has extensive experience in brand management, global management, media management and strategic planning.

BOARD OF DIRECTORS

        The Board of Directors (the "Board") has four committees: the Governance Committee, the Audit Committee, the Compensation Committee and the Technology and Operations Committee. During 2012, the Board met four times. Each director attended at least 75% of the aggregate of the total number of meetings of the Board and the total number of meetings held by all of the Board committees on which he or she served.

Corporate Governance Matters

        The Board has established and adopted Corporate Governance Principles which govern the appointment, retention, responsibilities, qualifications and conduct of the Board and its committees. The Corporate Governance Principles require that a majority of our directors meet the standards for independence required by the listing standards of the NYSE.

        In addition, members of our Audit Committee must meet the independence standards for Audit Committee members adopted by the SEC including that a member must not receive any consulting, advisory or other compensatory fee from us, other than in his or her capacity as a member of our Audit Committee, our Board or any other Board committee and a member must not be an affiliate of ours or any subsidiary of ours apart from his or her capacity as a member of the Board or any Board committee. Ownership of 10% or less of our voting securities is deemed not to affect independence. Members of the Audit Committee must also have no relationship with us that interferes with their exercise of independent judgment. Members of our Compensation Committee must meet the independence standards of Rule 16b-3 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and Section 162(m) of the Internal Revenue Code. Pursuant to the provisions of Rule 16b-3 and Section 162(m), members of the Compensation Committee must not (i) be an officer, a former officer or an employee of the Company or any subsidiary, nor a former employee who receives compensation for prior services other than under a qualified retirement plan, (ii) receive compensation from us or any subsidiary for services rendered as a consultant or in any capacity other than as a director or (iii) possess an interest in any transaction with us in an amount in excess of $120,000.

        The discussion above is not exhaustive, and the Board could consider other factors in making its determination that a director has no material relationship with us that could compromise that director's independence.

        Our Corporate Governance Principles provide that no more than two members of management shall serve on the Board. Our Board affirmatively determined that all seven existing non-management directors, Messrs. Bakshi, Kassar, Klein, Manley, Presby and Roddenberry and Ms. Kohnstamm are independent of us and our management under NYSE standards, and our Audit Committee members and Compensation Committee members are independent under the standards applicable to membership in such committees. In making this determination, our Board considered that Mr. Kassar is the first cousin of Mr. Kasbar, and the Board determined that the familial relationship between Messrs. Kasbar and Kassar was not material because it would not adversely affect Mr. Kassar's ability to exercise his independent judgment as our director. Messrs. Kasbar and Stebbins are considered inside directors because of their employment with the Company. As a result of this analysis, Messrs. Kasbar and Stebbins are precluded from sitting on our Audit, Compensation and Governance Committees.

        All of our non-management directors serve on our Governance Committee and meet in executive session (without management present) prior to each scheduled Board meeting and at other times as they may deem necessary. In accordance with the Governance Committee charter, the Chairman of the Governance Committee, which since May 2007 has been Mr. Roddenberry, presides over the meetings of our non-management directors as the "presiding director" for NYSE purposes.

        All of our employees, officers (including our principal executive, financial and accounting officers) and directors are held accountable for adherence to our Code of Corporate Conduct and Ethics, or Code of Conduct. The Code of Conduct is intended to provide guidance to all of our employees, officers and directors as to conduct over a wide range of business practices and procedures. Failure to comply with the Code of Conduct may result in disciplinary action, up to and including dismissal. The Code of Conduct covers all areas of professional conduct, including compliance with laws (including antitrust, embargoes and trade sanctions, anti-boycott, money laundering and the environment), work environment, conflicts of interest, protecting corporate assets, taking corporate opportunities, company records, insider trading, political activities and contributions, external communications, financial reporting and disclosure, accounting controls as well as specific matters that relate to conducting business on behalf of the Company such as bribes and kickbacks, gifts and entertainment and dealing with government officials. We intend to disclose any substantive amendments to our Code of Conduct and any waivers with respect to our Code of Conduct granted to our principal executive, financial and accounting officers on our website at http://www.wfscorp.com. Our website and information contained on our website are not part of this Proxy Statement and are not incorporated by reference in this Proxy Statement.

        We encourage employees and others to report violations of the Code of Conduct and any other unlawful or inappropriate practices they discover relating to our business. The Code of Conduct sets forth procedures for employees to file confidential and anonymous reports of any such violations or practices. In addition, the Audit Committee has established procedures to receive, retain and treat complaints regarding accounting, internal accounting controls or auditing matters and to allow for the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters. The procedure for employees to contact our Vice President of Internal Audit, the Audit Committee, any other committee, the Board or any Board member regarding questionable accounting or auditing matters is set forth in the Code of Conduct. We have advised employees of our policy not to retaliate or take any other detrimental action against employees who submit such complaints in good faith.

        It is our policy that each director should attend all meetings of shareholders, absent extenuating circumstances. All of our directors attended the Annual Meeting of Shareholders in June 2012.

        Our Corporate Governance Principles, the Code of Conduct and the charters of each of the Board committees are available on our website at http://www.wfscorp.com by clicking on Investor Relations and then Corporate Governance. Copies of these documents may also be obtained by any shareholder, without charge, by writing to our Corporate Secretary at our address shown below.

        Any interested party can contact our Board, any Board committee, our presiding director, our lead independent director, the non-management directors as a group or any individual director by (i) writing to any of them, c/o Corporate Secretary, at our principal office at 9800 Northwest 41st Street, Suite 400, Miami, Florida 33178, (ii) contacting the Company's compliance hotline at 877-787-8742 (Toll Free Domestic) or 770-776-5690 (Collect) or (iii) accessing http://www.reportlineweb.com/wfs on the Internet. Such communications may be submitted on an anonymous or confidential basis. Any communications received from interested parties in the manner described above will be collected and organized by our Corporate Secretary and will be periodically, but in any event prior to each regularly-scheduled Board meeting, reported and/or delivered to the appropriate director or directors.

        Our Corporate Governance Principles prohibit our independent directors from serving on the board of directors of more than three other publicly-traded companies, unless the Board determines that such service will not impair the ability of such director to effectively perform his or her obligations as our director. In August 2011, the Board eliminated the mandatory retirement age for directors as the Board believes that age is not the best determinant for whether a director is fit to serve on the Board. The Company has a sound director evaluation process and believes that such process is a much more effective method.

Board Leadership Structure

        In connection with the transition of (i) Mr. Stebbins from Chairman of the Board and Chief Executive Officer to Executive Chairman of the Board and (ii) Mr. Kasbar from President and Chief Operating Officer to President and Chief Executive Officer, effective January 1, 2012, the Board amended the By-Laws in August 2011 to separate the positions of Chief Executive Officer and Chairman of the Board. The Board believes that no one structure is suitable for all companies and that different Board leadership structures may be appropriate for the Company at different times. At this time, the Board believes that the current leadership structure is the best structure for the Company as it enables the Board to continue to benefit from Mr. Stebbins' vast experience, skills, expertise and knowledge of the Company and the industry.

        The Board also has the following strong governance structures and processes in place to ensure the independence of the Board, eliminate conflicts of interest and prevent the dominance of the Board by senior management: (i) the Board is comprised of a super-majority of non-management directors; (ii) each of the Board's standing committees is comprised of and chaired solely by a non-management director; (iii) the non-management directors meet in regular executive sessions without management present to discuss the effectiveness of the Company's management, the quality of the Board meetings and any other issues and concerns; and (iv) all Board members have unrestricted access to management and outside advisors. Further, in accordance with their respective charters, the Compensation Committee is responsible for evaluating the performance of the Chief Executive Officer and the other named executive officers, and the Governance Committee is responsible for evaluating the overall performance of the Board.

        In addition, due to the Board's continuing commitment to strong corporate governance structures and board independence, the Board amended the Corporate Governance Principles in February 2010 to add the position of lead independent director. The lead independent director is elected annually by the non-management directors and performs the following duties: (i) presides at all meetings of the Board at which the Executive Chairman of the Board is not present, including executive sessions of the non-management directors at which the Chairman of the Governance Committee is not present; (ii) serves as a liaison between the Executive Chairman of the Board, the Chief Executive Officer and the non-management directors; (iii) has the authority to call meetings of the non-management directors; and (iv) if requested by major shareholders, ensures that he or she is available for consultations and direct communication. Currently, Mr. Presby serves as the Company's lead independent director. The Board believes that having a lead independent director benefits the Company and our shareholders by providing leadership and an organizational structure for the non-management directors.

Board's Role in Risk Oversight

        The Board has determined that it is management's responsibility to manage risk, to identify and bring to the Board's attention material risks faced by the Company and to establish and implement processes, policies and procedures designed to respond to and mitigate the risks faced by the Company. The role of the Board is to understand the nature of the material risks the Company faces and the Company's risk management processes, policies and procedures. As part of its oversight role, and based upon the information brought to its attention by management, the Board evaluates the adequacy of the processes, policies and procedures and determines whether the Board believes that the processes, policies and procedures are reasonably designed to respond to and mitigate the risks faced by the Company. Throughout the year, the Board and its committees receive periodic reports from management identifying and explaining key areas of risk applicable to the Company and an explanation of the processes, policies and procedures in place to monitor and assess those risks.

        The Board and its committees oversee the risks pertaining to their principal areas of focus as described below:

  •
  The Board considers strategic and operational risks associated with the annual operating plan and other current matters that may present material risks to the Company's operations, plans, prospects or reputation and risks associated with acquisitions.

  •
  The Audit Committee considers risks associated with the financial reporting and disclosure process, major litigation and regulation and legal compliance and discusses the guidelines and policies that govern the process by which risk assessment and management is undertaken in accordance with its charter and NYSE rules.

  •
  The Compensation Committee considers risks associated with the Company's compensation policies and practices and, in conjunction with the Governance Committee, management development and succession.

  •
  The Governance Committee, in conjunction with the Compensation Committee, considers risks associated with management development and succession.

  •
  The Technology and Operations Committee considers risks associated with information technology operations.

        As the Board is primarily responsible for risk oversight, the committees provide periodic reports to the Board on the risks pertaining to their principal areas of focus so that the Board is informed of the Company's risk profile.

        The Company also regularly performs enterprise-wide risk management assessments. The principal purposes of the assessment are to (i) ensure that enterprise risk management efforts are focused and directly linked to the underlying strategy of the organization; (ii) implement a sustainable and scalable framework to identify, manage and monitor risk; (iii) assign responsibility for each risk, put mitigation plans in place and assess the effectiveness of such mitigation plans; and (iv) enhance our risk management capabilities for priority risks and continue the development of risk management policies and action plans. The results of these risk assessments are regularly communicated to the Board.

        Each year management conducts, and the Compensation Committee oversees, a risk assessment of our compensation policies and practices with respect to all employees, including named executive officers. The employee population is segmented into groups based on commonalities across their reward programs. Each program is then evaluated using the key design features of the program and the applicable risk mitigation features that exist in such programs. Once the assessment is completed, management reviews the assessment data, methodology and findings with the Compensation Committee. The Compensation Committee's goals in this process include ensuring that there are controls in place to (i) safeguard the Company from unwarranted exposure to particular risks that individual employees might choose to take and (ii) avoid any inadvertent incentives for employees to take inappropriate business risks by making decisions that may be in their best interests but not in the best interests of our shareholders.

Committees of the Board

        The following table illustrates the current membership of each of our committees, which are composed entirely of independent directors:

	Audit	Compensation	Governance	Technology and Operations
Ken Bakshi		Chairman	X	X
Richard A. Kassar	X	X	X	Chairman
Myles Klein	X		X
Abby F. Kohnstamm		X	X	X
John L. Manley	X		X
J. Thomas Presby	Chairman		X
Stephen K. Roddenberry		X	Chairman

        As discussed above, Ms. Kohnstamm is not seeking another term on the Board, thus the size of the Compensation Committee will be reduced to three members, the Governance Committee will be reduced to six members and the Technology and Operations Committee will be reduced to two members.

The Governance Committee and Nominating Subcommittee

        Currently, the Governance Committee consists of seven independent directors: Ms. Kohnstamm and Messrs. Bakshi, Kassar, Klein, Manley, Presby and Roddenberry, who serves as Chairman. Since Ms. Kohnstamm is not seeking another term on the Board, the Governance Committee will consist of six independent directors after the annual meeting. The Board has determined that each member of the Governance Committee is independent pursuant to NYSE listing standards. The Governance Committee operates pursuant to a written charter that can be found on our website at http://www.wfscorp.com by clicking on Investor Relations and then Corporate Governance. The Governance Committee meets in executive session (without management present) prior to each scheduled Board meeting and at other times as it deems necessary. Each meeting of the Governance Committee is presided over by its Chairman. The Governance Committee held four meetings during 2012.

        The primary functions of the Governance Committee are to recommend to the Board the corporate governance principles and polices applicable to the Company; to lead the Board in its annual performance evaluation of the Board and its individual members; to identify individuals qualified to become members of the Board; to recommend to the Board the director nominees for the annual meeting of shareholders; to recommend to the Board the members to serve on the Board's committees; to review and approve related person transactions; and to annually evaluate the performance of the named executive officers and discuss any changes to the named executive officers' compensation. In addition, as described above, the Governance Committee is responsible for oversight of risks pertaining to its principal areas of focus. In 2013, members of each of the Audit Committee, the Compensation Committee, the Governance Committee and the Technology and Operations Committee conducted evaluations of their respective committee's performance during 2012, in accordance with the requirements of the applicable committee charters.

        In considering Board nominees, the Governance Committee reviews various skills and characteristics required of Board members in the context of the current composition of the Board. Although there are no specific, minimum qualifications that must be met by each nominee, the Governance Committee generally evaluates the candidate's intellect, integrity and judgment, and his or her knowledge, skills and experience, including experience in the fuel and transportation industries, securities markets, business and finance as well as public service in light of prevailing business conditions and the knowledge, skills and experience already possessed by other members of the Board. The Governance Committee makes this determination in the context of an assessment of the perceived needs of the Board at the time of the evaluation. The Governance Committee believes that its goal is to assemble the best Board possible that will bring to the Company a variety of perspectives and skills derived from high quality business and professional experience. The Governance Committee does not consider racial or gender diversity in its selection of director nominees. The Governance Committee evaluates all nominees for director based on the above criteria, including nominees recommended by shareholders.

        The Nominating Subcommittee was formed by the Governance Committee on April 26, 2005 to assist the Governance Committee with identifying and recruiting qualified candidates for Board membership. The Nominating Subcommittee, which does not have a separate committee charter, consists of two of the members at large of the Governance Committee, Messrs. Presby and Bakshi, who serves as Chairman.

        Our By-Laws provide that a shareholder wishing to nominate a director at a shareholders' meeting must deliver written notice to our Corporate Secretary that meets the procedural and disclosure requirements set forth in our By-Laws, including disclosure of: (1) the relationship between the nominating shareholder and the underlying beneficial owner, if any, and such parties' stock holdings and derivative positions in the Company's securities; (2) information the Company deems appropriate to ascertain the nominee's qualifications to serve on the Board, including disclosure of compensation arrangements between the nominee, the nominating shareholder and the underlying beneficial owner, if any; and (3) any other information required to comply with the proxy rules and applicable law. These requirements are more fully described in Article I, Section 7 of our By-Laws, a copy of which will be provided without charge to any shareholder upon written request to our Corporate Secretary.

        Pursuant to these advance notice provisions, any shareholder who intended to nominate a director at the 2013 Annual Meeting of Shareholders was required to deliver a notice to the Corporate Secretary at World Fuel Services Corporation, 9800 Northwest 41st Street, Suite 400, Miami, FL 33178 not less than 90 days (March 11, 2013) nor more than 120 days (February 8, 2013) prior to the anniversary date of 2012 annual meeting of shareholders (June 8, 2013). A nomination not made in accordance with the procedures set forth in our By-Laws is void. If a submission is in proper form as provided under our By-Laws, the Governance Committee will apply the same standards to the evaluation of a shareholder nominee as it applies to nominees submitted by others.

        In addition to considering candidates suggested by shareholders, the Governance Committee considers potential candidates recommended by current directors, employees and others. The Governance Committee may also retain professional search firms to identify director candidates. The Governance Committee has the sole authority to approve the fees and other retention terms of any such firms.

The Audit Committee

        The Audit Committee consists of Messrs. Kassar, Klein, Manley and Presby, who serves as Chairman. The Audit Committee held seven meetings during 2012.

        The Audit Committee operates pursuant to a written charter which is available on our website at http://www.wfscorp.com by clicking on Investor Relations and then Corporate Governance. In accordance with NYSE listing standards, the charter addresses the purpose, duties and responsibilities, and requires an annual performance evaluation, of the Audit Committee.

        The Board has determined that all of the members of the Audit Committee meet the NYSE standards of independence, financial literacy and accounting or related financial management expertise, and the SEC's requirements with respect to the independence of audit committee members. The Board has determined that two members of the Audit Committee, Messrs. Manley and Presby, meet the SEC's definition of an "audit committee financial expert."

        The charter provides that a member of the Audit Committee shall not simultaneously serve on the audit committees of more than two other public companies unless the Board determines that simultaneous service would not impair the ability of the member to effectively serve on the Audit Committee. The Board has determined that Mr. Presby's simultaneous service on the audit committees of three other public companies will not impair his ability to effectively serve on our Audit Committee or as Chairman of our Audit Committee because (i) he is fully retired and has ample time to devote to his director and committee responsibilities and (ii) service on multiple audit committees results in specialization and increased knowledge of regulations and audit committee issues and should thereby improve quality and efficiency.

        Our management is responsible for preparing our consolidated financial statements and for the financial reporting process. The independent registered certified public accounting firm is responsible for expressing an opinion on the conformity of our consolidated financial statements with accounting principles generally accepted in the United States. Acting for the Board, the Audit Committee provides oversight of the financial reporting process and the internal control system. More specifically, the Audit Committee performs the following principal functions: reviews the qualifications, independence and performance of our independent registered certified public accounting firm; approves the appointment of our independent registered certified public accounting firm for the ensuing year; reviews the scope and budget for the annual audit; reviews with the independent registered certified public accounting firm the results of the audit engagement, including a review of the consolidated financial statements; approves all audit and non-audit services to be provided by the independent registered certified public accounting firm; reviews the scope of, and compliance with, our internal controls; reviews the effectiveness of our internal audit function; and recommends to the Board that the audited consolidated financial statements be included in our Annual Report on Form 10-K. In addition, as described above, the Audit Committee is responsible for oversight of risks pertaining to its principal areas of focus. While the Audit Committee has the responsibilities set forth in the charter, it is not the Audit Committee's duty to prepare the Company's financial statements or to provide any expert or special assistance as to the Company's financial statements or any professional certifications as to the work of our independent registered certified public accounting firm.

        Effective January 1, 2010, the Audit Committee adopted a policy for pre-approving all work to be performed by our independent registered certified public accounting firm. The pre-approval policy is described in the section of this Proxy Statement titled "Proposal No. 3—Ratification of Independent Registered Certified Public Accounting Firm."

Report of the Audit Committee

        The Audit Committee has reviewed and discussed with management and with the independent registered certified public accounting firm the audited consolidated financial statements for the 2012 fiscal year. The Audit Committee has also performed the other reviews and duties set forth in its charter. The Audit Committee discussed with the independent registered certified public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees), as amended, as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

        Additionally, the Audit Committee has: (i) received the written disclosures and the letter from the independent registered certified public accounting firm required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered certified public accounting firm's communications with the Audit Committee concerning independence; (ii) considered whether the provision of tax and accounting research and other non-audit services by the Company's independent registered certified public accounting firm is compatible with maintaining their independence; and (iii) discussed with the independent registered certified public accounting firm their independence from the Company and its management.

        In reliance on the foregoing reviews and discussions, the Audit Committee recommended to the Board that the audited consolidated financial statements referred to above be included in the Company's Annual Report on Form 10-K for the 2012 fiscal year for filing with the SEC.

J. Thomas Presby, Chairman
Richard A. Kassar, Member
Myles Klein, Member
John L. Manley, Member

The Compensation Committee

        The Compensation Committee consists of Ms. Kohnstamm and Messrs. Kassar, Roddenberry and Bakshi, who serves as Chairman. Since Ms. Kohnstamm is not seeking another term on the Board, the Compensation Committee will consist of three directors after the annual meeting. The Board has determined that each member of the Compensation Committee is independent pursuant to NYSE listing standards, Rule 16b-3 of the Exchange Act and Section 162(m) of the Internal Revenue Code. During 2012, the Compensation Committee held nine meetings.

        The Compensation Committee operates pursuant to a written charter which is available on our website at http://www.wfscorp.com by clicking on Investor Relations and then Corporate Governance. The role of the Compensation Committee is to establish and oversee the compensation plans, policies and programs applicable to our executive officers. The Compensation Committee's primary responsibilities are:

  •
  annually determining our goals and objectives relevant to the compensation of our Chief Executive Officer and Chairman of the Board (if an officer of the Company);

  •
  evaluating the performance of our Chief Executive Officer and Chairman of the Board (if an officer of the Company) in light of such goals and objectives;

  •
  establishing the compensation levels of our Chief Executive Officer and Chairman of the Board (if an officer of the Company), including long-term incentive compensation, based on this evaluation;

  •
  annually reviewing and approving goals and objectives relevant to the other named executive officers, based upon recommendations of our Chief Executive Officer;

  •
  evaluating the performance of each named executive officer in light of such goals and objectives;

  •
  establishing the named executive officers' compensation levels, including long-term incentive compensation, based on this evaluation and the recommendations of our Chief Executive Officer;

  •
  annually reviewing and approving the compensation of other executive officers, if any, based upon recommendations of our Chief Executive Officer;

  •
  reviewing and making recommendations to the Board with respect to stock option, equity-based and incentive compensation plans and administering such plans;

  •
  establishing and monitoring compliance with stock retention and ownership requirements for executive officers;

  •
  approving employment, severance and consulting contracts with executive officers;

  •
  reviewing and making recommendations to the Board on all matters of non-management director compensation, including stock ownership requirements;

  •
  conducting an annual self-evaluation of the work of the Compensation Committee and its members; and

  •
  annually reviewing and reassessing the adequacy of the Compensation Committee's charter and recommending any proposed changes to the Board for approval.

The Technology and Operations Committee

        The Technology and Operations Committee was formed on November 4, 2005 and currently consists of three non-management directors, Ms. Kohnstamm and Messrs. Bakshi and Kassar, who serves as Chairman. Since Ms. Kohnstamm is not seeking another term on the Board, the Technology and Operations Committee will consist of two non-management directors after the annual meeting. The Technology and Operations Committee operates pursuant to a written charter which is available on our website at http://www.wfscorp.com by clicking on Investor Relations and then Corporate Governance. The primary purpose of the Technology and Operations Committee is to oversee our significant technology and operations initiatives. In addition, as described above, the Technology and Operations Committee is responsible for oversight of risks pertaining to its principal areas of focus.

Compensation of Directors

  Fees Earned or Paid in Cash

        The current fee structure for our non-management directors is as follows:

  •
  the annual fee payable to non-management directors for their service on the Board is $60,000 per year,

  •
  the fee payable to the lead independent director is $15,000 per year;

  •
  the fee payable to members of the Audit Committee, the Compensation Committee and the Technology and Operations Committee is $6,000 per year for each committee served, while the fee payable to members of the Nominating Subcommittee is $4,000 per year; and

  •
  the fee payable to the Chairman of the Audit Committee is $18,000 per year, while the fee payable to Chairman of the Compensation Committee, Technology and Operations Committee and Governance Committee is $15,000 per year and the fee payable to the Chairman of the Nominating Subcommittee is $12,000 per year.

        Our non-management directors are also reimbursed by us for their travel, food, lodging and related expenses incurred in connection with attending Board, committee and shareholder meetings, as well as continuing education programs.

  Equity Awards

        In 2012, the Board elected to grant each non-management director approximately $135,000 worth of restricted stock units or RSUs (of which $10,000 worth of RSUs is the fee for service on the Governance Committee), which resulted in each non-management director receiving 3,554 RSUs. These RSUs vest one year from the grant date, at which time, 50% of the shares will be issued. The issuance of the remaining 50% of the shares will be deferred for three years from the grant date or until the non-management director ceases to be a member of the Board, whichever occurs first.

        The table below summarizes the compensation paid by us to our non-management directors for services rendered in 2012. Directors who are employed by us do not receive additional compensation for serving as directors.

DIRECTOR COMPENSATION

Name	Fees Earned or Paid in Cash	Stock Awards(1)(2)		All Other Compensation(3)	Total
Ken Bakshi	$98,831	$135,016		$1,219	$235,066
Richard A. Kassar	$85,833	$135,016		$803	$221,652
Myles Klein	$61,833	$135,016		$803	$197,652
Abby F. Kohnstamm	$67,833	$192,398	(4)	$354	$260,585
John L. Manley	$61,833	$135,016		$1,065	$197,914
J. Thomas Presby	$98,831	$135,016		$941	$234,788
Stephen K. Roddenberry	$76,833	$135,016		$803	$212,652

(1)
The amounts shown in this column represent the estimated aggregate grant-date fair value of the RSU awards granted to the non-management directors each year. The estimated aggregate grant-date fair value of these awards is based on the grant-date fair market value of our common stock, as defined in the 2006 Omnibus Plan, as amended and restated ("Omnibus Plan"), and is computed in accordance with FASB ASC Topic 718. Assumptions used in determining the aggregate grant-date fair value of RSU awards are set forth in Note 7 to the notes to the consolidated financial statements in Item 15 of our Annual Report on Form 10-K for year ended December 31, 2012.

(2)
The aggregate number of RSUs, Stock-Settled Stock Appreciation Rights ("SSARs") and stock units held by each non-management director at December 31, 2012 was as follows:

Name	RSUs	SSARs	Stock Units(a)
Ken Bakshi	22,179	27,085	12,550
Richard A. Kassar	22,179	11,895	—
Myles Klein	22,179	11,895	—
Abby F. Kohnstamm	4,413	—	—
John L. Manley	7,249	3,387	—
J. Thomas Presby	22,179	5,495	12,550
Stephen K. Roddenberry	22,179	27,085	—
  (a)
  These stock units represent stock awards made to non-management directors prior to 2010 that the directors elected to defer pursuant to our Non-Employee Director Stock Deferral Plan.

(3)
The amounts shown in the column represent dividend equivalents paid to directors with respect to outstanding RSUs.

(4)
Ms. Kohnstamm joined the Board on January 1, 2012 and therefore this amount includes a grant of 1,718 RSUs, which represents the pro-rated portion of the 2011 annual equity award granted to directors.

Director Stock Ownership Guidelines

        Each non-management director is required to accumulate, over a period of five years following election to the Board, a minimum of five times the annual fee for service on the Board, or $300,000, in our common stock. All of our directors have achieved stock ownership levels in excess of the amount required with the exception of Mr. Manley and Ms. Kohnstamm, who joined the Board in October 2010 and January 2012, respectively. Vested RSUs and stock units that a director has elected to defer until retirement are included in the calculation of whether the minimum ownership requirement has been achieved.

INFORMATION CONCERNING EXECUTIVE OFFICERS

        The following table sets forth certain information with respect to our executive officers who served during all or part of 2012 and lists their current titles. A summary of the background and experience of each executive officer, other than Messrs. Kasbar and Stebbins, is set forth in the paragraphs following the table. The background and experience of Messrs. Kasbar and Stebbins are described above in the section titled "Proposal No. 1—Election of Directors." All executive officers serve at the discretion of the Board.

Name and Current Position	Age	Year First Became Executive Officer
Michael J. Kasbar President and Chief Executive Officer	56	1995
Paul H. Stebbins Executive Chairman of the Board of Directors	56	1995
Ira M. Birns Executive Vice President and Chief Financial Officer	50	2007
Michael S. Clementi Aviation Segment President, World Fuel Services, Inc.(1)	51	1998
Francis X. Shea Executive Vice President(2)	72	2001

(1)
World Fuel Services, Inc. is our principal domestic operating subsidiary.

(2)
Effective April 1, 2012, Mr. Shea transitioned out of the role of Chief Risk and Administrative Officer. Therefore, although Mr. Shea remains an Executive Vice President, as of such date he was no longer an executive officer.

        IRA M. BIRNS assumed the duties of Executive Vice President and Chief Financial Officer in April 2007. From August 2004 to March 2007, Mr. Birns served as Vice-President and Treasurer and Vice President—Investor Relations of Arrow Electronics, Inc., a NYSE company and electronics distributor. From May 2002 until August 2004, he served as Vice President and Treasurer of Arrow Electronics, Inc. Prior thereto and from 1996, he served as Treasurer of Arrow Electronics, Inc. He was Assistant Treasurer of Arrow Electronics, Inc. from 1989 to 1996.

        MICHAEL S. CLEMENTI has served as Aviation Segment President of World Fuel Services, Inc., our principal domestic operating subsidiary, since April 1998. From August 1994 to March 1998, he served as Senior Vice President of World Fuel Services, Inc.

        FRANCIS X. SHEA currently serves as Executive Vice President. Mr. Shea served as Executive Vice President and Chief Risk and Administrative Officer from January 2005 until March 2012 and as an executive officer from September 2001 until March 2012. From June 2006 to April 2007, Mr. Shea served as our Interim Chief Financial Officer. He previously served as our Chief Financial Officer from July 2002 to January 2005. From September 1999 to August 2001, he served as director and senior advisor for the Center for Business and Advisory Services, an affiliate of Arthur Andersen, based in Jakarta, Indonesia, that provided consulting and financial services. He served as the Jakarta, Indonesia representative of our marine fuel services subsidiaries from January 1999 to December 1999. From February 1991 to December 1994, he also served as President and Chief Operating Officer of Trans-Tec Services, Inc., a marine fuel services business acquired by us in 1995.

 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth certain information with respect to the beneficial ownership of our common stock, as of April 3, 2013, by (i) each person known to us to beneficially own more than 5% of our outstanding common stock; (ii) our named executive officers for the fiscal year ended December 31, 2012; (iii) each director and nominee for director and (iv) all of the executive officers and directors as a group. Except as shown in the table, no other person is known by us to beneficially own more than 5% of our outstanding common stock.

	Common Stock Beneficially Owned(2)
Name of Beneficial Owner(1)	Number of Shares of Common Stock Owned(3)(4)		Number of Shares of Common Stock which may be Acquired from SSARs Exercisable Within 60 Days(5)	Number of Shares of Common Stock which may be Acquired Within 60 Days(6)	Percent(7)
Holding more than 5%:
Ruane, Cunniff & Goldfarb, Inc.(8)	6,623,295		—	—	9.1%
FMR, LLC.(9)	5,969,829		—	—	8.2%
The Vanguard Group, Inc.(10)	3,888,745		—	—	5.4%
BlackRock, Inc.(11)	3,806,729		—	—	5.2%
Clifton Park Capital Management, LLC(12)	3,600,000		—	—	5.0%
Named executive officers and directors:
Paul H. Stebbins	495,360		—	—	*
Michael J. Kasbar	1,043,373	(13)	—	—	1.4%
Ira M. Birns	85,732	(14)	—	—	*
Michael S. Clementi	137,340		65,210	—	*
Francis X. Shea	279,673		—	—	*
Ken Bakshi	15,004		4,622	31,175	*
Richard A. Kassar	15,994		4,622	18,625	*
Myles Klein	6,700		4,622	18,625	*
J. Thomas Presby	145		1,862	31,175	*
Stephen K. Roddenberry	17,733		4,622	18,625	*
John L. Manley	1,946		930	3,695	*
Abby F. Kohnstamm	859		—	859	*
All executive officers and directors as a group (12 persons)	2,099,859		86,490	122,779	3.2%

*
Less than one percent.

(1)
Unless otherwise indicated, the address of each of the beneficial owners identified is c/o World Fuel Services Corporation, 9800 Northwest 41st Street, Suite 400, Miami, Florida 33178.

(2)
The number and percentage of shares beneficially owned by each person has been determined in accordance with Rule 13d-3 of the Exchange Act and the information is not necessarily indicative of beneficial ownership for any other purpose. Under that rule, beneficial ownership includes any shares as to which the individual or entity has voting power or investment power and any shares that the individual has the right to acquire within 60 days of April 3, 2013 through the exercise of any stock option or other right. In determining the percentage of shares beneficially owned by each person, shares that may be acquired by such person within 60 days of April 3, 2013 are deemed outstanding for purposes of determining the total number of outstanding shares for such person and are not deemed outstanding for such purpose for any other person. Unless otherwise indicated in the footnotes or table, each person or entity has sole voting and investment power, or shares such powers with his or her spouse, with respect to the shares shown as beneficially owned.

(3)
The number of shares shown includes shares that are individually or jointly owned, shares over which the individual has either sole or shared investment or voting power, and shares owned by members of the individual's family that reside in the same home as the individual.

(4)
This column includes shares of restricted stock held by the named executive officers that have not yet vested. The named executive officers may vote the shares of restricted stock but may not transfer the shares or receive dividends prior to vesting. The named executive officers own the following number of unvested shares of restricted stock which they have the ability to vote:

Paul H. Stebbins	13,827 shares
Michael J. Kasbar	13,827 shares
Ira M. Birns	3,406 shares
Michael S. Clementi	— shares
Francis X. Shea	3,069 shares

All named executive officers as a group	34,129 shares

(5)
This column reflects the number of shares that could be received pursuant to SSARs exercisable at April 3, 2013 or within 60 days thereafter under our Omnibus Plan. The number of shares of common stock that could be obtained from SSARs is calculated by (a) multiplying the number of outstanding SSARs which can be exercised within 60 days of April 3, 2013, by the difference between the closing price of $37.31 for our common stock on April 3, 2013 and the SSAR exercise price and (b) dividing such number by $37.31.

(6)
This column reflects stock units relating to stock grants that were deferred pursuant to our Non-Employee Director Stock Deferral Plan and RSUs granted to non-management directors pursuant to the Omnibus Plan that have vested and are held in the account of the director until their departure from the Board.

(7)
The percentages shown are based on 72,582,802 shares of common stock issued and outstanding on April 3, 2013.

(8)
Based on information disclosed, as of February 14, 2013, in a Schedule 13G/A, as filed with the SEC, Ruane, Cunniff & Goldfarb, Inc., 767 Fifth Avenue, New York, NY 10153-4798, an investment adviser in accordance with Rule 13d-1(b)(1)(ii)(E) of the Exchange Act, is the beneficial owner of 6,623,295 shares of our outstanding common stock, of which they hold sole voting power for 5,029,463 shares and investment power for all of the shares.

(9)
Based on information disclosed, as of February 14, 2013, in a Schedule 13G/A, as filed with the SEC, FMR, LLC, 82 Devonshire Street, Boston, Massachusetts 02109, a parent holding company in accordance with Rule 13d-1(b)(ii)(G) of the Exchange Act, is the beneficial owner of 5,969,829 shares of our outstanding common stock, of which they hold sole voting power for 1,751,954 shares and investment power for all of the shares.

(10)
Based on information disclosed, as of February 12, 2013, in a Schedule 13G, as filed with the SEC, The Vanguard Group, Inc., 100 Vanguard Blvd. Malvern, PA 19355, an investment adviser in accordance with Rule 13d-1(b)(1)(ii)(E) and two wholly owned subsidiaries, Vanguard Fiduciary Trust Company ("VFTC") and Vanguard Investments Australia, Ltd. ("VIA"), are the beneficial owners of 3,888,745 shares of our outstanding common stock. The Vanguard Group, Inc. holds sole voting power for 52,521 shares and investment power for all of the shares.

(11)
Based on information disclosed, as of January 30, 2013, in a Schedule 13G, as filed with the SEC, BlackRock, Inc., 40 East 52nd Street, New York, NY 10022, a parent holding company or control person in accordance with Rule 13d-1(b)(1)(ii)(G) of the Exchange Act, is the beneficial owner of 3,806,729 shares of our outstanding common stock, of which they hold sole voting and investment power for all of the shares.

(12)
Based on information disclosed, as of February 12, 2013, in a Schedule 13G, as filed with the SEC, Clifton Park Capital Management, LLC, 2711 Centerville Road, Suite 400, Wilmington, Delaware 19808-1645, an investment company filing under Rule 13d-1(d) of the Exchange Act, are the beneficial owners of 3,600,000 shares of our outstanding common stock, of which they hold shared voting power and investment power for all of the shares.

(13)
Includes 985,976 shares that were pledged as collateral for a personal loan. The amount shown also excludes 490,000 shares of restricted stock which represent the maximum number of shares that may be acquired by Mr. Kasbar under the 2012 Special Long-Term Incentive Award (defined below) in 2017. Pursuant to the terms of the restricted stock grant agreement, Mr. Kasbar agreed not to exercise any voting rights with respect to those restricted shares prior to vesting.

(14)
Excludes 85,000 shares of restricted stock which represent the maximum number of shares that may be acquired by Mr. Birns under the 2012 Special Long-Term Incentive Award in 2017. Pursuant to the terms of the restricted stock grant agreement, Mr. Birns agreed not to exercise any voting rights with respect to those restricted shares prior to vesting.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Exchange Act requires our directors and certain officers, and persons who own more than 10% of our common stock, to file with the SEC reports of ownership and changes in ownership of our common stock and other equity securities. Based solely on a review of such reports that were filed with the SEC, all filings required of directors and Section 16 officers and persons who own more than 10% of our common stock in 2012 were made on a timely basis, except that a gift by Myles Klein of shares of our common stock in December 2011 was inadvertently reported late.

COMPENSATION OF EXECUTIVE OFFICERS

        The following Compensation Discussion and Analysis contains statements regarding future individual and Company performance goals. These performance goals are disclosed in the limited context of our executive compensation program and should not be understood to be statements of management's expectations or estimates of results or other guidance. We specifically caution investors not to apply these statements to other contexts.

Compensation Discussion and Analysis

        This section discusses and analyzes our executive compensation policies and principles for our named executive officers and describes the compensation provided to these named executive officers in 2012. For 2012, our named executive officers were Paul H. Stebbins, Michael J. Kasbar, Ira M. Birns, Michael S. Clementi and Francis X. Shea. Effective January 1, 2012, Mr. Kasbar transitioned from President and Chief Operating Officer to President and Chief Executive Officer and Mr. Stebbins transitioned from Chairman of the Board and Chief Executive Officer to Executive Chairman of the Board. Effective April 1, 2012, Mr. Shea transitioned out of the role of Chief Risk and Administrative Officer. Therefore, although Mr. Shea remains an Executive Vice President, as of such date he was no longer an executive officer. Pursuant to SEC rules, however, compensation information regarding Mr. Shea for the 2012 fiscal year is required to be included in this proxy statement.

  Executive Summary

  Philosophy and Objectives

        The Company expects to create exceptional shareholder value by achieving above-average growth and profitability. Our unique business model involves a minimal amount of fixed assets and entails high variability in business conditions. Thus, sustained earnings growth is driven almost entirely by the quality and performance of management, making the need for appropriate recognition and rewards especially critical. However, high variability in business conditions makes it difficult to set specific, quantitative goals for long-term earnings growth. In addition, high quality executive talent with the experience and capabilities upon which our growth and profitability is dependent is scarce. In light of these difficulties, the Compensation Committee continually reviews our executive compensation programs in order to assess whether the programs are (i) effective in attracting, motivating, rewarding and retaining the exceptional management talent required to achieve above-average growth and profitability, (ii) strongly linked to performance in creating shareholder value and (iii) reasonable relative to the level of shareholder value thereby created. See "Executive Compensation Philosophy" beginning on page 30 for more information about these programs.

        The Compensation Committee strives to set named executive officer pay that is reasonable in relation to financial performance. For Messrs. Stebbins, Kasbar and Birns in 2012, financial performance was measured by growth in our U.S. GAAP net income ("Net After-Tax Income"). Mr. Clementi's compensation is determined under a separate program that measures financial performance by the net operating income growth of the Company's aviation segment ("Growth in Aviation NOI"), of which he is President. Mr. Shea's compensation was not determined by the Compensation Committee in 2012 due to the fact that as of April 1, 2012, he was no longer serving as an executive officer. Rather, his compensation was determined by our Chief Executive Officer and his financial performance was measured in the same manner in 2012 as other similarly situated members of the Company's senior management.

  2012 Review of Compensation Program

        The Compensation Committee established a comprehensive incentive compensation award program (the "Annual Incentive Program") in 2009 that has provided Messrs. Stebbins, Kasbar and Birns annual cash and equity-based incentive awards equal to a prescribed portion of the Net After-Tax Income created each year at each level of Net After-Tax Income growth. As higher levels of Net After-Tax Income growth are achieved, the prescribed portion of the Net After-Tax Income earned increases (i.e. the slope of the graph line marking the incentive payouts at each growth level is curvilinear, which is why we refer to that slope as the "incentive payout curve"). In general, as larger incentive awards are earned (i.e., as the incentive payout curve goes up), an increasing portion of the incentive awards is provided as equity-based incentive awards with retention requirements, and a decreasing portion is provided as cash incentive awards. The Compensation Committee chose to divide the incentive awards between cash and equity-based awards in order to keep a significant portion of named executive officer pay at risk until the sustainability of Company performance has been tested over a reasonable period of time.

        In light of Mr. Kasbar assuming the role of President and Chief Executive Officer and Mr. Stebbins transitioning into the role of Executive Chairman in 2012, the Compensation Committee undertook a comprehensive review of the compensation of Messrs. Kasbar, Stebbins and Birns with respect to the core principles summarized above. During its 2012 review, the Compensation Committee noted that, while the Annual Incentive Program rewarded annual growth in profitability, an additional incentive for Messrs. Kasbar and Birns was warranted to promote value creation that is sustained over a multi-year period. The Compensation Committee concluded that the grant of a long-term performance-based equity award to Messrs. Kasbar and Birns with a high performance threshold and an extended measurement period would serve this purpose. As a result, in March 2012, the Compensation Committee approved a special grant of performance-based restricted shares of Company common stock (the "2012 Special Long-Term Incentive Award") to Messrs. Kasbar and Birns. The vesting of the awards is subject to the Company achieving a minimum compound average annual rate of growth in consolidated earnings per share, on a fully diluted basis ("CAGR in EPS") of 10% (up to a maximum of 25%) over a five-year period beginning January 1, 2012 (the "Measurement Period"), as well as the executive's continued service throughout the Measurement Period. Under the Annual Incentive Program for Messrs. Kasbar and Birns, which the Compensation Committee decided to maintain, if the Company achieved at least 3% growth in Net After-Tax Income in 2012, Messrs. Kasbar and Birns were each eligible to receive (absent the exercise of negative discretion by the Compensation Committee) annual cash and equity-based incentive awards, depending on the level of growth achieved.

        In connection with his new role and distinct responsibilities as Executive Chairman, the Compensation Committee established a separate compensation program for Mr. Stebbins with higher fixed compensation and a significantly reduced performance-based component. Mr. Stebbins' employment agreement, as amended effective January 1, 2012, provides for a base salary of $750,000. In addition, for 2012, the Compensation Committee granted Mr. Stebbins annual equity-based awards with an aggregate grant-date value of $500,000, 50% in the form of service-based restricted stock units ("RSUs") and 50% in the form of performance-based RSUs. The service-based RSUs vest one year from the date of grant provided Mr. Stebbins remains employed by the Company on that date. The performance-based RSUs would vest based on the achievement of Net After-Tax Income growth in 2012 between 11% and 15% in March 2013, subject to his continued service.

        In accordance with Mr. Clementi's established compensation program, Mr. Clementi was eligible to receive (absent the exercise of negative discretion by the Compensation Committee) prescribed annual cash and equity-based incentive awards based on the achievement of specified levels of Growth in Aviation NOI in 2012.

  2012 Compensation

        Our year-over-year change in Net After-Tax Income for 2012 was -2.4%, which resulted in Messrs. Kasbar and Birns not earning any cash or equity-based incentive award under the Annual Incentive Program and Mr. Stebbins not earning any performance-based RSUs. In reviewing the Company's 2012 performance, however, the Compensation Committee acknowledged Messrs. Kasbar and Birns' accomplishments in delivering solid results, including record revenues and gross profit, as well as completing strategic acquisitions in a very difficult operating environment.

        For purposes of Mr. Clementi's compensation for 2012, Growth in Aviation NOI was -11.8% (after the adjustments described on page 35). Accordingly, Mr. Clementi did not earn any annual cash incentive award or performance-related RSU pursuant to his compensation program. However, the Compensation Committee decided to grant a special equity award to Mr. Clementi in recognition of his critical role in limiting credit losses and strategically advancing the aviation segment's business in 2012. In March 2013, the Compensation Committee awarded Mr. Clementi a restricted stock award ("RSA"), with a grant date value of $500,000, or 12,632 shares, which will vest on March 15, 2014, subject to his continued service.

  2012 Say-on-Pay Vote

        At our 2012 Annual Meeting of Shareholders, the Company sought and received, by an overwhelming majority (over 98% of votes cast, excluding abstentions and non-votes), shareholder approval of the 2011 compensation of the Company's named executive officers. This non-binding, advisory vote, known as the Advisory Vote to Approve Executive Compensation as required under Section 14A of the Exchange Act, is now commonly referred to as "Say-on-Pay". The Compensation Committee reviewed the favorable results of the Company's 2012 Say-on-Pay vote and, other than as described above, determined not to materially alter our compensation practices for 2012. In addition, at our 2011 Annual Meeting of Shareholders, the Company conducted an Advisory Vote on the Frequency of Future Advisory Votes on Executive Compensation as required under Section 14A of the Exchange Act, which is commonly referred to as "Say-on-Frequency". Based on the results of the Say-on-Frequency vote, the Board has determined that future Say-on-Pay votes will be submitted to shareholders on an annual basis until the next required Say-on-Frequency advisory vote.

  Compensation Program

        The overall compensation program for our named executive officers (other than Mr. Shea) includes the following components:*

Compensation Element	Objective	Key Features
Base Salary	Provide cash compensation for performing management job responsibilities	Designed to be based on an individual's experience, tenure, capacity for growth, etc. but not to be the primary means of recognizing performance
Annual Performance-Related Cash Incentive Awards**	Motivate and reward management's achievement of annual growth in profitability

Prescribed cash payments (absent the exercise of negative discretion by the Compensation Committee) dependent on the degree of achievement of specified levels of annual growth in the Company's Net After-Tax Income (Growth in Aviation NOI in the case of Mr. Clementi)

Performance-Related Equity-Based Awards**	Align management interests with those of shareholders, promote retention, motivate and reward achievement of sustainable earnings growth

Prescribed performance-related RSU awards (absent the exercise of negative discretion by the Compensation Committee) dependent on the degree of achievement of specified levels of annual growth in the Company's Net After-Tax Income (Growth in Aviation NOI in the case of Mr. Clementi) and vesting based upon continued service

Employee Benefits and Executive Perquisites	Retain highly qualified executives over the course of their careers	Participation in 401(k) plan and health, short-term disability and term life insurance plans on the same terms as all employees and country club memberships for business meetings and entertainment

*
This does not include sign-on awards or other discretionary awards that the Compensation Committee may grant from time to time.

**
Mr. Stebbins' compensation program for 2012 included both a performance-related and service-based equity award and did not include any cash incentive awards.

  Pay for Performance Alignment

        The bar graph below reflects the Compensation Committee's philosophy that the compensation of our named executive officers should be strongly linked to financial performance and reasonable in relation to the level of shareholder value created. This illustration is made using the named executive officers' "Total Realizable Compensation" for their performance in each of fiscal years 2009 through 2012 (see "Alternate Summary Compensation Table" beginning on page 41 for more information regarding 2012).

        "Total Realizable Compensation" of our named executive officers is generally defined as the sum of all value earned by the executive from continued employment during the applicable year presented (the "Calculation Year"), including:

  (1)
  base salary;

  (2)
  benefits and perquisites;

  (3)
  the value as of the grant date of any cash or equity-based incentive award made under the Annual Incentive Program for the Calculation Year;

  (4)
  the change (+/-), from the grant date to December 31 of the Calculation Year, in the current value (as distinct from the expense value) of any equity-based incentive award made during the Calculation Year under the Annual Incentive Program for the year immediately preceding the Calculation Year; and

  (5)
  the change (+/-), from December 31 of the year immediately preceding the Calculation Year to December 31 of the Calculation Year (or the date on which the award vests, if earlier), in the current value (as distinct from the expense value) of all outstanding equity-based incentive awards made under the Annual Incentive Program in prior years and for which vesting is subject to continued service during all or any part of the Calculation Year; and

  (6)
  the amortized expense value as of December 31st of the Calculation Year (or the anniversary of the grant date on which the award vests, if earlier), of any option, SSAR, restricted stock, or RSU awards that were granted, other than under the Annual Incentive Program, in the Calculation Year or any prior year and that were unvested as of December 31 of the prior year (or the grant date, if later).

        As shown below, Total Realizable Compensation of our named executive officers has been in alignment with the Company's total shareholder return ("TSR") over the relevant period. As stated above, our 2012 performance resulted in Messrs. Kasbar, Birns and Clementi not earning any annual cash or equity-based incentive award under the Annual Incentive Program and Mr. Stebbins not earning any performance-based RSUs. The indexed TSR represents the value of $100 invested in the Company's common stock on December 31, 2008 and assumes that all dividends are re-invested in our stock.

 Total Realizable Compensation of Named Executive Officers vs. Indexed TSR

  Executive Compensation Philosophy

        The Compensation Committee has designed our executive compensation programs based on the following core principles:

  •
  Pay for Performance:  Our executive compensation programs should be strongly linked to our performance in creating shareholder value and should be reasonable relative to the level of shareholder value created.

  •
  Transparency:  Our executive compensation programs should be transparent to shareholders through clear disclosure and should be simple and easy for both executives and the Compensation Committee to understand and administer.

  •
  Attraction, Motivation and Rewarding of Exceptional Talent:  Our compensation programs should be effective in attracting, motivating, rewarding and retaining the exceptional management talent that is required to achieve above-average growth and profitability.

  •
  Performance Measurement:  Since there are very few comparable publicly-held companies against which to accurately measure our performance and executive compensation with any precision, our incentive compensation programs should be based upon our performance in creating shareholder value rather than our performance in relation to any peer group. Because of high variability in business conditions our performance should be measured and rewarded primarily over annual periods.

  •
  Multi-Year Vesting Requirements:  In order to promote retention of our named executive officers and provide further incentive for creating shareholder value, executives should be required to provide services over multi-year periods in order to vest in equity-based awards.

  •
  Alignment with Shareholder Interests:  Our compensation programs should be effective in aligning the interests of our executives and our shareholders through the use of equity-based compensation awards and equity ownership and retention guidelines for our executives.

  Role of Compensation Committee and Management in Executive Compensation

        The Compensation Committee, which is comprised entirely of independent directors and is advised by independent compensation consultants retained by the Compensation Committee, establishes and oversees our executive compensation programs to ensure that they reflect our executive compensation philosophy. In determining individual compensation, the Compensation Committee assesses each named executive officer's responsibilities and roles with respect to overall corporate policy-making and strategy, management, operations and administration, the importance of retaining the executive and the executive's length of service.

        The Compensation Committee established and approved the compensation of our named executive officers (other than Mr. Shea) for 2012 after careful consideration of our growth and profitability, relevant business conditions, and individual performance evaluations. Since Mr. Shea was no longer an executive officer as of April 1, 2012, his compensation was not established by the Compensation Committee and accordingly, for purposes of the following discussion in this section "Role of Compensation Committee and Management in Executive Compensation," any reference to "named executive officers" does not include Mr. Shea.

        The Compensation Committee annually reviews the nature, amounts, award terms and mix of all elements of the named executive officers' compensation, both separately, for internal consistency, and in the aggregate, to ensure that our executive compensation programs adhere to the core principles as described above under "Executive Compensation Philosophy."

        The Compensation Committee also reviews comprehensive tally sheets to ensure that it is fully informed of all the compensation and benefits each named executive officer has received as an employee of the Company when making decisions regarding current compensation. The tally sheets include the aggregate amounts realized from prior years' compensation and the current value (as compared to the grant date value) of outstanding equity awards and of each named executive officer's shareholdings in the Company (what some commentators call an "accumulated wealth analysis"). However, the Compensation Committee does not specifically use the tally sheets or accumulated wealth analysis as a material factor in determining the named executive officer's compensation for a given year.

        The Compensation Committee strongly believes that:

  •
  value realized on prior years' compensation from stock appreciation is the reward for the executive officer's work over that period and the achievement of our long-term goals;

  •
  to reduce current year compensation because an executive has realized gains based on a desired creation of shareholder value, or otherwise to give significant weight to an accumulated wealth analysis when making decisions regarding current compensation, is counterproductive and poses an unnecessary risk to shareholder value; and

  •
  in order to maintain the best group of executives to lead the Company, we need to provide a compensation package each year that represents a fair and reasonable reward for the Company's performance that year and the executive's role in it.

        Following these reviews and assessments, the Compensation Committee determines what it believes to be appropriate current year compensation packages for named executive officers, with the exception of Mr. Clementi, whose compensation package was established in connection with his employment agreement executed in 2008. This process is subjective and involves the exercise of discretion and judgment. The Compensation Committee does not use a formula in which stated factors or their interrelationships are quantified and weighted (either in general or as to each named executive officer).

        By the end of the first quarter of each calendar year, the Compensation Committee holds discussions with our Chief Executive Officer and Chief Financial Officer, as part of our business planning process, taking into account such relevant factors as our recent and historical growth, profitability, stock price and current and expected business conditions and cost of capital. Based on these discussions and the results of its review, the Compensation Committee determines the levels of annual cash incentive awards and performance-related equity-based awards for our named executive officers (other than Mr. Stebbins whose separate compensation program as Executive Chairman consists of higher fixed compensation and a significantly reduced performance-based component beginning in 2012) that would make the executive's total compensation reasonable in relation to the levels of shareholder value created at each level of Company performance for 2012. However, the Compensation Committee retains the discretion to decrease any annual cash incentive award or performance-related equity-based award in accordance with the terms of the Company's 2008 Executive Incentive Plan (the "EIP") and 2006 Omnibus Plan, as amended and restated (the "Omnibus Plan").

  Independent Compensation Consultants

        In 2012, the Compensation Committee used two independent compensation consultants: Independent Compensation Committee Adviser, LLC ("ICCA") and Mr. John R. Benbow. ICCA has been providing consulting services to the Compensation Committee since January 2004 and was engaged directly by the Compensation Committee to provide ongoing advice with respect to our compensation programs for our named executive officers. ICCA assists the Compensation Committee in identifying key issues, reviews and comments upon all plans, agreements or other documents the Compensation Committee is asked to adopt or approve, reviews reports, explains relevant information, provides feedback to the Compensation Committee and attends meetings of the Compensation Committee. Mr. Benbow served as Chairman of the Compensation Committee until his retirement from the Board in May 2007 and was thereafter engaged directly by the Compensation Committee to assist the Compensation Committee in the fulfillment of its duties and responsibilities and to provide ongoing advice with respect to our compensation programs for our named executive officers. ICCA and Mr. Benbow reported directly and exclusively to the Compensation Committee and did not provide services to management. ICCA and Mr. Benbow, following his retirement from the Board and engagement as a compensation consultant, have not performed other services for the Company unrelated to executive compensation and non-employee director compensation. The Compensation Committee has assessed the independence of each of ICCA and Mr. Benbow pursuant to SEC rules (including, without limitation, any business or personal relationships between ICCA or Mr. Benbow and a member of the Compensation Committee and any business or personal relationships between our executive officers and ICCA or Mr. Benbow) and concluded that their work for the Compensation Committee does not raise any conflict of interest.

  2012 Compensation Program for Messrs. Kasbar and Birns

        For 2012, the Compensation Committee maintained its comprehensive incentive compensation award approach established in 2009 that provides Messrs. Kasbar and Birns (absent the exercise of negative discretion by the Compensation Committee) with annual cash and equity-based incentive awards equal to a prescribed portion of the Net After-Tax Income created at each level of Net After-Tax Income growth, as long as at least 3% Net After-Tax Income growth is achieved. As higher levels of Net After-Tax Income growth are achieved, the prescribed portion of the Net After-Tax Income earned by Messrs. Kasbar and Birns increases (i.e. the slope of the graph line marking the incentive payouts at each growth level is curvilinear, which is why we refer to that slope as the "incentive payout curve"). In general, as larger incentive awards are earned by Messrs. Kasbar and Birns, an increasing portion of the incentive awards is provided as equity-based incentive awards with retention requirements, and a decreasing portion is provided as cash incentive awards. The Compensation Committee chose to divide the incentive awards between cash and equity-based awards in order to keep a significant portion of named executive officer pay at risk until the sustainability of Company performance has been tested over a reasonable period of time.

        Due to Mr. Kasbar's transition from the role of President and Chief Operating Officer to President and Chief Executive Officer in 2012, the Compensation Committee reviewed the compensation program for Messrs. Kasbar and Birns with respect to the core principles outlined above, specifically addressing the following guiding objectives:

  •
  maintain a strong commitment to our pay-for-performance philosophy that is sustainable over the long-term;

  •
  acknowledge the value of maintaining a larger organization by providing attractive and competitive compensation opportunities in modest growth scenarios and more aggressive upside opportunities when significant growth is attained;

  •
  provide the named executive officers an appropriate portion of the incremental value created at each level of growth that is achieved; and

  •
  increase the equity portion of the incentive award payouts as greater growth is achieved.

Based on this review, the Compensation Committee approved the following compensation program for 2012 for Messrs. Kasbar and Birns:

  •
  2012 base salaries remained at 2006 levels (2009 for Mr. Birns);

  •
  each remained eligible to receive annual cash incentive and performance-related equity-based incentive awards as prescribed under the comprehensive incentive compensation award approach under the following terms;

  •
  the Company had to achieve at least 3% Net After-Tax Income growth (same threshold as 2011);

  •
  the maximum Net After-Tax Income growth that would be rewarded under the program was 40% (same maximum as 2011);

  •
  the Compensation Committee would determine on a case-by-case basis the extent of recognition or charges to after-tax net income derived from companies acquired by mergers or other corporate transactions and the manner of recognition, for purposes of incentive awards;

  •
  in the event of a significant merger or acquisition, the Compensation Committee reserved the right to restructure the incentive award formula by any means the Compensation Committee determines in its discretion to be reasonable;

  •
  the Compensation Committee reserved the right to exercise negative discretion on the prescribed incentive awards in accordance with the terms of the EIP and the Omnibus Plan, as deemed appropriate by the Compensation Committee such as when there is a disconnect between total shareholder return and compensation; and

  •
  total direct compensation (base salary, annual cash incentive award and performance-based equity award) for 2012 under the program would be capped at $10,000,000 for Mr. Kasbar and $4,291,380 for Mr. Birns.

        In addition, in March 2012, the Compensation Committee acknowledged the historical growth and strong stock performance of the Company and recognized the critical roles of Messrs. Kasbar and Birns in building significant value for the Company's shareholders in the future, particularly in light of Mr. Kasbar's new role as President and Chief Executive Officer. The Compensation Committee noted that under its Annual Incentive Program, Net After-Tax Income Growth is calculated as the percent of growth above a baseline U.S. GAAP net income established at the beginning of each year. While this serves to reward Messrs. Kasbar and Birns for achieving annual growth in profitability, the Compensation Committee believed an additional incentive was warranted to promote value creation sustained over a multi-year period. The Compensation Committee concluded that the special grant of the 2012 Special Long-Term Incentive Award to Messrs. Kasbar and Birns, a long-term performance-based equity award with a high performance threshold and an extended measurement period, would serve to promote such long-term sustainable value creation. Therefore, provided the Company achieves a minimum CAGR in EPS of 10% for the five-year Measurement Period and the executive remains employed with the Company throughout the Measurement Period, Messrs. Kasbar and Birns will each receive at least a portion of the 2012 Special Long-Term Incentive Award in 2017. If CAGR in EPS of 25% or more is achieved, these executives will receive the entire 2012 Special Long-Term Incentive Award. The Compensation Committee selected CAGR in EPS (as opposed to Net After-Tax Income) for the 2012 Special Long-Term Incentive Award in order to provide the executives with appropriate incentives to balance the objectives of maximizing earnings with a minimum amount of dilution. Furthermore, the Compensation Committee considered the fact that by granting an equity-based award that does not vest unless the performance is achieved over the five-year Measurement Period, the Compensation Committee would be rewarding the long-term sustainability of the Company's performance as well as providing incentive for the executive to remain employed by us throughout the Measurement Period.

        For 2012, our year-over-year change in Net After-Tax Income was -2.4%, which resulted in Messrs. Kasbar and Birns not earning any cash or equity-based incentive award under the Annual Incentive Program. In reviewing the Company's 2012 performance, however, the Compensation Committee acknowledged Messrs. Kasbar and Birns' accomplishments in delivering solid results, including record revenues and gross profit, as well as completing strategic acquisitions in a very difficult operating environment.

  Stebbins Compensation Program

        In connection with his new role as Executive Chairman, the Compensation Committee recognized that Mr. Stebbins' duties had changed such that he was no longer directly responsible for the financial performance of the Company and was instead primarily responsible for supporting Mr. Kasbar's efforts by maintaining an active role in customer and supplier relationships, assisting in business development and representing the Company at industry events around the world. Accordingly, the Compensation Committee established a separate compensation program for Mr. Stebbins with higher fixed compensation and a significantly reduced performance-based component. Mr. Stebbins' employment agreement, as amended effective January 1, 2012, provides for a base salary of $750,000, which is subject to change from time to time as determined by the Compensation Committee. In addition, the Compensation Committee approved the following compensation program for 2012 for Mr. Stebbins:

  •
  a grant of service-based RSUs with a grant date value of $250,000, or 6,098 RSUs, vesting on the first anniversary of the date of grant provided Mr. Stebbins remains employed by the Company on that date;

  •
  a grant of performance-related RSUs with a grant date value of up to $250,000, or 6,098 RSUs, vesting in March 2013, provided Mr. Stebbins remains employed by the Company on that date and subject to the following terms:

  •
  the Company must achieve at least 11% Net After-Tax Income growth (2011 threshold was 3%);

  •
  the maximum Net After-Tax Income growth that would be rewarded under the program was 15% (2011 maximum was 40%);

  •
  the Compensation Committee would determine on a case-by-case basis the extent of recognition or charges to after-tax net income derived from companies acquired by mergers or other corporate transactions and the manner of recognition, for purposes of these incentive awards;

  •
  in the event of a significant merger or acquisition, the Compensation Committee reserved the right to restructure the incentive award formula by any means the Compensation Committee determines in its discretion to be reasonable;

  •
  the Compensation Committee reserved the right to exercise negative discretion on the prescribed incentive awards in accordance with the terms of the EIP and the Omnibus Plan, as deemed appropriate by the Compensation Committee such as when there is a disconnect between total shareholder return and compensation; and

  •
  total direct compensation (base salary, together with service-based and performance-related equity awards) for 2012 under the program would be capped at $1,250,000 (2011 cap was $8,972,200).

  Clementi Compensation Program

        Under the separate compensation program that was established by the Compensation Committee in March 2008 for Mr. Clementi, he receives a base salary of $500,000, which has not been increased since 2008, and is eligible to receive performance-related cash incentive and RSU awards based on the performance of the Company's aviation segment, of which he is President. When the Compensation Committee adopted the program in 2008, it established a formula under which Mr. Clementi receives a percentage of the net operating income of the aviation segment that varies according to the achievement of specified levels of Growth in Aviation NOI up to a maximum of 30% (2011 maximum was 37%). Under the program, Growth in Aviation NOI is calculated as the percent of growth above a baseline net operating income established at the beginning of the year.

        The baseline net operating income for a particular year is the final net operating income of the aviation segment for the preceding year, adjusted to reflect the annualized net operating income of any businesses acquired in the preceding year. At year end, the final net operating income of the aviation segment will be adjusted, positively or negatively, based on the aviation segment's return on working capital percentage ("ROWC") achieved for the applicable calendar year.

        To the extent that ROWC exceeds the target ROWC established by the Company in its sole discretion for the aviation segment for the applicable calendar year (the "Target ROWC"), net operating income will be adjusted upward by $500,000 for each percentage point by which ROWC exceeds the Target ROWC, up to a cap established by the Company in its sole discretion. To the extent that ROWC is below Target ROWC, net operating income will be adjusted downward by $500,000 for each percentage point by which ROWC is below Target ROWC, down to a floor established by the Company in its sole discretion. There will be no interpolation between percentage points (e.g., should ROWC exceed Target ROWC by 1.5%, net operating income will only be increased by $500,000). The final aviation net operating income determined after the ROWC calculation ("Aviation NOI") is then used to determine the level of growth over the baseline net operating income.

        After subtracting Mr. Clementi's base salary from the total compensation calculated under the program, any balance is allocated to his annual cash incentive award. In the event Mr. Clementi's total compensation under the program for a particular calendar year exceeds $1 million, the excess amount is allocated 50% to an annual cash incentive award and 50% to an RSU award (50% of which will vest on the third anniversary of the grant date and 50% of which will vest on the fourth anniversary of the grant date subject to the executive's continued service). Mr. Clementi's compensation under the program is capped at $5,000,000, and for 2012, the maximum positive impact from any acquisitions completed in the 2012 calendar year could not exceed $750,000. For any calendar year in which Growth in Aviation NOI is negative, Mr. Clementi will not receive an annual cash incentive award or performance-related RSU award and the total compensation calculation for the following calendar year will be negatively impacted by lowering the percentages of net operating income paid out at each level of Growth in Aviation NOI achieved for that year.

        The Compensation Committee also reserves the right to exercise negative discretion on Mr. Clementi's programmatic incentive awards in accordance with the terms of the EIP and the Omnibus Plan, as deemed appropriate by the Compensation Committee.

        For purposes of Mr. Clementi's compensation for 2012, Growth in Aviation NOI was -11.8% after taking into account the adjustments discussed above. Accordingly, under Mr. Clementi's program, he did not earn any annual cash incentive award or performance-related RSU pursuant to his compensation program. However, the Compensation Committee decided to grant a special equity award to Mr. Clementi in recognition of his critical role in limiting credit losses and strategically advancing the aviation segment's business in 2012. Therefore, in March 2013, the Compensation Committee awarded Mr. Clementi an RSA, with a grant date value of $500,000, or 12,632 shares, which will vest on March 15, 2014, subject to his continued service.

  2012 Compensation Program for Shea

        Effective April 1, 2012, Mr. Shea transitioned out of the role of Chief Risk and Administrative Officer and as of such date was no longer an executive officer. Accordingly, Mr. Shea's compensation program for 2012 was determined by our Chief Executive Officer, not the Compensation Committee, and was instead established like that of other similarly situated members of the Company's senior management. For 2012, Mr. Shea's base salary remained at $325,000 (the same since 2006) and he was eligible to receive a performance-related annual cash incentive award based on Company and individual performance, as well as discretionary equity-based compensation. As a result of the Company's performance in 2012, Mr. Shea did not earn any cash or equity-based incentive award.

  Components of Executive Compensation Program

        In 2012, our executive compensation program for Messrs. Kasbar, Birns and Clementi consisted of the following five elements:

        (1)   base salary;

        (2)   annual performance-related cash incentive awards;

        (3)   performance-related equity-based awards;

        (4)   employee benefits; and

        (5)   executive perquisites.

        The Compensation Committee determined the amounts that could be earned by Messrs. Kasbar, Birns and Clementi for each of the five elements of our 2012 executive compensation program in accordance with our pay-for-performance philosophy. Base salary was the only fixed portion of the named executive officers' compensation (aside from standard employee benefits and minimal executive perquisites) and represented the smallest portion of the total compensation each executive could earn in 2012. We do not provide any pension or other defined benefit retirement plans. The 2012 base salaries of Messrs. Kasbar, Birns and Clementi ranged from 17% to 30% of the maximum cash compensation that each executive could earn if the maximum performance levels were achieved. The rest of the compensation for Messrs. Kasbar, Birns and Clementi (consisting of annual performance-related cash incentive, RSUs and RSAs) was variable and designed to share with these named executive officers a portion of the Company's Net After-Tax Income (Aviation NOI in the case of Mr. Clementi and CAGR in EPS in the case of the 2012 Special Long-Term Incentive Award) at each level of growth that is achieved. In general, as higher growth levels are achieved, the equity portion of the incentive award payouts increases while the cash portion decreases accordingly.

        The elements of Mr. Stebbins compensation program in 2012 consisted of base salary, performance-related and service-based equity-based awards, standard employee benefits, and minimal executive perquisites. Accordingly, the Compensation Committee determined that, in addition to Mr. Stebbins' base salary and related benefits and perquisites, he was eligible to receive $250,000 in service-based RSUs and up to $250,000 in performance-related RSUs based on specified levels of growth in the Company's Net After-Tax Income.

        The following sections describe each of the individual elements of our executive compensation program for our named executive officers for 2012 (other than Mr. Shea, whose compensation program was not determined by the Compensation Committee).

  Base Salary

        Base salary is reviewed, but not necessarily increased, annually by the Compensation Committee. The Compensation Committee believes that providing competitive base salaries for performing management job responsibilities is necessary to attract, retain and motivate executives but should not necessarily be the primary means of recognizing their talent and performance. The Compensation Committee considers the individual's responsibilities, experience, tenure and capacity for growth when determining the base salary for each named executive officer. There were no base salary increases in 2012 for our named executive officers, other than Mr. Stebbins, whose base salary was increased to $750,000 pursuant to the terms of his amended employment agreement.

  Annual Performance-Related Cash Incentive Awards

        Messrs. Kasbar, Birns and Clementi are eligible for annual cash incentive awards under the EIP, which is administered by our Compensation Committee. Under the 2012 compensation program for Messrs. Kasbar and Birns, the Compensation Committee set the performance goals necessary to be achieved in order for 2012 annual cash incentive awards to be paid to them by using an incentive payout curve that specified levels of year-over-year growth in our Net After-Tax Income. Under Mr. Clementi's compensation program, his performance goals were based on the achievement in 2012 of specified levels of Growth in Aviation NOI pursuant to his separate compensation program. The Compensation Committee used these performance metrics because it believes that sustained earnings growth is fundamental to creating shareholder value. Under the terms of the EIP, the Compensation Committee has the discretion to decrease or eliminate an annual cash incentive award. The Compensation Committee did not provide for any annual cash incentive awards for Mr. Stebbins under his 2012 compensation program.

        The award amounts and percentages for the annual cash incentive awards that could have been earned by Messrs. Kasbar and Birns in 2012 based upon the threshold and maximum performance levels of 3% and 40% growth in Net After-Tax Income, respectively, are set forth in the table below. Since our actual change in Net After-Tax Income for 2012 was -2.4%, Messrs. Kasbar and Birns did not earn any cash incentive award.

2012 Annual Cash Incentive Awards

	Growth in Net After-Tax Income(1)
Executive	Threshold(2)	Maximum(2)	Actual(2)
Michael J. Kasbar,	$ 50,000	$ 3,378,630	$ 0
President and Chief Executive Officer	(9%)	(588%)
Ira M. Birns,	$ 64,960	$ 1,500,000	$ 0
Executive Vice President and Chief Financial Officer	(14%)	(333%)

(1)
For each percentage of Net After-Tax Income growth achieved, the portion of incremental Net After-Tax Income that would be paid to these named executive officers (as a combination of an annual cash incentive award and an equity-based award) was approximately: 6.2% - 17.5% for Mr. Kasbar and 3.4% - 7.2% for Mr. Birns. Net After-Tax Income growth that fell between two percentage points would result in a percentage based upon the curvilinear incentive payout curve established by the Compensation Committee.

(2)
The threshold, maximum and actual award payouts are shown in dollar amounts and (in parentheses) as percentages of the base salary of the named executive officer.

        Under Mr. Clementi's compensation program, after subtracting his base salary from the total compensation calculated under the program, any balance would have been allocated to his annual cash incentive award. In the event Mr. Clementi's total compensation under the program for 2012 had exceeded $1 million, the excess amount would have been allocated 50% to an annual cash incentive award and 50% to an RSU award. After taking into account the adjustments set forth in Mr. Clementi's employment agreement, Growth in Aviation NOI for 2012 was -11.8%. Accordingly, Mr. Clementi did not earn any annual cash incentive award under his program.

  Performance-Related Equity-Based Awards

        Messrs. Stebbins, Kasbar, Birns and Clementi are eligible to receive grants of performance-related equity-based awards pursuant to our Omnibus Plan, which is administered by our Compensation Committee. The Compensation Committee believes that such performance-related equity-based awards are appropriate long-term incentive compensation vehicles for our executives because they (i) keep a significant portion of named executive officer pay at risk until the sustainability of Company performance has been tested over a reasonable period of time, (ii) provide further long-term incentives for creating shareholder value, (iii) further align the long-term interests of our executives with those of our shareholders and (iv) promote retention of our executives. Under the terms of the Omnibus Plan, the Compensation Committee has the discretion to reduce the amount of any performance-related equity-based award.

        In 2012, Messrs. Stebbins, Kasbar, Birns and Clementi were eligible to earn performance-related equity-based awards as follows:

  •
  in the case of Messrs. Kasbar and Birns, the following two types of awards:

  •
  annual performance-related RSU awards, which were dependent on the achievement in 2012 of at least 3% growth in the Company's Net After-Tax Income and for which the maximum Net After-Tax Income growth that would be rewarded under the program was 40%;

  •
  the multi-year 2012 Special Long-Term Incentive Award, payable in 2017, which is dependent on the achievement of at least 10% CAGR in EPS for the Measurement Period (subject to continued service) and for which the maximum CAGR in EPS for the Measurement Period that would be rewarded under the 2012 Special Long-Term Incentive Award was 25%;

  •
  in the case of Mr. Stebbins, performance-related RSU awards, which were dependent on the achievement in 2012 of at least 11% growth in the Company's Net After-Tax Income and for which the maximum Net After-Tax Income growth that would be rewarded was 15%; and

  •
  in the case of Mr. Clementi, a portion of his annual incentive award was allocated as a performance-related RSU award (as described above under "Clementi Compensation Program") and was dependent on the achievement in 2012 of specified levels of Growth in Aviation NOI.

        The Compensation Committee chose to award RSUs for the performance-related equity awards based on tax considerations. If earned, the vesting of the RSU awards were subject to each executive's continued service and would vest as follows: (i) for Messrs. Kasbar and Birns, one-third ratably on the first, second and third anniversary of the grant dates, (ii) for Mr. Stebbins, 100% in March 2013 and (iii) for Mr. Clementi, 50% on the third anniversary of the grant date and 50% on the fourth anniversary of the grant date. The vesting schedule provides an incentive for the executive to remain employed by us throughout the vesting period and for creating long-term shareholder value.

        The grant date values of the performance-related RSU awards that could have been earned by Messrs. Stebbins, Kasbar and Birns at the threshold and maximum performance levels of 3% and 40% (11% and 15% for Mr. Stebbins) growth in Net After-Tax Income, respectively, are set forth in the table below. Since our actual change in Net After-Tax Income for 2012 was -2.4%, Messrs. Stebbins, Kasbar and Birns did not earn any performance-related RSU awards.

2012 Performance-Related Equity Awards

	Growth in Net After-Tax Income(1)
Executive	Threshold(2)	Maximum(2)	Actual(2)
Paul H. Stebbins,	$ 62,500	$ 250,000	$ 0
Executive Chairman(3)	(8%)	(33%)
Michael J. Kasbar,	$ 275,000	$ 6,046,370	$ 0
President and Chief Executive Officer	(48%)	(1,052%)
Ira M. Birns,	$ 16,240	$ 2,341,380	$ 0
Executive Vice President and Chief Financial Officer	(4%)	(520%)

(1)
For each percentage of Net After-Tax Income growth achieved, the portion of incremental Net After-Tax Income that would be paid to the named executive officer (as a combination of an annual cash incentive award (other than Mr. Stebbins) and an equity-based award) was approximately: 0.6% - 5.2% for Mr. Stebbins, 6.2% -17.5% for Mr. Kasbar, and 3.4% - 7.2% for Mr. Birns. Net After-Tax Income growth that fell between two percentage points would result in a percentage based upon the curvilinear incentive payout curve established by the Compensation Committee.

(2)
The threshold, maximum and actual award payouts are shown in dollar amounts and (in parenthesis) as percentages of the base salary of the named executive officer, based on the estimated grant-date fair value of our common stock underlying such awards, using a closing stock price on the date of grant of $42.74.

(3)
Mr. Stebbins also received 6,098 service-based RSUs in March 2012 with an estimated grant-date fair value of $250,000, which vest in March 2013.

        The 2012 Special Long-Term Incentive Award granted to Messrs. Kasbar and Birns consists of restricted stock and any earned portion of the award will vest on the date after December 31, 2016 on which the Compensation Committee certifies in writing, based upon our audited financial statements, the extent to which the requisite performance targets have been achieved for the five-year Measurement Period, which date shall be no later than March 15, 2017. Vesting is further conditioned upon the executive's continued service with the Company throughout the Measurement Period and until the vesting date. The executive will thereafter be required to hold 50% of the RSAs that vest (net of any amounts sold or withheld to pay taxes) for a period of three years following vesting.

        In addition, the 2012 Special Long-Term Incentive Award contains a clawback provision which provides that if: (x) during the three-year period after vesting, the Company is required to prepare an accounting restatement due to a violation of the securities laws, or (y) during the six-year period after vesting, it is discovered that the executive engaged in fraud or wilful misconduct that causes the Company to prepare an accounting restatement due to a violation of the securities laws; then the executive will be required to return to the Company any vested RSAs (and any related dividends) that exceed the number of RSAs the executive would have earned in the absence of the violation, or, if the executive no longer holds the RSAs, the executive will be required to repay the Company the fair market value of the vested RSAs, measured as of the date the executive sold the RSAs.

        The number of RSAs that may be earned by Messrs. Kasbar and Birns in 2017 at various levels of CAGR in EPS performance are set forth in the table below:

2012 Special Long-Term Incentive Award

	CAGR in EPS(1)
	< 10%	10%	15%	20%	25%
Executive		Threshold(2)			Maximum(2)
Michael J. Kasbar, President and Chief Executive Officer	0	90,000	200,000	330,000	490,000
Ira M. Birns, Executive Vice President and Chief Financial Officer	0	20,000	35,000	55,000	85,000

(1)
If the Company's CAGR in EPS exceeds 10% but falls between any of the levels set forth above, the Compensation Committee will apply linear interpolation with measurement based on each 0.1 percentage point increase in CAGR in EPS to determine the number of earned RSAs.

(2)
The threshold, maximum and estimated award payouts are shown in shares of common stock. The awards were granted on March 30, 2012, using a fair value of $41.00 per share.

        As discussed above in "Annual Cash Incentive Awards," if Mr. Clementi's compensation for 2012 had exceeded $1 million, the amount in excess of $1 million would have been allocated 50% to an annual cash incentive award and 50% to a performance-related RSU award. After taking into account the adjustments set forth in Mr. Clementi's employment agreement, Growth in Aviation NOI for 2012 was -11.8% and therefore, Mr. Clementi did not earn any performance-related equity awards under his pre-defined compensation program. However, in recognition of his critical role in limiting credit losses and strategically advancing the aviation segment's business in 2012, the Compensation Committee granted to Mr. Clementi a special equity award consisting of 12,632 shares of restricted stock with a grant date value of $500,000, which vest on March 15, 2014, subject to his continued service.

  Employee Benefits and Executive Perquisites

        In keeping with our pay-for-performance philosophy, only limited standard employee benefits and executive perquisites are provided to our named executive officers as described below in order for us to be successful in attracting and retaining executives. The total amount of employee benefits and executive perquisites provided to the named executive officers during 2012 was only a small percentage of each named executive officer's total compensation. These amounts are included in the second to last column of the Summary Compensation Table beginning on page 46 under "All Other Compensation" and the related footnotes.

  Retirement and Deferred Compensation

        We maintain the World Fuel Services Corporation 401(k) Profit Sharing Plan, or our 401(k) Plan, to enable eligible employees to save for retirement through a tax-advantaged combination of elective employee contributions and our matching contributions. The 401(k) Plan allows eligible employees to elect to contribute a percentage of their eligible compensation on a pre-tax basis, up to the maximum dollar amounts permitted by law. In 2012, the maximum employee elective contribution to the 401(k) Plan was $16,500, plus an additional $5,500 for employees who were at least 50 years old in 2012. Eligible compensation generally means all wages, salaries and fees for services from us. Matching contributions under the 401(k) Plan are discretionary. For 2012, we matched 50% of the first 6% of eligible compensation that each eligible participant elected to contribute to the 401(k) Plan. The portion of an employee's account under the 401(k) Plan that is attributable to matching contributions vests immediately.

        We do not maintain any non-qualified deferred compensation plan or supplemental executive retirement plan for our named executive officers. However, the prior employment agreements in effect for Messrs. Stebbins and Kasbar provided that any bonuses payable to either of them that would not be deductible under Section 162(m) for the year earned would be deferred until a fiscal year in which they would be deductible. Payment of the deferred bonus would be made in all events in the year in which the executive's employment terminates or the employment agreement expired. Any amount deferred in this manner is being credited with interest at the prime rate as published in the Wall Street Journal.

        We do not provide any pension or other defined benefit retirement plans.

  Other Benefits and Perquisites

        Our named executive officers are eligible for the same health and welfare benefits as are available to all of our eligible employees during active employment. These benefits include medical, dental, vision, short-term and long-term disability and up to $300,000 of term life insurance and accidental death and dismemberment coverage. We pay the entire cost of coverage of the term life insurance as well as short-term disability and a portion of the cost of coverage for medical and dental insurance for the named executive officers and their covered dependents.

        Messrs. Stebbins, Kasbar, Birns and Clementi are also provided with a country club membership to be used for business entertainment purposes and to facilitate business meetings.

  Alternate Summary Compensation Table

        The table below shows the Total Realizable Compensation of our named executive officers for their performance in 2012. This presentation differs from that contained in the Summary Compensation Table by: (i) excluding the full grant date value of the RSAs (RSUs for Mr. Clementi) that were granted to Messrs. Stebbins, Kasbar, Birns, Clementi and Shea on March 15, 2012, which related to 2011 performance, (ii) including the full grant date value of the RSAs granted to Mr. Clementi on March 15, 2013, which related to 2012 performance, (iii) including the amortized expense value as of December 31, 2012 (or the date on which the award vests, if earlier), of certain equity awards that were granted, other than under the Annual Incentive Program, in 2012 or any prior year and that were unvested as of December 31, 2011 (or the grant date, if later), and (iv) including the change in current value (as distinct from the expense value) from December 31, 2011 (or the grant date, if later) to December 31, 2012 (or the date on which the award vests, if earlier), of all outstanding equity-based incentive awards made under the Annual Incentive Program for which vesting is still subject to continued service during all or any part of 2012. In addition, the "All Other Compensation" column is omitted, as these amounts were not material elements of any of the named executive officers' compensation. Based on the Company's performance in 2012, no named executive officer earned any cash-based incentive awards or any of the performance-related equity-based awards reflected in the stock awards column of Summary Compensation Table or in the Grants of Plan-Based Awards Table, which would have been earned on March 15, 2013.

Name and Principal Position	Year	Salary	Stock Awards		Non-Equity Incentive Plan Compensation	Change in Current Value	Total
Paul H. Stebbins, Executive Chairman	2012	$750,000	$187,500	(1)	$—	$(138,230)	$799,270
Michael J. Kasbar, President and Chief Executive Officer	2012	575,000	874,667	(2)	—	(138,230)	1,311,437
Ira M. Birns, Executive Vice President and Chief Financial Officer	2012	450,000	314,525	(2)(3)	—	(42,246)	722,279
Michael S. Clementi, Aviation Segment President, World Fuel Services, Inc.	2012	500,000	675,200	(4)	—	(79,353)	1,095,847
Francis X. Shea, Executive Vice President and Former Chief Risk Administrative Officer	2012	325,000	—		—	(30,102)	294,898

(1)
This amount reflects the amortized expense value of the 6,098 service-based RSUs granted to Mr. Stebbins in March 2012, which vest in March 2013 and are included in the Summary Compensation Table for 2012.

(2)
This amount includes the amortized expense value of the 2012 Special Long-Term Incentive Award granted in March 2012, based on an estimated achievement of 11% CAGR in EPS payable in March 2017, in the amount of $874,667 and $179,619 for Messrs. Kasbar and Birns, respectively.

(3)
This amount also includes the amortized expense value of (i) a service-based RSU award granted to Mr. Birns in March 2010 in the amount of $115,001 and (ii) a service-based RSA granted to Mr. Birns in April 2007 in the amount of $19,905.

(4)
This amount includes the amortized expense value of an SSAR granted to Mr. Clementi in March 2008 in the amount of $175,200.

  Agreements with Executives

        Our Compensation Committee believes that it is important to protect our intellectual capital. Accordingly, we maintain agreements with certain of our named executive officers that provide consideration for, and thus ensure the effectiveness of, important non-compete and other restrictive covenants and consulting obligations applicable under such agreements following termination of employment. The Compensation Committee believes that these agreements serve to encourage the continued attention and dedication of the executives to their assigned duties and mitigate the uncertainty and questions a potential change of control may raise among executives. The Compensation Committee also deems these agreements to be appropriate and necessary to attract and retain these executives.

        Our Compensation Committee generally views the potential payments and benefits payable under a termination or change of control scenario as a separate compensation element because such payments and benefits are not expected to be paid in a particular year and serve a different purpose for the executive than other elements of compensation. Accordingly, those payments and benefits do not significantly affect decisions regarding other elements of compensation.

        On August 26, 2011, the Company and each of Messrs. Stebbins and Kasbar amended their existing employment agreements to reflect the transition of (i) Mr. Kasbar from President and Chief Operating Officer to President and Chief Executive Officer and (ii) Mr. Stebbins from Chairman of the Board and Chief Executive Officer to Executive Chairman of the Board. Each of these amendments became effective on January 1, 2012. Mr. Stebbins' agreement was amended in order to secure his services as Executive Chairman for a two year term and to provide for an annual salary of $750,000, as well as to provide for the grant of service-based and performance-based RSUs, subject to the approval of the Compensation Committee, in each case, in order to reflect his ongoing importance to the Company and our expectation that he would remain an active and engaged member of our corporate leadership and governance in his new role. Mr. Kasbar's agreement was amended in order to secure his services as Chief Executive Officer for a four year term with an annual base salary of $750,000. In April 2012, Mr. Kasbar's agreement was further amended in order to eliminate the fixed base salary provision and instead provide that Mr. Kasbar's base salary will be determined by the Compensation Committee from time to time. In connection with establishing Mr. Kasbar's 2012 incentive-based compensation program described beginning on page 32, Mr. Kasbar voluntarily agreed to have his 2012 annual base salary reduced to $575,000. The April 2012 amendment also extended the expiration date of Mr. Kasbar's agreement from December 31, 2015 to December 31, 2016, such that it coincides with the end of the performance period applicable to the 2012 Special Long-Term Incentive Award. Each of Messrs. Stebbins and Kasbar's employment agreements automatically renews for successive one-year terms (subject to earlier termination under certain conditions) unless either party provides written notice to the other at least six months (one year in the case of Mr. Kasbar) prior to the expiration of the term of their election not to renew the employment term.

        Effective January 1, 2011, the Company and Mr. Clementi amended Mr. Clementi's employment agreement to alter the formula used to calculate his annual incentive compensation. See "Clementi Compensation Program" beginning on page 35. In addition, on May 20, 2011, the Company and Mr. Clementi amended Mr. Clementi's employment agreement in order to effect technical changes meant to comply with Section 409A of the Code. Effective January 1, 2013, Mr. Clementi's employment agreement was further amended in order to alter the formula used to calculate his annual incentive compensation as follows: (i) the adjustment for ROWC was eliminated, (ii) the maximum positive impact from any acquisitions in the calendar year was increased to $1,500,000, and (iii) for 2013 only, the percentages of net operating income paid out at each level of Growth in Aviation NOI achieved in 2013 will not be negatively impacted by the negative Growth in Aviation NOI for 2012.

        See "Potential Payments upon Termination of Employment or Change of Control" beginning on page 53 for a discussion of these agreements and certain compensation and benefits that will be provided in the event of the termination of the employment of our named executive officers.

  Equity Grant Practices

        Our equity grant policy provides that equity grants made to executive officers related to prior year performance will be effective on March 15 of each year. Annual grants of equity awards to directors will be effective on the date that the director is elected or re-elected to the Board. Grants made to new hires or existing employees (excluding executive officers) will be effective on one of the following quarterly dates per year: February 10, May 10, August 10, and November 10.

        Under the terms of the Omnibus Plan, we are not permitted to cancel outstanding stock options or SSARs for the purpose of repricing or otherwise replacing or re-granting such options or SSARs with an exercise or conversion price that is less than the exercise or conversion price of the original stock option or SSAR without shareholder consent. We do not have a program, plan or practice of timing equity award grants in order to benefit our executive officers or in coordination with the release of material non-public information. All grants of equity awards to executive officers are approved by the Compensation Committee at a meeting of the Compensation Committee and not by written consent.

  Tax and Accounting Implications

  Deductibility of Executive Compensation

        As part of its role, the Compensation Committee reviews and considers the deductibility of executive compensation under Section 162(m) of the Internal Revenue Code. Section 162(m) provides that the Company may not take a federal income tax deduction for compensation in excess of $1 million paid in any year to any of our named executive officers (excluding our Chief Financial Officer) to the extent that such compensation is not "performance-based" as defined under Section 162(m). To qualify as "performance-based," certain pre-established objective performance goals or certain other conditions must be met. Annual cash incentive awards under our EIP and equity-based awards under our Omnibus Plan may be granted in a manner so that they will qualify for the "performance-based" exception to Section 162(m).

        We generally seek to preserve such tax deductibility for compensation to the extent practicable, although the Compensation Committee retains flexibility to approve, when appropriate, compensation arrangements which promote the objectives of our compensation program but which do not qualify for full tax deductibility. Accordingly, in the future, the Compensation Committee may also determine, in light of applicable circumstances, to award certain compensation in a manner that will not preserve the deductibility of such compensation under Section 162(m).

  Accounting for Share-Based Compensation

        Before granting equity-based compensation awards, the Compensation Committee considers the accounting impact of the award, including the compensation cost and the grant date fair value, as structured and under various other scenarios in order to analyze the expected impact of the award.

  Stock Ownership Policies

        The Compensation Committee has adopted a stock retention requirement and stock ownership guidelines to align the interests of named executive officers with those of our shareholders and ensure that the executives responsible for overseeing operations have an ongoing financial stake in the Company's success.

  Stock Retention Requirement

        Our named executive officers are required to retain 50% of any shares acquired (net of any shares that would need to be withheld or sold to satisfy any applicable income and employment taxes relating to the award) pursuant to any equity award granted since January 1, 2005 for three years after the shares are delivered (or until the individual ceases to be an executive officer of the Company, if earlier). All of our named executive officers are in compliance with these retention requirements.

  Stock Ownership Requirement

        Our named executive officers are subject to the stock ownership guidelines set forth below, which are expressed as a multiple of base salary determined by leadership level.

Position	Multiple of Base Salary
Chief Executive Officer	7
Chairman of the Board (if an executive officer)	5
Chief Financial Officer	5
All Other Executive Officers	3

        Equity vehicles that count towards compliance with the ownership requirement include: common stock, unvested time-lapse restricted stock or RSUs, and the earned portion of performance awards. Unexercised stock options or stock appreciation rights, the unearned portion of performance awards and any shares of common stock that are pledged as collateral do not count towards the requirement.

        The Compensation Committee uses the three-year average closing stock price on the last trading day of each fiscal year to determine compliance and to manage against the risk of the named executive officers falling out of compliance due to volatility in the stock price. The Compensation Committee has discretion to determine the penalties for non-compliance, including: requiring the payment of cash incentives in equity, instituting a higher equity retention requirement and reduction or elimination of incentive compensation. Furthermore, the Compensation Committee, in its discretion, may determine the appropriate hardship relief, if any, for non-compliance including: allowing named executive officers additional time to regain compliance and suspending ownership requirements in the event of extreme volatility in the Company's stock price.

        The stock ownership guidelines provide that executive officers must attain the applicable ownership requirement within five years of the date such individual becomes an executive officer. All of our named executive officers are in compliance with the above requirements.

  Derivatives, Hedging and Pledging Transactions

        We prohibit our directors, executive officers and employees from engaging in hedging or monetization transactions, such as prepaid variable forward contracts, equity swaps, collars and exchange funds, which are designed to hedge or offset any decrease in the market value of our common stock. We also do not permit the buying or selling of publicly traded options based on our common stock or engaging in short sales of our securities. The purpose of these policies is to align the interests, including the economic risk of ownership, of directors, executive officers, employees and shareholders.

        We also discourage our directors, executive officers and employees from holding our common stock in a margin account or pledging our common stock as collateral for a loan. Any directors or executive officers who wish to pledge shares must first obtain the prior approval of the General Counsel and the Governance Committee. As noted above, any shares pledged as collateral will not count towards any executive officer's respective stock ownership requirement.

Compensation Committee Report on 2012 Executive Compensation

        The Compensation Committee is responsible for establishing and administering the executive compensation programs of the Company. The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement on Schedule 14A.

Ken Bakshi, Chairman
Richard A. Kassar, Member
Stephen K. Roddenberry, Member
Abby F. Kohnstamm, Member

Compensation Committee Interlocks and Insider Participation

        During the 2012 fiscal year, the following individuals served as members of our Compensation Committee: Ken Bakshi, Richard A. Kassar, Stephen K. Roddenberry and Abby F. Kohnstamm. During the 2012 fiscal year, none of the members of the Compensation Committee were employed by us, and there were no "compensation committee interlocks" as described under the SEC rules.

Summary Compensation Table

        The following table summarizes the "total compensation" of our named executive officers for the fiscal years ended December 31, 2012, 2011 and 2010 according to the rules promulgated by the SEC. In addition to the table below, we have provided a similar summary of total compensation as set forth under "Compensation Discussion and Analysis—Alternate Summary Compensation Table", which we believe is a useful supplement to the Summary Compensation Table, since the information set forth below: (i) includes in 2012 compensation for our named executive officers RSU awards that related to 2011 performance, which were awarded on March 15, 2012, (ii) does not include in 2012 compensation for Mr. Clementi an RSA that related to 2012 performance, which was awarded on March 15, 2013 and (iii) includes the full estimated grant-date fair value of the 2012 Special Long-Term Incentive Award for Messrs. Kasbar and Birns, which provides for vesting in 2017 upon satisfaction of performance goals during the 2012 through 2016 performance period, which were awarded on March 30, 2012.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary	Stock Awards(1)		Non-Equity Incentive Plan Compensation(2)	All Other Compensation	Total
Paul H. Stebbins	2012	$750,000	$3,688,564	(3)	$—	$34,639	$4,473,203
Executive Chairman	2011	575,000	1,572,621		2,851,664	40,884	5,040,169
	2010	575,000	—		2,012,450	38,216	2,625,666
Michael J. Kasbar	2012	$575,000	$8,030,546	(4)	$—	$38,879	8,644,425
President and Chief Executive Officer	2011	575,000	1,572,621		2,851,664	44,543	5,043,828
	2010	575,000	—		2,012,450	42,068	2,629,518
Ira M. Birns	2012	$450,000	$2,012,060	(4)	$—	$35,491	2,497,551
Executive Vice President and Chief	2011	450,000	387,402		1,222,583	36,214	2,096,199
Financial Officer	2010	450,000	575,000		865,195	32,256	1,922,451
Michael S. Clementi	2012	$500,000	$913,896	(5)	$—	$35,276	1,449,172
Aviation Segment President,	2011	500,000	1,318,548		1,413,896	30,840	3,263,284
World Fuel Services, Inc.	2010	500,000	621,628		1,818,539	32,223	2,972,390
Francis X. Shea(6)	2012	$325,000	$746,577	(7)	$—	$16,655	1,088,232
Executive Vice President, and former Chief	2011	325,000	349,113		937,373	17,877	1,629,363
Risk Administrative Officer	2010	325,000	—		597,294	17,125	939,419

(1)
The amounts shown in this column represent the estimated aggregate grant-date fair value of the awards made in each fiscal year relating to common stock, restricted stock and RSUs granted to the named executive officers. All of our RSUs are stock-settled. The estimated grant-date fair value of these awards is based on the grant-date market value of our common stock as defined in the Omnibus Plan and is computed in accordance with FASB ASC Topic 718. Assumptions used in determining the aggregate grant-date fair value of awards are set forth in Note 7 to the notes to the consolidated financial statements in Item 15 of our Annual Report on Form 10-K for each corresponding fiscal year.

(2)
The amounts shown in this column represent each named executive officer's annual cash incentive award for each corresponding fiscal year under the EIP, which is paid in the year following the year in which the award is earned. Based on the results for the year ended December 31, 2012, no annual cash incentive awards were earned by our named executive officers for 2012.

(3)
This amount represents the grant date value of the RSA awarded to Mr. Stebbins in March 2012 based on the achievement of Net After-Tax Income growth of 32.1% for 2011 in accordance with the Omnibus Plan; 33% of which will vest in each of 2013 and 2014, and 34% in 2015. In addition, this amount includes the service-based RSUs granted to Mr. Stebbins in March 2012, which vest in 2013.

(4)
This includes the grant date value of the restricted stock awarded to the named executive officer in March 2012 in the amount of $3,438,546 and $1,069,060 for Messrs. Kasbar and Birns, respectively, based on the achievement of Net After-Tax Income growth of 32.1% for 2011 in accordance with the Omnibus Plan; 33% of which will vest in each of 2013 and 2014, and 34% in 2015. This also includes the grant-date fair market value of the 2012 Special Long-Term Incentive Award granted to the named executive officer in March 2012 in the amount of $4,592,000 and $943,000 for Messrs. Kasbar and Birns, respectively, based on the probable payout of restricted stock calculated using an estimated achievement of 11% CAGR in EPS for the five-year Measurement Period ending December 31, 2016. Any earned shares of restricted stock will vest in March 2017, subject to the executives continued service throughout the Measurement Period and until the vesting date.

(5)
In accordance with Mr. Clementi's employment agreement, he was awarded RSUs having a grant date value of $913,896 in March 2012 based on 17.4% Growth in Aviation NOI in 2011, 50% of which will vest in each of 2015 and 2016, subject to his continued service.

(6)
Effective April 1, 2012, Mr. Shea transitioned out of the role of Chief Risk and Administrative Officer and is no longer an executive officer.

(7)
This amount represents the grant date value of the restricted stock awarded to Mr. Shea in March 2012 based on the achievement of Net After-Tax Income growth of 32.1% for 2011 in accordance with the Omnibus Plan.

Grants of Plan-Based Awards

        The following table provides additional information about stock awards and equity and non-equity incentive plan awards granted to our named executive officers during the year ended December 31, 2012.

GRANTS OF PLAN-BASED AWARDS

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards						All Other Stock Awards, Number of Shares of Stock or Units (#)		Grant Date Fair Value of Stock and Option Awards(2)
Name	Grant Date	Committee Approval Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)		Target (#)		Maximum (#)
Paul H. Stebbins	03/15/12	03/05/12										80,453	(3)	$3,438,546	(3)
Executive Chairman	03/30/12	03/30/12				1,524	(4)	n/a		6,098	(4)			$250,018	(4)
	03/30/12	03/30/12										6,098	(4)	$250,018	(4)
Michael J. Kasbar	n/a	03/30/12	$50,000	n/a	$3,378,630
President and Chief	03/15/12	03/05/12										80,453	(3)	$3,438,546	(3)
Executive Officer	03/30/12	03/30/12				90,000	(5)	200,000	(5)	490,000	(5)			$4,592,000	(6)
Ira M. Birns	n/a	n/a	$64,960	n/a	$1,500,000
Executive Vice President	03/15/12	03/05/12										25,013	(3)	$1,069,060	(3)
and Chief Financial Officer	03/30/12	03/30/12				20,000	(5)	35,000	(5)	85,000	(5)			$943,000	(6)
Michael S. Clementi	n/a	n/a	$869,000	n/a	$2,500,000
Aviation Segment President,	03/15/12	03/05/12										21,383	(3)	$913,896	(3)
World Fuel Services, Inc.
Frank X. Shea	03/15/12	03/05/12										17,468	(3)	$746,577	(3)
Executive Vice President
and former Chief Risk
Administrative Officer

(1)
The amounts shown reflect the threshold and maximum payouts that could have been earned as 2012 annual cash incentive awards under the EIP. In March 2012, the Compensation Committee established performance goals for the annual cash incentive awards for Messrs. Kasbar and Birns based on the achievement of certain Net After-Tax Income growth for the year ended December 31, 2012. For 2012, the Net After-Tax Income growth threshold and maximum performance goals for the payment of annual cash incentive awards were established at 3% and 40%, respectively. No award would have been paid for Net After-Tax Income growth below 3%. Growth of Net After-Tax Income in excess of 40% would not have resulted in annual cash incentive awards larger than the maximum performance goals. For each percentage of Net After-Tax Income growth achieved, the portion of incremental Net After-Tax Income that would be paid to the named executive officer (as a combination of an annual cash incentive award and an equity-related award) was approximately: 6.2% - 17.5% for Mr. Kasbar and 3.4% - 7.2% for Mr. Birns. Net After-Tax Income growth that fell between two percentage points would result in a percentage based upon the curvilinear incentive payout curve established by the Compensation Committee. Based on the change in Net After-Tax Income for 2012 of -2.4%, Messrs. Kasbar and Birns did not earn any annual cash incentive award. Please refer to the discussion regarding the compensation program for Messrs. Kasbar and Birns beginning on page 32 for additional information. Mr. Clementi's annual cash incentive award under the EIP was based on -11.8% Growth in Aviation NOI and therefore Mr. Clementi did not earn an annual cash incentive award for 2012. Please refer to the discussion regarding Mr. Clementi's compensation program beginning on page 35 for further information.

(2)
The amounts shown reflect the estimated aggregate grant-date fair value of the stock awards. The estimated aggregate fair value of our stock awards is based on the grant-date market value of our common stock, as defined in the Omnibus Plan and is computed in accordance with FASB ASC Topic 718.

(3)
In March 2012, Messrs. Stebbins, Kasbar, Birns and Shea received RSAs based on the achievement of Net After-Tax Income growth of 32.1% for 2011 in accordance to the EIP; 33% of which will vest in each of 2013 and 2014, and

  34% in 2015, subject to the executive's continued service. Also, in March 2012, Mr. Clementi received an RSU award based on 17.4% Growth in Aviation NOI in 2011; 50% of which will vest in 2015 and 2016, subject to his continued service.

(4)
In accordance with the terms of Mr. Stebbins' amended employment agreement, in March 2012, Mr. Stebbins received an annual equity grant of RSUs, 50% in the form of service-based RSUs and 50% in the form of performance-related RSUs. The service-based RSUs vest in March 2013. The performance-related RSUs would vest based on the achievement of Net After-Tax Income growth for 2012 of at least 11% up to a maximum 15%, with all earned shares vesting in March 2013, subject to his continued service. Net After-Tax Income growth that fell between two percentage points would result in a percentage based upon the curvilinear incentive payout curve established by the Compensation Committee. Based on the change in Net After-Tax Income for 2012 of -2.4%, Mr. Stebbins did not earn any of the performance-related RSUs.

(5)
The amounts shown reflect the shares of performance-related restricted stock which may be earned under the 2012 Special Long-Term Incentive Award based on achieving specified CAGR in EPS during a five-year Measurement Period ending December 31, 2016. The amount shown in the "threshold," "target" and "maximum" columns represents the number of shares of restricted stock that would be earned if a CAGR in EPS of 10%, 15% and 25%, respectively, is attained over the Measurement Period. If the CAGR in EPS is between the threshold, target or maximum amounts, the Compensation Committee will apply linear interpolation with measurement based on each 0.1 percentage point increase in CAGR in EPS to determine the number of earned RSAs. Subject to the executives' continued service throughout the Measurement Period and until the vesting date, these awards will vest on the date after December 31, 2016 on which the Compensation Committee certifies in writing, based upon our audited financial statements, the extent to which the requisite CAGR in EPS for the Measurement Period has been achieved, which date shall be no later than March 15, 2017.

(6)
The amounts shown reflect the grant-date fair market value of the 2012 Special Long-Term Incentive Award to the named executive officer based on the probable payout of restricted stock calculated using an estimated achievement of 11% CAGR in EPS for the five-year Measurement Period.

Outstanding Equity Awards at Fiscal Year-End

        The following table sets forth the outstanding equity awards at fiscal year-end, or December 31, 2012, for our named executive officers.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

	Option Awards					Stock Awards
									Equity Incentive Plan Awards:
									Number of Unearned Shares, Units or Other Rights That Have Not Vested		Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(1)
						Number of Shares of Units of Stock That Have Not Vested		Market Value of Shares or Units of Stock That Have Not Vested(1)
	Number of Securities Underlying Unexercised Options/SSARs
				Option Exercise Price	Option Expiration Date
Name	Exercisable	Unexercisable
Paul H. Stebbins	33,334	—		$15.575	03/15/13	27,655	(2)	$1,138,556
Executive Chairman						80,453	(3)	$3,312,250
						6,098	(4)	$251,055	6,098	(5)	$251,055
Michael J. Kasbar	100,000	—		$15.575	03/15/13	27,655	(2)	$1,138,556
President and Chief						80,453	(3)	$3,312,250
Executive Officer									259,800	(6)	$10,651,800
Ira M. Birns	22,858	—		$12.980	03/15/13	6,812	(2)	$280,450
Executive Vice President						19,780	(3)	$814,343
and Chief Financial						25,013	(3)	$1,029,785
Officer									44,200	(6)	$1,812,200
Michael S. Clementi	—	100,000	(7)	$12.980	04/14/13	6,025	(4)	$248,049
Aviation Segment						21,384	(8)	$880,379
President, World Fuel						34,781	(9)	$1,431,934
Services, Inc.						21,383	(10)	$880,338
Francis X. Shea	17,142	—		$12.980	03/15/13	6,139	(2)	$252,743
Executive Vice President						17,468	(3)	$719,158
and former Chief Risk Administrative Officer

(1)
The amounts in this column are based on the closing price of our common stock on December 31, 2012 of $41.17.

(2)
This amount reflects restricted shares that will vest 50% in March 2013 and 50% in March 2014, subject to earlier vesting upon a change of control or qualifying termination of employment.

(3)
This amount reflects RSUs that will vest 33% in March 2013 and March 2014 and 34% in March 2015, subject to earlier vesting upon a change of control or qualifying termination of employment.

(4)
This amount reflects service-based RSUs that vest in March 2013, subject to earlier vesting upon a change of control or a qualifying termination of employment.

(5)
This amount reflects the maximum amount of performance-related RSUs which could be earned based on achieving specific Net After-Tax Income growth for the year ending December 31, 2012. Based on the actual change in Net After-Tax Income for 2012 of -2.4%, no RSUs were earned. These RSUs were forfeited on January 1, 2013. See the "Grants of Plan-Based Awards Table" for more information on these performance-related RSUs.

(6)
This amount reflects the number of shares of restricted stock which would be earned by the named executive officer under the 2012 Special Long-Term Incentive Award assuming CAGR in EPS of 17.3%, which represents the Company's actual one-year growth in diluted earnings per share for the fiscal year ended December 31, 2011. These awards were granted in March 2012 and are subject to being earned based on a minimum of 10% up to a maximum of 25% CAGR in EPS during the five-year Measurement Period ending December 31, 2016. Any earned portion will vest on the date after December 31, 2016 on which the Compensation Committee certifies in writing, based upon our audited financial statements, the extent to which the requisite CAGR in EPS has been achieved for the Performance Period but in no event later than March 15, 2017.

(7)
This amount reflects SSARs that vest in March 2013, subject to earlier vesting upon a change of control or a qualifying termination of employment.

(8)
This amount reflects RSUs that vest 50% in March 2013 and 50% in March 2014, subject to earlier vesting upon a change of control or a qualifying termination of employment.

(9)
This amount reflects RSUs that vest 50% in March 2014 and 50% in March 2015, subject to earlier vesting upon a change of control or a qualifying termination of employment.

(10)
This amount reflects RSUs that vest 50% in March 2015 and 50% in March 2016, subject to earlier vesting upon a change of control or a qualifying termination of employment.

Option Exercises and Stock Vested

        The following table sets forth the stock vested during the year ended December 31, 2012 for our named executive officers.

	Stock Awards
Name	Number of Shares Acquired on Vesting		Value Realized on Vesting(2)
Paul H. Stebbins	13,828		$591,009
Executive Chairman
Michael J. Kasbar	13,828		$591,009
President and Chief Executive Officer
Ira M. Birns	7,407	(1)	$310,935
Executive Vice President and Chief Financial Officer
Michael S. Clementi	6,025		$257,509
Aviation Segment President, World Fuel Services, Inc.
Francis X. Shea	3,070		$131,212
Executive Vice President and former Chief Risk
Administrative Officer

(1)
This amount includes the number of shares earned from the final tranche of the 2007 mega-grant restricted stock awards granted to Mr. Birns, based on the Company's Net After-Tax Income growth in 2011. Mr. Birns earned the maximum number of shares he was eligible to earn for 2011.

(2)
The amount shown in this column reflects the value realized upon vesting which is calculated by multiplying (a) the closing price of our common stock on the vesting date by (b) the number of shares of restricted stock that vested. The value realized does not represent cash received by the named executive officer which may differ based on when the acquired shares are ultimately disposed of by the named executive officer.

Non-Qualified Deferred Compensation

        The following table sets forth non-qualified deferred compensation during the year ended December 31, 2012 for the named executive officers set forth below.

NON-QUALIFIED DEFERRED COMPENSATION

Name	Aggregate Earnings in Last Fiscal Year	Aggregate Balance at Last Fiscal Year-End
Paul H. Stebbins(1)	$648	$20,233
Executive Chairman
Michael J. Kasbar(1)	$5,900	$184,277
President and Chief Executive Officer

(1)
The prior employment agreements for Messrs. Stebbins and Kasbar provided that any bonuses payable to either of them that would not be deductible under Section 162(m) for the year earned would be deferred until a fiscal year in which it would be deductible (or until the year in which the executive's employment terminates or the employment agreement expires), and that any amount so deferred would be credited with interest at the prime rate as published in the Wall Street Journal. A portion of the bonus earned in a prior fiscal year by

  Messrs. Stebbins and Kasbar equal to $12,000 and $109,375, respectively, was deferred pursuant to those provisions of their employment agreements and remains unpaid. Because the aggregate earnings in the last fiscal year did not constitute "above market earnings" within the meaning of the applicable SEC rules, these amounts are not reflected in the Summary Compensation Table.

Potential Payments upon Termination of Employment or Change of Control

        As described in greater detail below, our agreements with each of Messrs. Stebbins, Kasbar, Birns and Clementi provide for the payment of certain compensation and benefits in the event of the termination of the executive's employment, the amount of which varies depending upon the reason for such termination.

Messrs. Stebbins and Kasbar

        On March 14, 2008, we entered into agreements with Mr. Stebbins and Mr. Kasbar (each, an "Executive") containing identical terms. On August 26, 2011, each of the agreements was amended to reflect the transition of (i) Mr. Kasbar from President and Chief Operating Officer to President and Chief Executive Officer and (ii) Mr. Stebbins from Chairman of the Board and Chief Executive Officer to Executive Chairman of the Board, effective January 1, 2012. The Kasbar agreement, as amended effective January 1, 2012, (the "Kasbar Agreement") provides for an annual base salary as determined by our Compensation Committee in its sole discretion, termination severance benefits, and such incentives and other compensation and amounts as our Compensation Committee may determine from time to time in its sole discretion. The Kasbar Agreement expires on December 31, 2016, unless terminated earlier, and will automatically extend for successive one-year terms unless either party provides written notice to the other at least one year prior to the expiration of the term that such party does not want to extend the term.

        The Stebbins agreement, as amended effective January 1, 2012 (the "Stebbins Agreement" and, together with the Kasbar Agreement, the "Agreements"), provides for an annual base salary of $750,000, which is subject to change from time to time as determined by the Compensation Committee in its sole discretion, and termination severance benefits. In addition, subject to approval of the Compensation Committee, Mr. Stebbins will be eligible to receive annual equity-based awards with a grant-date value targeted at $500,000, 50% in the form of service-based RSUs and 50% in the form of performance-based RSUs. The Stebbins Agreement expires two years from the effective date of the amendment, unless terminated earlier, and will automatically extend for successive one-year terms unless either party provides written notice to the other at least 6 months prior to the expiration of the term that such party does not want to extend the term.

        The following definitions apply under the Agreements:

        "cause" means (i) any act of fraud, misappropriation, embezzlement or material dishonesty by the Executive, which results in his personal enrichment at our expense; (ii) willful misconduct that results in material economic harm to us; (iii) a felony conviction or conviction for a crime involving moral turpitude; (iv) the willful and continued material failure of the Executive to perform his duties under the Agreements; (v) a willful and material breach by the Executive of his non-compete, non-solicitation, non-disparagement or cooperation obligations under the Agreements (and in the case of (i) through (v) the failure to cure such breach) or (vi) a material breach by the Executive of our Code of Conduct, Securities Trading Policy or any other related corporate and personnel policies generally applicable to our executives or employees.

        "change of control" is deemed to have occurred if (i) any person or "group" (as defined in Section 13(d)(3) of the Exchange Act), excluding any employee benefit plans, becomes the beneficial owner of at least 20% of the combined voting power of our outstanding common stock; (ii) we merge, consolidate, reorganize or carry out any similar event which results in the holders of our common stock prior to the event owning less than 51% of the total voting power of the capital stock of the surviving company; (iii) our current Board ceases to make up at least 2/3 of our Board, the board of the surviving company or the board of the controlling company, as the case may be, with the exception that any director approved by a vote of at least 2/3 of our current Board will be considered to be a member of our current Board; (iv) we are liquidated or dissolved or we sell all or substantially all of our assets; (v) we enter into an agreement or our Board passes a resolution to do any of the items listed in (i)-(iv) above and the Executive's employment is terminated after the execution of any such agreement or the passage of any such resolution, but before the event takes place.

        "good reason" means (i) any reduction in the annual base salary of the Executive to a level that is less than 85% of the Executive's base salary for the immediately preceding year or our failure to pay or provide any material compensation or benefit other than an insubstantial and inadvertent reduction that is remedied by us; (ii) following a change of control, our failure to provide the Executive his total annual cash compensation, including bonus, total aggregate value of perquisites, total aggregate value of benefits or total aggregate value of long-term compensation equal to or higher than the highest level received by the Executive in the preceding 6 months or 1 year, in certain cases, other than an insubstantial and inadvertent failure that is remedied by us; (iii) if we require the Executive to be based at a location outside of Miami-Dade County, Florida; (iv) our failure to obtain any successor's agreement to perform and assume the Agreements, (v) without the express prior written consent of the Executive, assigning the Executive any duties that are materially inconsistent with his current position (including titles and reporting relationships) or making any other material adverse change in his position, authority, responsibilities or status, and (vi) a voluntary termination by the Executive for any reason within 30 days following the first anniversary of a change of control. The Stebbins Agreement, as amended effective January 1, 2012, provides that the transition from Chairman of the Board and Chief Executive Officer to Executive Chairman of the Board will not constitute good reason for Mr. Stebbins.

        Pursuant to the Agreements, we will pay and provide the following to the Executive if the following termination events occur:

         Termination by the Executive without Good Reason, by the Company for Cause or by the Company due to the Executive's Death or Disability:

        The "accrued obligations" listed below:

  •
  all accrued but unpaid base salary through the end of the term of the Agreements;

  •
  any accrued but unpaid annual cash incentive awards (referred to in this discussion and in the Agreements as a "bonus") for bonus periods ending prior to the date the Agreements terminate and, if termination is due to any reason other than termination by the Company for cause or by the Executive without good reason, a pro rata bonus for the bonus period in which the date of termination occurs (or in the case of Mr. Stebbins at any time on or following January 1, 2012, any accrued and earned but unpaid bonus with respect to the 2011 performance period);

  •
  any unpaid or unreimbursed expenses incurred in accordance with our policy;

  •
  any benefits accrued prior to, or otherwise provided after, termination of employment under our employee benefit plans, programs or arrangements in which the Executive participates;

  •
  any rights or benefits under any stock option, restricted stock, restricted stock unit, stock appreciation right or other equity award that extend beyond the term of the Agreements; and

  •
  any rights to indemnification by virtue of the Executive's position as our officer or director, whether pursuant to the terms of the Agreements, our By-Laws or otherwise, and the benefits under any directors' and officers' liability insurance policy maintained by us.

         Termination by the Executive for Good Reason, by the Company without Cause, Following a Change of Control or Non-Renewal:

  •
  the accrued obligations;

  •
  an annualized amount of $750,000 ($1,250,000 for termination following a change of control) per year for a two-year period immediately following the termination date;

  •
  continued health insurance coverage in effect as of the termination date for the Executive and his immediate family until the Executive is no longer eligible for coverage under our health plans through COBRA or he becomes eligible for health insurance coverage through employment or services provided to another person or entity;

  •
  after the Executive is no longer eligible for coverage through COBRA, reimbursement for the cost of obtaining private health insurance coverage that is comparable to the coverage provided to the Executive and his immediate family until the Executive turns 65 or, if earlier, the date on which neither the Executive nor his surviving spouse is living provided that (i) coverage will not be provided for any period where the Executive is eligible to receive coverage through employment or services provided to another person or entity, (ii) coverage will not be provided for any dependent over age 21 other than the Executive's spouse, and (iii) the aggregate amount the Company is required to pay for such coverage does not exceed $150,000 in the aggregate; and

  •
  a lump sum in the amount of $1,500,000 ($2,500,000 for termination following a change of control) within 5 business days of the last day of the "restricted period" (as defined below).

        The Agreements require the Executive to abide by certain restrictive covenants relating to non-competition and non-solicitation during the term of the Agreements and for two years following termination of the Executive's employment for any reason (referred to above as the "restricted period") other than a termination following a change of control not approved by our Board. The Executive is also required to cooperate with us regarding existing or future litigation or other proceedings after the term and to abide by certain non-disparagement provisions. The Executive's right to receive the foregoing payments and benefits other than the accrued obligations is conditioned on his compliance with the restrictive covenants and his provision of up to ten hours per calendar month of consulting services to the Company if requested to do so.

        In the event that (a) we terminate the Agreements without cause, (b) the Executive terminates for good reason or (c) the Agreements are not renewed, any portion of an outstanding equity award that is not vested on the date of termination will continue to vest during the restricted period, with the final portion becoming vested on the last day of the restricted period. In addition, if the termination is due to the Executive's death or disability, all of the Executive's outstanding equity awards will vest and become immediately exercisable. However, pursuant to the amendment to Mr. Stebbins' agreement effective January 1, 2012, with respect to performance-based awards held by Mr. Stebbins, such payout will be determined based on actual performance during such period.

        In the event of a change of control following a termination of employment for Messrs. Stebbins or Kasbar, all of such Executive's outstanding equity awards will vest immediately, unless the successor company assumes any such awards or substitutes such awards for awards with no less favorable terms, in which case, vesting of those awards will not be accelerated upon the change of control but, subject to certain conditions, will continue to vest during the restricted period, with the final portion becoming vested on the last day of the restricted period. In such case, any of Mr. Kasbar's awards that have multiple annual performance conditions will vest and/or accelerate unless their performance conditions have not yet been met, in which case, the performance conditions will be waived if doing so would not cause an award to no longer be exempt from the deduction limitations imposed by Section 162(m) of the Internal Revenue Code (the "Code").

        Pursuant to the amendment to Mr. Stebbins agreement effective January 1, 2012, in the event of a change of control in which Mr. Stebbins does not become entitled to payout of his RSUs upon such change of control, any of Mr. Stebbins awards that are subject to any performance-based vesting criteria will no longer be subject to any performance-based vesting criteria (but will remain subject to service-based vesting criteria) and will be subject to full acceleration upon a qualifying termination by the Company without cause or by Mr. Stebbins for good reason.

        The Agreements provide that in the event that any amount or benefit payable under the Agreements, taken together with any amounts or benefits otherwise payable to the Executive by us or any affiliated company, are subject to the excise tax or parachute payments under Section 4999 of the Code, such amounts or benefits will be reduced but only if and to the extent that the after-tax present value of such amounts or benefits as so reduced would exceed the after-tax present value received by the Executive before such reduction.

        The Agreements also provide that any amounts that are not exempt from Section 409A of the Code will be subject to the required six-month delay in payment after termination of service if the Executive is a "specified employee" for purposes of Section 409A at the time of termination of service. Amounts that otherwise would have been paid during this six-month delay will be paid in a lump sum at the end of such delay period.

Mr. Birns

        In April 2007, we entered into an executive severance agreement with Mr. Birns, our Executive Vice President and Chief Financial Officer. The following definitions apply to Mr. Birns' executive severance agreement:

        "cause" means (i) the willful, material failure by Mr. Birns to perform the duties consistent with his position or to comply with the obligations of the severance agreement, or his willful, material failure to carry out the reasonable and lawful directions of our CEO, President or Board and not curing such failure; (ii) any willful and material breach of our Code of Conduct or any other policy; (iii) Mr. Birns' gross negligence or willful misconduct which is harmful to us, monetarily or otherwise, including but not limited to fraud, misappropriation or embezzlement; (iv) use of alcohol, drugs or other similar substances during work hours, other than at a Company sanctioned event, or at any time in a manner that adversely affects his work performance; (v) being charged with a criminal offense that is a felony or misdemeanor involving moral turpitude; or (vi) a material breach of the severance agreement that cannot be cured.

        "change of control" has the meaning assigned to such term in our By-Laws.

        "good reason" means (i) the assignment to Mr. Birns of any duties materially inconsistent with his position, authority, duties or responsibility or any other action by us that results in a material diminution in his position, authority, duties or responsibilities, excluding any action not taken by us in bad faith that is remedied; (ii) any reduction in, or failure to pay Mr. Birns' base salary other than a reduction or failure remedied by us; (iii) within 2 years following a change of control, any failure by us to provide Mr. Birns his bonus and equity opportunities, or employee benefits and perquisites in the aggregate, that are not less than those provided to Mr. Birns in the calendar year immediately preceding the change of control, other than a failure not occurring in bad faith that is remedied by us; or (iv) if we require Mr. Birns to be based at any office or location outside of Miami-Dade or Broward County.

        Pursuant to the executive severance agreement, we will pay and provide the following to Mr. Birns if the following termination events occur:

         Termination by the Company for Cause; Termination by Mr. Birns without Good Reason:

  •
  an amount equal to accrued but unpaid base salary and benefits (including accrued vacation) through the date of termination.

         Termination Due to Death or Disability:

  •
  an amount equal to accrued but unpaid base salary and benefits (including accrued vacation) through the date of termination, and any unpaid annual cash incentive award (referred to in this discussion and in the severance agreement as a "bonus") for the year prior to the year of termination, the bonus to be paid on the same date that bonuses are paid to our other senior executive officers;

  •
  a prorated bonus for the calendar year in which the employment is terminated, however, no bonus will be paid if Mr. Birns' termination date occurs before the payment of bonuses for the prior calendar year. Any bonus shall be prorated based on the bonus Mr. Birns would have earned if he had remained in our employ for the entire year. Any such bonus would be paid on the same date that bonuses are paid to our other senior executive officers.

         Termination by the Company without Cause; Termination by Mr. Birns for Good Reason:

  •
  an amount equal to accrued but unpaid base salary and benefits (including accrued vacation) through the date of termination, and any unpaid bonus for the year prior to the year of termination, the bonus to be paid on the same date that bonuses are paid to our other senior executive officers;

  •
  continued health insurance coverage in effect as of the termination date for Mr. Birns and his immediate family for a period of up to 18 months. Such coverage will terminate earlier if Mr. Birns becomes eligible for health insurance coverage through employment or services provided to another person or entity; and

  •
  a severance payment in an amount equal to two times Mr. Birns' base salary as of the termination date, which will be paid in regular payroll installments over the 24-month period following termination, plus payment of a prorated bonus for the calendar year in which his employment is terminated, however, no bonus will be paid if Mr. Birns' termination date occurs before the payment of bonuses for the prior calendar year. Any bonus shall be prorated based on the bonus Mr. Birns would have earned if he had remained in our employ for the entire year. Any such bonus would be paid on the same date that bonuses are paid to our other senior executive officers.

        We have the right to discontinue any of the payments in the preceding two bullet points, should Mr. Birns (i) fail to comply in any material respect with the confidentiality and restrictive covenant provisions of the executive severance agreement or (ii) fail to provide agreed upon post-termination services as provided for in the executive severance agreement.

        The agreement also provides that in the event any amount or benefit paid under the agreement, taken together with any amounts or benefits otherwise payable to Mr. Birns by the Company, are subject to the excise tax or parachute payments under Section 4999 of the Code, such amounts or benefits will be reduced to avoid any payments or benefits being nondeductible by the Company.

Mr. Clementi

        On March 14, 2008, World Fuel Services, Inc., our principal domestic operating subsidiary ("WFS"), entered into a new employment agreement with Mr. Clementi, President of our aviation segment, effective January 1, 2008. The term of the agreement was initially scheduled to end on December 31, 2010, subject to automatic extension for successive one year terms unless either party provides written notice to the other 60 days prior to the expiration of the term that such party does not want to extend the term. During the term of the agreement, Mr. Clementi will receive an annual base salary of $500,000 and, consistent with our pay-for-performance philosophy, will be eligible to receive an annual cash incentive award (referred to in this discussion and the employment agreement as an "annual performance bonus") tied to the Growth in Aviation NOI as follows:

  •
  the annual performance bonus will equal a percentage of Aviation NOI minus Mr. Clementi's base salary; and

  •
  the annual performance bonus will be allocated between a cash bonus and a RSU award in certain cases.

In any year where net operating income growth of the aviation segment is negative, Mr. Clementi will not be eligible to receive an annual performance bonus. Mr. Clementi's base salary and annual performance bonus combined cannot exceed $5 million per year. Effective on each of January 1, 2011 and 2013, the Company and Mr. Clementi amended Mr. Clementi's employment agreement to alter the formula used to calculate his annual incentive compensation. Mr. Clementi will also be eligible to participate in all benefits offered by the Company to its senior executives, including medical and dental insurance, short-term and long-term disability, flexible spending account, life insurance and the 401(k) profit sharing plan. For further information regarding Mr. Clementi's compensation program, please refer to the discussion on beginning on page 35 above.

        The following definitions apply to Mr. Clementi's employment agreement:

        "cause" means (i) the willful, material failure by Mr. Clementi to perform his duties consistent with his position or to comply with the obligations of the employment agreement, or his willful, material failure to carry out the reasonable and lawful directions of our Board and not curing such failure; (ii) Mr. Clementi's gross negligence or willful misconduct which is harmful to WFS, monetarily or otherwise, including but not limited to fraud, misappropriation or embezzlement; (iii) use of alcohol, drugs or other similar substances during work hours, other than at a WFS sanctioned event, or at any time in a manner that adversely affects his work performance; (iv) his being charged with a criminal offense that is a felony or misdemeanor involving moral turpitude; or (v) a material breach of the employment agreement, Code of Conduct, Securities Trading policy or any other related corporate and personnel policies generally applicable to our executives or employees that cannot be cured.

        "change of control" has the meaning assigned to such term in the WFS By-Laws.

        "good reason" means, after a change of control has occurred (i) WFS assigns Mr. Clementi any duties inconsistent in any material respect with his position (including status, title and reporting requirements), authority, duties or responsibilities, or any other action by WFS that results in a material diminution in such position, authority, duties or responsibilities, excluding any action not taken in bad faith and which is remedied by WFS; (ii) any reduction in, or failure to pay, his base salary, other than a reduction or failure that is remedied by WFS; (iii) within two years following a change of control, WFS fails to provide his bonus and equity opportunities, or employee benefits and perquisites in the aggregate, that are not less than those provided to him in the calendar year immediately preceding the change of control, other than a failure not occurring in bad faith that is remedied by WFS; and (iv) WFS requires him to be based at a location outside of Miami-Dade or Broward County, Florida.

        Pursuant to the agreement, we will pay and provide the following to Mr. Clementi if the following termination events occur:

         Termination by WFS with Cause, Resignation by Mr. Clementi without Good Reason or Non-Renewal by Mr. Clementi:

  •
  all accrued but unpaid compensation and benefits to which he is otherwise entitled prior to the date of termination, excluding any bonus earned for any bonus period ending on or before the date of termination if Mr. Clementi resigns without good reason or is terminated by WFS with cause.

  Termination due to Death or Disability:

  •
  all accrued but unpaid compensation and benefits to which he is otherwise entitled prior to the date of termination, including any bonus earned for any bonus period ending on or before the date of termination; and

  •
  a prorated bonus for the calendar year in which the agreement was terminated, but only if he would have earned a bonus had he remained employed by WFS for that entire calendar year.

  Termination by WFS without Cause or Non-Renewal by WFS:

  •
  all accrued but unpaid compensation and benefits to which he is otherwise entitled prior to the date of termination, including any bonus earned for any bonus period ending on or before the date of termination;

  •
  WFS will continue to pay Mr. Clementi his base salary then in effect for the 24 month period (12 month period for non-renewal by WFS) immediately following the date of termination;

  •
  continued coverage in effect as of the termination date for Mr. Clementi and his covered dependents under the WFS health insurance plans until the earlier of (A) the end of the period during which Mr. Clementi will be eligible for coverage under the WFS health plans pursuant to COBRA, and (B) the date Mr. Clementi becomes eligible for health insurance benefits on account of employment or services provided to any other person or entity; provided, however, that as a condition of such benefits, WFS may require Mr. Clementi to elect to continue his health insurance pursuant to COBRA; and

  •
  a lump sum of $1,500,000 ($750,000 for non-renewal by WFS) within 5 business days of the last day of the "restricted period" (as defined below) (or, in the case of non-renewal by WFS, within 5 business days of the second anniversary of the termination date).

         Termination by WFS without Cause or by Mr. Clementi for Good Reason within two years following a Change of Control:

  •
  all accrued but unpaid compensation and benefits to which he is otherwise entitled prior to the date of termination, including any bonus earned for any bonus period ending on or before the date of termination;

  •
  an amount equal to the sum of (A) two times the annual base salary that Mr. Clementi was entitled to receive at the rate then in effect plus (B) the greater of (x) the annual base salary that Mr. Clementi was entitled to receive at the rate then in effect, and (y) the average of the annual bonuses paid by WFS for the 3 most recently completed calendar years ending on or before the date of termination (including years prior to the effective date of the agreement), such amount to be payable in 24 equal consecutive monthly installments commencing on the first monthly anniversary of the date of termination; and

  •
  continued coverage in effect as of the termination date for Mr. Clementi and his covered dependents under the WFS health insurance plans until the earlier of (A) the end of the period during which Mr. Clementi will be eligible for coverage under the WFS health plans pursuant to COBRA and (B) the date Mr. Clementi becomes eligible for health insurance benefits on account of employment or services provided to any other person or entity; provided, however, that as a condition of such benefits, WFS may require Mr. Clementi to elect to continue his health insurance pursuant to COBRA.

        The agreement requires Mr. Clementi to abide by certain restrictive covenants relating to non-competition and non-solicitation during the term of the agreement and either (i) the two years following termination of employment for any reason other than expiration of the term due to WFS electing not to extend the term or (ii) one year following termination of employment as a result of WFS electing not to extend the term (referred to above as the "restricted period"). Mr. Clementi's right to receive the foregoing payments and benefits other than the accrued obligations (including any bonus earned for any bonus period ending on or before the date of termination) is conditioned on his compliance with the restrictive covenants and his provision of up to ten hours per calendar month of consulting services to WFS if requested to do so.

        Upon termination of Mr. Clementi's employment other than by WFS with cause, in addition to the amounts and benefits discussed above, Mr. Clementi will be entitled to any rights afforded to him under any equity award agreements arising from the termination of his employment. The agreement also provides that in the event any amount or benefit paid under the agreement, taken together with any amounts or benefits otherwise paid to Mr. Clementi by WFS or any affiliated company, are subject to the excise tax or parachute payments under Section 4999 of the Code, such amounts or benefits will be reduced but only if and to the extent that the after-tax present value of such amounts or benefits as so reduced would exceed the after-tax value received by Mr. Clementi before such reduction.

        The agreement provides that any amounts that are not exempt from Section 409A will be subject to the required six-month delay in payment after termination of service if Mr. Clementi is a "specified employee" for purposes of Section 409A at the time of termination of service. Amounts that otherwise would have been paid during this six-month delay will be paid in a lump sum at the end of such period. In addition, on May 20, 2011, the Company and Mr. Clementi amended Mr. Clementi's employment agreement in order to effect technical changes meant to comply with Section 409A of the Code.

Potential Payments upon Termination of Employment or Change of Control

        The following table shows potential payments to our named executive officers under existing contracts, agreements, plans or arrangements, whether written or unwritten, for various scenarios involving a change of control or termination of employment of each of our named executive officers, assuming a December 31, 2012 termination date and, where applicable, using the closing price of our common stock of $41.17 (as reported on the NYSE on December 31, 2012). These tables do not reflect amounts that would be payable to the named executive officers pursuant to benefits and awards that have already vested.

POTENTIAL PAYMENTS UPON TERMINATION OF EMPLOYMENT OR CHANGE OF CONTROL

	Cash Severance Payment	Continuation of Medical/ Welfare Benefits	Other Cash Compensation(3)	Acceleration and Continuation of Equity Awards(4)(5)		Total
Mr. Stebbins
Termination by Executive without Good Reason or by Company for Cause	$—	$—	$106,771	$—		$106,771
Termination by Company without Cause, by Executive for Good Reason or Non-Renewal(1)	$3,000,000	$192,432	$106,771	$4,701,861	(6)	$8,001,064
Change of Control(1)(2)	$5,000,000	$192,432	$106,771	$4,701,861	(6)	$10,001,064
Death or Disability	$—	$—	$106,771	$4,701,861		$4,808,632
Mr. Kasbar
Termination by Executive without Good Reason or by Company for Cause	$—	$—	$218,556	$—		$218,556
Termination by Company without Cause, by Executive for Good Reason or Non-Renewal(1)	$3,000,000	$192,627	$218,556	$4,450,806	(6)	$7,861,989
Change of Control(1)(2)	$5,000,000	$192,627	$218,556	$4,450,806	(6)	$9,861,989
Death or Disability	$—	$—	$218,556	$4,450,806		$4,669,362
Mr. Birns
Termination by Executive without Good Reason or by Company for Cause	$—	$—	$12,150	$—		$12,150
Termination by Company without Cause	$900,000	$40,015	$12,150	$841,391		$1,793,556
Termination by Executive for Good Reason(1)	$900,000	$40,015	$12,150	$385,598		$1,337,763
Change of Control(1)(2)	$—	$—	$12,150	$2,124,578		$2,136,728
Death or Disability	$—	$—	$12,150	$841,391		$853,541

	Cash Severance Payment	Continuation of Medical/ Welfare Benefits	Other Cash Compensation(3)	Acceleration and Continuation of Equity Awards(4)(5)	Total
Mr. Clementi
Termination by Executive without Good Reason, by Company for Cause or Non-renewal by Executive	$—	$—	$—	$—	$—
Termination by Company without Cause	$2,500,000	$38,870	$—	$6,145,446	$8,684,316
Non-renewal by Company	$1,250,000	$38,870	$—	$6,145,446	$7,434,316
Termination by Executive for Good Reason(1)	$—	$—	$—	$1,295,246	$1,295,246
Change of Control(1)(2)	$2,077,478	$38,870	$—	$6,259,700	$8,376,048
Death or Disability	$—	$—	$—	$2,097,739	$2,097,739
Mr. Shea(7)
Termination by Executive reason or by Company for Cause	$—	$—	$7,525	$—	$7,525
Termination by Company without Cause	$—	$—	$7,525	$215,484	$223,009
Change of Control(2)	$—	$—	$7,525	$971,900	$979,425
Death or Disability	$—	$—	$7,525	$215,484	$223,009

(1)
Please see the discussion immediately preceding this table on pages 53 to 60 regarding the obligations the executive must fulfill in order to receive these payments and benefits, such as satisfying restrictive covenants for a certain period of time after the termination event before any cash severance payment is made, and our right to not pay or provide these benefits or discontinue the payment and provision of these benefits if the executive fails to satisfy such obligations.

(2)
For the purposes of this table, we have assumed that a change of control occurred on December 31, 2012.

(3)
This column shows any other cash compensation that is due to the executives such as bonus, accrued but unused paid time off and deferred compensation. The amounts in this column for Messrs. Stebbins and Kasbar include deferred compensation, including interest, which would be paid to them as of December 31, 2012. For 2012, no bonus was earned under the EIP.

(4)
The amounts in this column relating to both SSARs and performance-related SSARs represent the value of unvested and accelerated awards as of December 31, 2012, calculated by multiplying the number of accelerated awards by the difference between the conversion price and the closing price of our common stock on December 31, 2012. The amounts in this column relating to both restricted stock and performance-related restricted stock represent the value of unvested and accelerated stock as of December 31, 2012, calculated by multiplying the number of accelerated shares by the closing price of our common stock on December 31, 2012.

(5)
Under the change of control scenario, we have assumed that the equity-based awards for each executive were not assumed or substituted by the successor company in order to show the full value that each executive would receive as a result of accelerating the vesting of the executive's outstanding awards upon the occurrence of a change of control. If such awards are assumed or substituted by the successor company, their vesting terms would not be accelerated.

(6)
Please see the discussion immediately preceding this table beginning on page 55 regarding the acceleration of equity-based awards with multiple annual performance conditions under these termination scenarios.

(7)
Effective April 1, 2012, Mr. Shea transitioned out of the role of Chief Risk and Administrative Officer and is no longer an executive officer.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Review and Approval of Related Person Transactions

        Related person transactions can create actual or potential conflicts of interests and can create the appearance that certain decisions may not be in the best interest of the Company or our shareholders. Therefore, our Board has adopted a written policy with respect to related person transactions. It is our policy that, as a general matter, we should avoid related person transactions except in circumstances where the transaction is not inconsistent with our best interests, such as obtaining products or services that are not readily available from alternative sources or when the transaction meets the standards that apply to similar transactions with unrelated third parties.

        For purposes of our policy, we review all of the following relationships and transactions between us and:

  •
  our directors and executive officers, including persons who have at any time since the beginning of our last fiscal year served in that role and any nominees to become a director;

  •
  any person we know to be the beneficial owner of more than 5% of any class of our voting securities; and

  •
  any immediate family member or any person (other than tenants or employees) sharing the household of any of the foregoing.

        Pursuant to our policy, the Governance Committee will review any transaction, arrangement or relationship (including any indebtedness or guarantee of indebtedness) or any series of similar transactions, arrangements or relationships in which the Company (including any of our subsidiaries) was, is or will be a participant and the amount involved exceeds $10,000, and in which any related person had, has or will have a direct or indirect interest. The foregoing rule will not be applied to (i) the employment of an executive officer or compensation of a director if such executive officer's or director's compensation is required to be, or otherwise would be required to be, reported under the SEC's compensation disclosure requirements, (ii) any transaction with a public corporation where the related person's only relationship is as a beneficial owner of less than 1% of that corporation's publicly traded securities or (iii) any transaction where the related person's interest arises solely from the ownership of our common stock and where all shareholders received the same benefit on a pro rata basis (e.g. dividends).

        The Governance Committee reviews any such related person transaction and determines whether to approve any such transaction. The Governance Committee will analyze the following factors, in addition to any other factors the Governance Committee deems appropriate, in determining whether to approve a related person transaction:

  •
  the benefits to us;

  •
  the impact on a director's independence, if relevant;

  •
  the availability of other sources for comparable products or services;

  •
  the terms of the transaction; and

  •
  the terms available to unrelated third parties or to employees generally.

        A related person transaction will only be approved by the Governance Committee if the Governance Committee determines that the related person transaction is not inconsistent with our best interests and those of our shareholders. The Governance Committee's approval is not a directive to enter into the related person transaction, rather it is evidence that the Governance Committee does not object to the transaction based on relatedness issues. Annually, the Governance Committee will review any ongoing related person transactions to determine whether it remains in our best interests and those of our shareholders to continue, modify or terminate the transactions.

        There were no reportable transactions in 2012.

 PROPOSAL NO. 2—NON-BINDING, ADVISORY VOTE ON EXECUTIVE COMPENSATION

Introduction

        The Board recognizes that executive compensation is an important matter for our shareholders. The guiding principles of our executive compensation philosophy and practice continue to be to: (i) attract, motivate and retain the exceptional management talent required to achieve above-average growth and profitability, (ii) focus on rewarding the types of performance that increase shareholder value, (iii) link executive compensation to the Company's long-term strategic objectives and (iv) align executives' interests with those of our shareholders.
Pursuant to amendments to Section 14A of the Exchange Act (which were added by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010), we are asking our shareholders to vote to approve or not approve, on an advisory basis, the executive compensation philosophy, policies and procedures described in the Compensation Discussion and Analysis section beginning on page 25 of this Proxy Statement, and the compensation of our named executive officers, as disclosed in this Proxy Statement. As an advisory vote, the results of this vote will not be binding on us, our Board or the Compensation Committee. However, our Board and Compensation Committee value the opinions of our shareholders, and will consider the outcome of this vote when making future decisions on the compensation of our named executive officers and evaluating our executive compensation principles, policies and procedures.

        The Board believes that the Company's executive compensation programs follow the guiding principles stated above. In order to align the interests of our senior executives with those of our shareholders, our executive compensation framework emphasizes the following:

  •
  Total compensation is tied to performance. The majority of total executive compensation is variable and delivered on a pay-for-performance basis.

  •
  Long-term equity compensation aligns executives' and shareholders' interests. Our named executive officers receive equity awards, which generally have multi-year vesting requirements.

        This framework has resulted in compensation for our named executive officers that is commensurate with the Company's financial results, as demonstrated by the bar graph on page 30 of this Proxy Statement and the related tabular quantifications and narratives. As a result of our 2012 performance, none of our named executive officers earned any cash or equity-based incentive award under their applicable annual incentive compensation programs.

        Accordingly, we are asking our shareholders to vote, in an advisory manner, "FOR" the adoption of the following resolution:

        "RESOLVED, that the compensation paid to the Company's named executive officers, as disclosed in this Proxy Statement pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion above is hereby APPROVED."

Vote Required

        The affirmative vote of a majority of the votes cast on the proposal is required for the approval of the non-binding, advisory vote on executive compensation.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE APPROVAL
OF THE COMPENSATION PAID TO THE COMPANY'S NAMED EXECUTIVE OFFICERS, AS
DISCLOSED PURSUANT TO ITEM 402 OF REGULATION S-K, INCLUDING THE
COMPENSATION DISCUSSION AND ANALYSIS, COMPENSATION TABLES AND NARRATIVE
DISCUSSION CONTAINED ABOVE IN THIS PROXY STATEMENT

PROPOSAL NO. 3—RATIFICATION OF INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM

Introduction

        In accordance with its charter, the Audit Committee has selected PricewaterhouseCoopers LLP ("PwC") to act as our independent registered certified public accounting firm for fiscal year 2013.

        The Audit Committee is not required to take any action as a result of the outcome of the vote on this proposal. If the shareholders do not ratify the selection of PwC as our independent registered certified public accounting firm, other independent registered certified public accounting firms will be considered by our Audit Committee, but the Audit Committee may nonetheless choose to engage PwC. Even if the appointment is ratified, the Audit Committee, in its discretion, may select a different independent registered certified public accounting firm at any time during the year if it determines that such a change would be in the best interest of the Company and our shareholders.

        Representatives of PwC are expected to be present at the annual meeting, will have an opportunity to make a statement if they desire and will be available to respond to questions.

Fees and Services of PricewaterhouseCoopers LLP

        The following table presents aggregate fees for professional audit services rendered by our independent registered certified public accounting firm, PwC, for the audit of our consolidated financial statements for the fiscal years ended December 31, 2012 and 2011, and fees billed for other services rendered by PwC during those periods.

Services Rendered

	2012	2011
Audit Fees	$3,575,766	$2,973,853
Audit-Related Fees	35,000	48,500
Tax Fees	27,504	21,088
All Other Fees	8,883	5,100

Total	$3,647,153	$3,048,541

        Audit Fees.    These amounts represent fees for professional services rendered for the audits of our consolidated financial statements included in our Annual Report on Form 10-K, reviews of the quarterly consolidated financial statements included in our Quarterly Reports on Form 10-Q, statutory audits, the assessment of our internal control assertions required by Section 404 of the Sarbanes-Oxley Act of 2002 and other SEC filings and accounting consultations on matters related to the annual audits or interim reviews.

        Audit-Related Fees.    These amounts primarily represent fees for professional services rendered for the audit of the financial statements of our employee benefit plans and of a potential acquisition.

        Tax Fees.    In the interest of auditor independence, the Audit Committee has elected to segregate tax services from audit services.

        All Other Fees.    These amounts represent fees for advisory and consulting services rendered for a review of certain Company policies and procedures. The Audit Committee approved all services provided by, and all fees paid to, PwC. The Audit Committee has considered the services provided by PwC as described above and has determined that such services are compatible with maintaining PwC's independence.

Audit Committee Pre-Approval Policy

        Effective January 1, 2010, the Audit Committee established a pre-approval policy for all audit and permitted non-audit services performed by the Company's independent auditor to assure that providing such services does not impair the auditor's independence. Pursuant to this procedure, all audit and non-audit services to be provided by the independent registered certified public accounting firm involving fees of $10,000 or more must be pre-approved by the Audit Committee. There are two types of pre-approval under the policy, general and specific. Under the general type of pre-approval, proposed services are pre-approved on a categorical basis for up to 12 months and must be detailed as to the particular services provided and sufficiently specific and objective so that no judgments by management are required to determine whether a specific service falls within the pre-approved category. The Audit Committee reviews the general pre-approval categories on a periodic basis and approves the fee levels for each category annually. Under the specific type of pre-approval, proposed services, such as the annual audit engagement terms and fees, are approved on a case-by-case basis. Any services that have not been generally pre-approved or that exceed the approved fee levels must be specifically pre-approved. Specific pre-approval must be obtained from the Audit Committee.

        The Audit Committee has delegated the authority to the Chairman of the Audit Committee to pre-approve audit and non-audit services to be provided by the independent registered certified public accounting firm so long as such services: (a) involve fees of less than $10,000, and (b) are subsequently reported to and approved by the full Audit Committee at its next scheduled meeting.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE
"FOR" THE RATIFICATION OF THE APPOINTMENT OF
PRICEWATERHOUSECOOPERS LLP
AS OUR INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM
FOR THE 2013 FISCAL YEAR

 PROPOSAL No. 4—APPROVAL AND ADOPTION OF WORLD FUEL SERVICES CORPORATION 2008 EXECUTIVE INCENTIVE PLAN, AS RESTATED EFFECTIVE JANUARY 1, 2013

Introduction

        In general, Section 162(m) of the Code denies a publicly held corporation a deduction for federal income tax purposes for compensation in excess of $1 million per year paid to its chief executive officer, or its 3 next most highly compensated officers other than its chief financial officer. The 2008 Executive Incentive Plan, or EIP, is intended to qualify under one of the exceptions in Section 162(m), which provides that compensation that is "performance-based" is not subject to the Section 162(m) limitation for the federal income tax deduction. For compensation paid under a plan to be "performance-based," our Compensation Committee must establish in advance one or more objective performance standards that must be achieved for the compensation to be paid and, at the end of the performance period, certify that the performance standard has been met. In addition, the maximum amount of compensation that can be paid must be determinable.

        To maintain the deductibility of potential annual cash incentive awards payable for 2013 and thereafter, and long-term incentive awards granted in 2013 and thereafter, to our senior executives covered by Section 162(m), we are requesting shareholder approval of the EIP, as restated effective as of January 1, 2013 (the "Restated EIP"). The EIP was adopted and approved by our shareholders on May 27, 2004 and June 3, 2008. The EIP was subsequently amended, effective December 19, 2008, in order to make certain amendments relating to Section 409A of the Code (the "2008 EIP Amendment"). The Restated EIP was adopted by our Board on March 7, 2013.

        At the annual meeting, shareholders will be asked to approve the Restated EIP. There are no differences between the EIP and the Restated EIP. The Restated EIP merely includes the 2008 EIP Amendment in the EIP and removes the sections superseded by the 2008 EIP Amendment.

        The principal features of the Restated EIP are summarized below. The following summary of the Restated EIP does not purport to be complete and is subject to, and qualified in its entirety by, the text of the Restated EIP, which is attached as Annex A to this Proxy Statement.

Summary Description of the Restated EIP

        The purpose of the Restated EIP continues to be to motivate and reward senior executives of the Company by providing such executives with both annual and long-term incentive compensation which is tied to the achievement of pre-established and objective performance goals, and to enable such compensation to qualify as "performance-based compensation" that is exempt from the deduction limitations imposed by Section 162(m) of the Code.

        The Restated EIP is currently administered by our Compensation Committee. The Compensation Committee designates all participants in the Restated EIP and determines all target awards, performance goals and performance criteria under the Restated EIP. The performance goals and corresponding target awards must be established by the Compensation Committee within 90 days after the commencement of the performance period for the award, and at a time when the outcome is substantially uncertain, or such other period as may be permitted or required to qualify as "performance-based" compensation under Section 162(m).

        Performance goals generally are based on the financial performance of the Company. The Compensation Committee in its sole discretion may use one or more of the following business criteria for the Company, on a consolidated basis, and/or for any subsidiary, affiliate or business or geographical unit of the Company and/or any subsidiary or affiliate (except with respect to the total shareholder return and earnings per share criteria): (1) earnings per share or diluted earnings per share; (2) revenues or margins; (3) cash flow; (4) operating margin; (5) return on net assets, investment, capital, equity, or sales; (6) economic value added; (7) direct contribution; (8) net income; pretax earnings; earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; earnings after interest expense and before extraordinary or special items; operating income; income before interest income or expense, unusual items and income taxes, local, state, federal or foreign and excluding budgeted and actual bonuses which might be paid under any ongoing bonus plans of the Company; (9) working capital; (10) management of fixed costs or variable costs; (11) identification and/or consummation of investment opportunities or completion of specified projects in accordance with corporate business plans, including strategic mergers, acquisitions or divestitures; (12) total shareholder return; (13) debt reduction, (14) market share; (15) entry into new markets, either geographically or by business unit; (16) customer retention and satisfaction; (17) strategic plan development and implementation, including turnaround plans; (18) stock price; and/or (19) funds from operations. Any of the above goals may be determined on an absolute or relative basis or as compared to the performance of a group of companies or a published or special index deemed applicable by the Compensation Committee including, but not limited to, the Standard & Poor's 500 Stock Index or a group of companies that are selected by the Compensation Committee. The Compensation Committee is required to exclude the impact of an event or occurrence which the Compensation Committee determines should appropriately be excluded, including without limitation (i) restructurings, discontinued operations, extraordinary items, and other unusual or non-recurring charges, (ii) an event either not directly related to the operations of the Company or not within the reasonable control of the company's management, or (iii) a change in accounting standards required by generally accepted accounting principles.

        The maximum amount which may be awarded to an individual participant under the Restated EIP is $5 million for annual awards and for long-term incentive awards ("LTIP"), $5 million multiplied by the number of years (and fractions thereof) in the performance period of the particular LTIP. Under the Restated EIP, awards payable in the form of the Company's common stock are not subject to the foregoing limitations but instead are subject to the limitations, terms and conditions of the Company's Omnibus Plan (or any successor plan for equity awards adopted by the Company). The Omnibus Plan was approved by the Company's shareholders on June 20, 2006 and subsequently amended by vote of the Company's shareholders on May 29, 2009.

        The Compensation Committee, in its sole discretion, may decrease or eliminate any award at any time prior to payment of the award. However, the Compensation Committee may not exercise discretion to increase the amount of any award to any person who is, or who the Compensation Committee reasonably believes may be, an officer with respect to which the Section 162(m) deduction limitations apply in the year in which the Company expects to claim an income tax deduction for all or any portion of the award. In determining whether an award will be reduced or eliminated, the Compensation Committee may consider such individual or business performance criteria as it deems appropriate, including, but not limited to, the Company's cash flow, net income, pre-tax income, net revenue, EBITDA, operating income, diluted earnings per share, earnings per share, gross margin, return on sales, return on equity, return on investment, cost reductions or savings, funds from operations, appreciation in the fair market value of the Company's stock, and any other relevant operating and strategic business results of the Company (or any division, subsidiary or segment thereof) applicable to an individual participant.

        For 2013, the Messrs. Kasbar, Birns and Clementi are the only participants in the Restated EIP. Under the Restated EIP, these executives are eligible to receive annual awards upon achievement of annual performance targets, which targets are based on the growth in Net After-Tax Income of the Company (the Growth in Aviation NOI in the case of Mr. Clementi) and other yearly objectives determined by the Compensation Committee. The Restated EIP also provides for LTIP awards that can be earned by participants upon achievement of long-term performance goals. LTIP awards are designed to reward strong financial performance on a sustained basis over a period of years.

        The Compensation Committee may, in its sole and absolute discretion, permit the executives to defer awards earned under the Restated EIP on such terms and conditions as may be approved by the Compensation Committee. Any deferred amounts will earn interest at the prime rate, with a maximum rate of 10% per year. Any such deferrals would need to be made in a manner that would comply with the requirements of Section 409A of the Code.

        A participant must generally remain employed through the end of the performance period in order to receive an award. In the event of a participant's death or disability, a Change of Control (as defined in the Restated EIP), or another circumstance or event specified by the Compensation Committee that does not cause the award to be subject to deduction limitations imposed by Section 162(m), which occurs before the performance goal applicable to the award is achieved, the Compensation Committee may determine that, irrespective of whether the performance goal is thereafter achieved, the participant shall receive a portion of the award, in an amount to be determined by the Compensation Committee. Under these provisions, shareholder approval would not be required for all possible amendments, any of which could increase the cost of the Restated EIP.

        The Compensation Committee may amend or terminate the Restated EIP by resolution at any time as it shall deem advisable; provided, however, that the Compensation Committee may not amend the Restated EIP to change the method for determining awards for covered employees, or change the individual award limit set forth above, without shareholder approval. Furthermore, the Compensation Committee cannot amend the Restated EIP if such amendment would impair the rights of a participant to any award already granted.

Federal Income Tax Consequences

        Section 162(m) limits the deductibility of certain compensation in excess of $1 million per year paid to any "covered employee" (i.e., the Company's chief executive officer and its other three most highly-compensated executive officers other than the Company's chief financial officer). The Restated EIP is intended to address the limitation on deductibility by providing for compensation that may qualify as "performance-based compensation," which is not subject to the Section 162(m) limitations.

        It is intended that compensation paid under the Restated EIP will qualify as "performance-based compensation" within the meaning of Section 162(m) if the following conditions are met:

          (1)   it is payable solely on the attainment of a pre-established, objective performance goal and subject to the limitations on award amounts set forth in the Restated EIP;

          (2)   the Compensation Committee, which is comprised solely of outside directors, approves the maximum individual awards at or near the beginning of each performance period;

          (3)   the Restated EIP, which sets forth the material terms of the compensation and the performance goal, is disclosed to and approved by shareholders before payment; and

          (4)   the Compensation Committee certifies that the performance goal has been satisfied before payment.

New Plan Benefits

        The following table indicates the amount of the maximum annual cash incentive awards payable for 2013 to each of the named executive officers if the performance goals under the Restated EIP are attained. The performance goals for 2013 relate to the Company's Net After-Tax Income growth for Messrs. Kasbar and Birns and Growth in Aviation NOI for Mr. Clementi. Beginning January 1, 2012, Mr. Stebbins transitioned from Chairman of the Board and Chief Executive Officer to Executive Chairman of the Board. In connection with his new role and distinct responsibilities as Executive Chairman, the Compensation Committee established a compensation program for Mr. Stebbins which does not presently include any annual cash incentive award. Effective April 1, 2012, Mr. Shea transitioned out of the role of Chief Risk and Administrative Officer and although he remains an Executive Vice

President, as of such date he was no longer an executive officer. Accordingly, beginning in 2013, only Messrs. Kasbar, Birns and Clementi will participate in the Restated EIP.

Name and Position	Minimum Annual Cash Incentive Award Payable for 2013	Maximum Annual Cash Incentive Award Payable for 2013
Paul H. Stebbins, Executive Chairman	$—	$—
Michael J. Kasbar, President and Chief Executive Officer	$50,000	$3,348,844
Ira M. Birns, Executive Vice President and Chief Financial Officer	$64,960	$1,500,000
Michael S. Clementi, Aviation Segment President, World Fuel Services, Inc.	$826,025	$2,500,000
Francis X. Shea, Executive Vice President and former Chief Risk and Administrative Officer	$—	$—

Named Executive Officers as a Group	$940,985	$7,348,844

Equity Compensation Plans

        The following table summarizes securities authorized for issuance related to outstanding RSUs and SSARs under our equity compensation plan (which was approved by our shareholders) and available for future issuance under our equity compensation plan as of December 31, 2012 (in thousands, except weighted average price data):

Plan name or description	(a) Maximum number of securities to be issued upon exercise of outstanding RSUs and SSAR Awards	(b) Weighted average exercise or conversion price of outstanding RSUs and SSAR Awards	(c) Number of securities remaining available for future issuance under equity compensation plan (excluding securities reflected in column (a))
2006 Omnibus Plan	1,403	$4.60	3,824

        There are no outstanding warrants to purchase our common stock.

Vote Required

        The Restated EIP requires the affirmative vote of a number of shares which exceeds the number of shares voted against the Restated EIP. The Board has unanimously approved the Restated EIP and believes that the Restated EIP is in the best interests of the Company and our shareholders.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE
"FOR" APPROVAL AND ADOPTION OF THE WORLD FUEL SERVICES CORPORATION 2008 EXECUTIVE INCENTIVE PLAN, AS RESTATED EFFECTIVE AS OF JANUARY 1, 2013.

 SHAREHOLDER PROPOSALS FOR THE 2014 ANNUAL MEETING

        Proposals for Inclusion in the Proxy Statement.    The date by which shareholder proposals must be received by us for inclusion in proxy materials relating to the 2014 Annual Meeting of Shareholders is December 16, 2013. Upon receipt of any such proposal, we will determine whether or not to include such proposal in the proxy materials in accordance with SEC regulations governing the solicitation of proxies.

        Proposals not Included in the Proxy Statement and Nominations for Director.    Shareholder proposals not included in the Company's proxy statement and shareholder nominations for director may be brought before an annual meeting of shareholders in accordance with the advance notice procedures described in the Company's By-Laws. In general, notice must be received by the Corporate Secretary not less than 90 days nor more than 120 days prior to the anniversary date of the immediately preceding annual meeting (i.e., May 31, 2013) and must contain specified information concerning the matters to be brought before such meeting and concerning the shareholder proposing such matters. For the 2014 Annual Meeting of Shareholders, the Corporate Secretary must receive notice of the proposal on or after the close of business on January 31, 2014 and no later than the close of business on March 3, 2014. Shareholder proposals must be in proper written form and must meet the detailed disclosure requirements set forth in the Company's By-Laws, including a description of the proposal, the relationship between the proposing shareholder and the underlying beneficial owner, if any, and such parties' stock holdings and derivative positions in the Company's securities. If the date of the annual meeting is more than 30 days earlier or more than 60 days later than such anniversary date, notice must be received not earlier than the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made.

        The Company's By-Laws also require that shareholder proposals concerning nomination of directors provide additional disclosure, including information the Company deems appropriate to ascertain the nominee's qualifications to serve on the Board, disclosure of compensation arrangements between the nominee, the nominating shareholder and the underlying beneficial owner, if any, and other information required to comply with the proxy rules and applicable law.

        The specific requirements of these advance notice provisions are set forth in Article I, Sections 6 and 7 of our By-Laws, a copy of which is available upon request. Such request and any shareholder proposals or director nominations should be sent to our Corporate Secretary at our principal executive offices.

OTHER MATTERS

        Neither the Board nor management knows of any matters other than those items set forth above that will be presented for consideration during the annual meeting. However, if other matters should properly come before the annual meeting, it is intended that the persons named in the proxies will vote on such matters in accordance with their best judgment.

Annex A

WORLD FUEL SERVICES CORPORATION
2013 EXECUTIVE INCENTIVE PLAN

(As restated effective as of January 1, 2013)

        The World Fuel Services Corporation 2008 Executive Incentive Plan (the "Plan"), is hereby restated by World Fuel Services Corporation, a Florida corporation (the "Company") effective as of January 1, 2013, and shall apply to such employees of the Company (each a "Participant" and collectively, the "Participants") as may be designated by the Committee (as defined below) from time to time.

ARTICLE 1—Introduction and Purpose of Plan

        1.1    Plan Effective Dates.    The Plan was originally adopted on April 1, 2002 as the "2002 Annual Incentive Plan," for the purpose of issuing Annual Incentive Awards. The 2002 Annual Incentive Plan was amended and restated effective January 1, 2003, in order to authorize the grant of Long-Term Incentive Awards in addition to Annual Incentive Awards and was renamed the "2003 Executive Incentive Plan" (the "2003 Plan"). The 2003 Plan was amended and restated effective January 1, 2008, in order to among other things, increase the maximum amount for the grant of Long-Term Incentive Awards and Annual Incentive Awards and was renamed the "2008 Executive Incentive Plan" (the "2008 Plan"). The 2008 Plan was subsequently amended, effective December 19, 2008, in order to make certain Section 409A related amendments (the "2008 Plan Amendment"). This Plan document restates the terms of the 2008 Plan in order to include the terms of the 2008 Plan Amendment. From and after the date hereof, the Plan will be known as the "World Fuel Services Corporation 2013 Executive Incentive Plan."

        1.2    Purpose of Plan.    The purpose of the Plan is to motivate and reward senior executives of the Company by providing such executives with both annual and long-term incentive compensation which is tied to the achievement of pre-established and objective performance goals, and to enable such compensation to qualify as "performance-based compensation" that is exempt from the deduction limitations imposed by Section 162(m) of the Code.

ARTICLE 2—Definitions

        Whenever used in the Plan, the following terms shall have the meanings set forth in this Article 2 unless a different meaning is clearly required by the context:

        "Accelerated Award" shall have the meaning set forth in Section 5.2 hereof.

        "Acceleration Event" shall have the meaning set forth in Section 5.2 hereof.

        "Annual Incentive Award" means an Incentive Award made pursuant to Section 4.1 with a Performance Cycle of one year or less.

        "Award" or "Incentive Award" means any Award that is either an Annual Incentive Award or a Long-Term Incentive Award.

        "Award Period" means, with respect to any Performance Cycle, the period during which the Committee must establish the Performance Goal for any Award. The Award Period shall be the first ninety (90) days after commencement of the Performance Cycle, provided that the outcome is substantially uncertain at the time the goals are established, or such other period as may be permitted or required to qualify as "performance-based compensation" under Section 162(m) of the Code.

        "Board of Directors" or "Board" means the Board of Directors of World Fuel Services Corporation.

        "Change of Control" means any one of the following events:

          (a)    any person or "group" as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), but excluding any employee benefit plan or plans of the Company and its subsidiaries, becomes the beneficial owner, directly or indirectly, of twenty percent (20%) or more of the combined voting power of the Company's outstanding voting securities ordinarily having the right to vote for the election of directors of the Company; or

          (b)   any merger, consolidation, reorganization or similar event of the Company or any of its subsidiaries, as a result of which the holders of the voting stock of the Company immediately prior to such merger, consolidation, reorganization or similar event do not directly or indirectly hold at least fifty-one percent (51%) of the aggregate voting power of the capital stock of the surviving entity; or

          (c)    the individuals who, as of March 1, 2003 (the "Effective Date"), constitute the Board of Directors of the Company (the "Board" generally and as of the date hereof the "Incumbent Board") cease for any reason to constitute at least two-thirds (2/3) of the Board, or in the case of a merger or consolidation of the Company, do not constitute or cease to constitute at least two-thirds (2/3) of the board of directors of the surviving company (or in a case where the surviving corporation is controlled, directly or indirectly by another corporation or entity, do not constitute or cease to constitute at least two-thirds (2/3) of the board of such controlling corporation or do not have or cease to have at least two-thirds (2/3) of the voting seats on any body comparable to a board of directors of such controlling entity, or if there is no body comparable to a board of directors, at least two-thirds (2/3) voting control of such controlling entity); provided that any person becoming a director (or, in the case of a controlling non-corporate entity, obtaining a position comparable to a director or obtaining a voting interest in such entity) subsequent to the Effective Date whose election, or nomination for election, was approved by a vote of the persons comprising at least two-thirds (2/3) of the Incumbent Board (other than an election or nomination of an individual whose initial assumption of office is in connection with an actual or threatened election contest), shall be, for purposes of this Agreement, considered as though such person were a member of the Incumbent Board; or

          (d)   there is a liquidation or dissolution of the Company or all or substantially all of the assets of the Company have been sold.

        "Code" means the Internal Revenue Code of 1986, as amended.

        "Committee" means the Compensation Committee of the Board of Directors, a subcommittee thereof, or such other committee as may be appointed by the Board of Directors. The Committee shall consist of two or more persons who qualify as "outside directors" within the meaning of Section 162(m) of the Code.

        "Company" means World Fuel Services Corporation, or any entity that is directly or indirectly controlled by World Fuel Services Corporation.

        "Covered Employee" shall have the meaning assigned to such term in Code Section 162(m)(3), as interpreted by Treasury Regulations and other applicable guidance.

        "Disability" means any physical or mental disability of a Participant which, after the expiration of more than twelve (12) months (or such shorter period as may be acceptable to the Committee), is determined to be total and permanent by an independent physician mutually agreed upon by the Participant and the Committee.

        "Long-Term Incentive Award" means an Incentive Award made pursuant to Section 4.1 with a Performance Cycle of more than one year.

        "Participant" means (i) a "Covered Employee" who has been selected by the Committee as a participant in the Plan during a Performance Cycle, and (ii) each other employee who has been selected by the Committee as a participant in the Plan during a Performance Cycle.

        "Performance Cycle" means the period selected by the Committee during which the performance of the Company or any subsidiary, affiliate or unit thereof or any individual is measured for the purpose of determining the extent to which an Award subject to Performance Goals has been earned. The Performance Cycle for Annual Awards shall be the Company's fiscal year, or such other shorter period as is designated by the Committee. The Performance Cycle for Long-Term Awards is three (3) years, or such other period in excess of one (1) year as is designated by the Committee.

        "Performance Goal" means the performance goal established by the Committee for a Participant (or group of Participants). The Performance Goal shall be established during the Award Period for that Award.

        "Performance Measures" means one or more of the following business criteria for the Company, on a consolidated basis, and/or for any subsidiary, affiliate or business or geographical unit of the Company and/or any subsidiary or affiliate (except with respect to the total shareholder return and earnings per share criteria): (1) earnings per share or diluted earnings per share; (2) revenues or margins; (3) cash flow; (4) operating margin; (5) return on net assets, investment, capital, equity, or sales; (6) economic value added; (7) direct contribution; (8) net income; pretax earnings; earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; earnings after interest expense and before extraordinary or special items; operating income; income before interest income or expense, unusual items and income taxes, local, state, federal or foreign and excluding budgeted and actual bonuses which might be paid under any ongoing bonus plans of the Company; (9) working capital; (10) management of fixed costs or variable costs; (11) identification and/or consummation of investment opportunities or completion of specified projects in accordance with corporate business plans, including strategic mergers, acquisitions or divestitures; (12) total shareholder return; (13) debt reduction, (14) market share; (15) entry into new markets, either geographically or by business unit; (16) customer retention and satisfaction; (17) strategic plan development and implementation, including turnaround plans; (18) stock price; and/or (19) funds from operations. Any of the above goals may be determined on an absolute or relative basis or as compared to the performance of a group of companies or a published or special index deemed applicable by the Committee including, but not limited to, the Standard & Poor's 500 Stock Index or a group of companies that are selected by the Committee. The Committee shall exclude the impact of an event or occurrence which the Committee determines should appropriately be excluded, including without limitation (i) restructurings, discontinued operations, extraordinary items, and other unusual or non-recurring charges, (ii) an event either not directly related to the operations of the Company or not within the reasonable control of the company's management, or (iii) a change in accounting standards required by generally accepted accounting principles.

ARTICLE 3—Plan Administration

        The Committee shall have full discretion, power and authority to administer and interpret the Plan and to establish rules and procedures for its administration as the Committee deems necessary and appropriate. Any interpretation of the Plan or other act of the Committee in administering the Plan shall be final and binding on all Participants.

ARTICLE 4—Awards

        For each Performance Cycle, the Committee shall determine the amount of a Participant's Award as follows:

        4.1    In General.    During the Award Period, the Committee will select Participants to receive Awards hereunder and establish in writing: (i) an objective Performance Goal or Goals for each Participant based upon one or more Performance Measures to be achieved over the applicable Performance Cycle; (ii) the specific amount of the Performance Award that will be paid to each Participant if his or her Performance Goal or Goals are achieved; (iii) the Performance Cycle for the Award; and (iv) the method by which such Performance Awards shall be calculated. The Committee may, in its discretion, set different Performance Goals and Awards for each Participant. If any event occurs during a Performance Cycle which requires changes in Performance Goals or Awards to preserve the incentive features of the Plan, the Committee may make appropriate adjustments thereto.

        4.2    Amount of Performance Award.    Each Participant shall be eligible to receive a Performance Award if the Participant's Performance Goal for the Performance Cycle has been achieved. The maximum amount of a Participant's Award shall be set by the Committee during the Award Period; provided, however, that in no event shall any Participant's Award exceed Five Million Dollars ($5,000,000.00) in the case of Annual Awards, or exceed Five Million Dollars ($5,000,000.00) multiplied by the number of completed fiscal years of the Company (and fractions thereof) that are included within the Performance Cycle in the case of Long-Term Incentive Awards; and further provided, that the foregoing limitations shall not apply to accrued interest on Awards deferred pursuant to Article 5 of the Plan. The Committee may specify as to each Award the form of payment of the Award (cash, stock, restricted stock, and/or other property), so long as the maximum value of the Award, as determined by the Committee, that is payable in cash or property other than shares of the Company's common stock shall not exceed the maximum Award permitted under this Section 4.2. Awards paid in shares of the Company's common stock shall not be subject to the foregoing limitation but instead shall be subject to the limitations, terms and conditions of the Company's 2006 Omnibus Plan, as amended (or any successor plan for equity awards adopted by the Company) applicable to Performance Units (as defined in that plan). The actual amount of a Participant's Award may be adjusted or eliminated by the Committee as set forth in Sections 4.3 and 5.2 below.

        4.3    Adjustment of Awards.    The Committee, in its sole discretion, may decrease or eliminate any Award at any time prior to payment of the Award but may not exercise discretion to increase any Award to any person who is, or who the Committee reasonably believes may be, a Covered Employee in the year for which the Company expects to claim an income tax deduction for all or any portion of the Award. In determining whether an Award will be adjusted or eliminated, the Committee may consider such individual or business performance criteria as it deems appropriate, including, but not limited to, the Company's cash flow, net income, pre-tax income, net revenue, EBITDA, operating income, diluted earnings per share, earnings per share, gross margin, return on sales, return on equity, return on investment, cost reductions or savings, funds from operations, appreciation in the fair market value of the Company's stock, and any other relevant operating and strategic business results of the Company (or any division, subsidiary or segment thereof) applicable to an individual Participant.

ARTICLE 5—Payment of Awards

        5.1    Payment and Deferral.    Payment of any Award to a Participant shall be made after written certification by the Committee that the Performance Goal for the Performance Cycle was achieved, and any other material terms of the Performance Goal were satisfied, prior to the date on which the payment is required to be made pursuant to the following sentence. The Award shall be paid within two and one half (2 1/2) months after the end of the Performance Cycle, or by such later date as would not cause the Award to fail to qualify for the short-term deferral exception to Section 409A set forth in Section 1.409A-1(b)(4) of the Treasury Regulations. The Committee, in its sole and absolute discretion, may permit Awards to be deferred by the Participant on such terms and conditions as may be approved by the Committee, subject to the provisions of Section 7.11 hereof. Deferred Awards shall bear interest at a floating rate equal to the "prime" rate, as published in The Wall Street Journal from time to time, but such rate shall in no event exceed ten percent (10%) per year.

        5.2    Acceleration.    If and to the extent that it would not violate Section 409A of the Code, if a Participant's death or Disability, a Change of Control, or another circumstance or event specified by the Committee that does not cause the Award to be subject to the deduction limitations imposed by Section 162(m) of the Code (an "Acceleration Event") occurs before the Performance Goal applicable to an Award is achieved, the Committee may determine that, irrespective of whether the Performance Goal is thereafter achieved, the Participant shall receive a portion of the Award, in an amount to be determined by the Committee (the "Accelerated Award"). The Committee's determination under this Section 5.2 may be made before or after the occurrence of any Acceleration Event. Any Accelerated Award pursuant to this Section 5.2 shall be paid within sixty (60) days after the date of the Acceleration Event. If as a result of a Change of Control or other Acceleration Event a Participant receives an Accelerated Award pursuant to this Section 5.2 and the Participant remains employed by the Company after such event, the Participant shall remain eligible to receive his full Award if the Performance Goal is subsequently achieved, and subject to the other terms of this Plan and any applicable Award agreement; provided, that in such event the full Award shall be reduced by the amount of any Accelerated Award paid to the Participant as a result of the Acceleration Event.

ARTICLE 6—Plan Amendment and Termination

        The Committee may amend or terminate the Plan by resolution at any time as it shall deem advisable; provided, however, that if the Plan has been approved by the Company's shareholders, the Committee may not amend the Plan to change the method for determining Awards for Covered Employees, or the individual award limit under Article 4, without the approval of the Company's shareholders. No amendment may impair the rights of a Participant to any Award already granted with respect to any Performance Cycle.

ARTICLE 7—Miscellaneous Provisions

        7.1    Employment Rights.    The Plan does not constitute a contract for employment, and participation in the Plan will not give a Participant the right to continue in the employment of the Company on a full time, part time, or any other basis. Participation in the Plan will not give any Participant any right or claim to any Award or other benefit under the Plan, unless such Award or benefit has specifically been granted by the Committee under the terms of the Plan. The Company reserves the right to terminate any Participant under the terms of such Participant's employment agreement notwithstanding the existence of the Plan.

        7.2    Termination of Employment.    Except as may be specifically provided in an Award or in a written agreement between the Participant and the Company, a Participant shall have no right to an Award under the Plan for any Performance Cycle in which the Participant is not actively employed by the Company on the last day of such Performance Cycle. In establishing Awards, the Committee may also provide that in the event a Participant is not employed by the Company on the date on which the Award is paid, the Participant may forfeit his or her right to the Award.

        7.3    Gender and Number.    Wherever the context permits, words in the masculine gender shall include the feminine and neuter genders, the plural form of a word shall include the singular form, and the singular form of a word shall include the plural form.

        7.4    Applicable Law.    Except to the extent superseded by the laws of the United States, the Plan will be governed by the laws of the State of Florida.

        7.5    Non-Transferability.    No interest of any Participant under the Plan shall be voluntarily sold, transferred, alienated, assigned or encumbered, other than by will or pursuant to the laws of descent and distribution. During the lifetime of any Participant, payment of a Performance Award shall only be made to such Participant. Notwithstanding the foregoing, the Committee may establish such procedures as it deems necessary for a Participant to designate a beneficiary to whom any amounts would be payable in the event of any Participant's death.

        7.6    Severability.    In the event any provision of the Plan shall be held to be illegal or invalid for any reason, such illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if such illegal or invalid provisions had never been contained in the Plan.

        7.7    Withholding.    The Company will withhold from any amounts payable under the Plan all federal, state, foreign, city and local taxes as shall be legally required, if any.

        7.8    Unfunded Plan.    Awards under the Plan shall be paid from the general assets of the Company, and the rights of the Participants to receive awards granted under the Plan will be only those of general unsecured creditors of the Company.

        7.9    Code Section 162(m).    It is the intent of the Company that all Performance Awards under the Plan qualify as "performance-based compensation" as defined in, and for purposes of, Code Section 162(m)(4)(C), so that the Company's income tax deductions for such Performance Awards are not disallowed in whole or in part under the Code Section 162(m); provided, the Committee may authorize the payment of Awards that are not deductible under Section 162(m) if the Committee determines that such Awards would nevertheless be in the best interests of the Company and its shareholders.

        7.10    Stockholder Approval.    The Plan, as amended and restated, shall be submitted for approval by the stockholders of the Company at an annual meeting of the stockholders of the Company. However, such stockholder approval shall not be a condition to the continued effectiveness of the Plan or the right of any Participant to receive any benefits under the Plan as in effect immediately prior to this amendment and restatement of the Plan.

        7.11    Code Section 409A.

        (a)    If any Award constitutes a "nonqualified deferred compensation plan" under Section 409A of the Code (a "Section 409A Plan"), then the Award shall be subject to the following additional requirements, if and to the extent required to comply with Section 409A of the Code:

            (i)  Payments under the Section 409A Plan may not be made earlier than (u) the Participant's "separation from service", (v) the date the Participant becomes "disabled", (w) the Participant's death, (x) a "specified time (or pursuant to a fixed schedule)" specified in the Award agreement at the date of the deferral of such compensation, (y) a "change in the ownership or effective control of the corporation, or in the ownership of a substantial portion of the assets of the corporation", or (z) the occurrence of an "unforeseeable emergency";

           (ii)  The time or schedule for any payment of the deferred compensation may not be accelerated, except to the extent provided in applicable Treasury Regulations or other applicable guidance issued by the Internal Revenue Service;

          (iii)  Any elections with respect to the deferral of such compensation or the time and form of distribution of such deferred compensation shall comply with the requirements of Section 409A(a)(4) of the Code; and

          (iv)  In the case of any Participant who is "specified employee", a distribution on account of a "separation from service" may not be made before the date which is six months after the date of the Participant's "separation from service" (or, if earlier, the date of the Participant's death).

For purposes of the foregoing, the words and phrases in quotations in this Section 7.11 shall be defined in the same manner as those words and phrases are defined for purposes of Section 409A of the Code, and the limitations set forth herein shall be applied in such manner (and only to the extent) as shall be necessary to comply with any requirements of Section 409A of the Code that are applicable to the Award.

        (b)   Any Award agreement for any Award that the Committee reasonably determines to constitute a Section 409A Plan, and the provisions of the Plan applicable to that Award, shall be construed in a manner consistent with the applicable requirements of Section 409A, and the Committee, in its sole discretion and without the consent of any Participant, may amend any Award agreement (and the provisions of the Plan applicable thereto) if and to the extent that the Committee determines that such amendment is necessary or appropriate to comply with the requirements of Section 409A of the Code. Further, in the event that the Plan, any Award agreement or any Award shall be deemed not to comply with Section 409A of the Code, then neither the Company, the Committee nor its or their designees or agents shall be liable to any Participant or other person for actions, decisions or determinations made in good faith.

        IN WITNESS WHEREOF, the Company has caused this Plan document to be signed by the Chairman of the Compensation Committee.

WORLD FUEL SERVICES CORPORATION
By:	Ken Bakshi Chairman, Compensation Committee

Description: New Picture.png World Fuel Services Corporation 9800 Northwest 41st Street, Suite 400 Miami, FL 33178 Attn: Corporate Secretary VOTE BY INTERNET - www.proxyvote.com Use the internet to transmit your voting instructions up until 11:59 P.M. Eastern Time on May 30, 2013. Have your proxy card in hand when you access the web site and follow the instructions. ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER COMMUNICATIONS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e- mail. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive shareholder communications electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on May 30, 2013. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717 by the date and time indicated on the reverse side. VOTE IN PERSON You may vote your shares in person by attending the Annual Meeting. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. The Board of Directors recommends a vote FOR the Nominees listed in Proposal 1 and a Vote FOR Proposals 2, 3 and 4. 1. Election of Directors Nominees: For Against Abstain 01 Michael J. Kasbar . . . 02 Paul H. Stebbins . . . For Against Abstain 03 Ken Bakshi . . . 2 Approval of non-binding, advisory resolution regarding executive compensation . . . 04 Richard A. Kassar . . . 3 Ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered certified accounting firm for the 2013 fiscal year. Approval and adoption of the World Fuel Services Corporation 2008 Executive Incentive Plan, as restated effective as of January 1, 2013. 05 Myles Klein . . . . . . 06 John L. Manley . . . 4 . . . 07 J. Thomas Presby . . . 08 Stephen K. Roddenberry . . . For address changes and/or comments, please check this box and write them on the back where indicated. . NOTE: In their discretion, the proxies are authorized to vote upon any other matter coming before the meeting. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THE PROXY WILL BE VOTED FOR ALL NOMINEES AND ON ALL OTHER PROPOSALS AS DESCRIBED IN THE PROXY STATEMENT. (Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, trustee or guardian, please add your title as such. When signing as joint tenants, all parties in the joint tenancy must sign. If signer is a corporation or partnership, please sign in full corporate or partnership name by duly authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Description: New Picture.png Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com. World Fuel Services Corporation 9800 Northwest 41st Street, Suite 400 Miami, FL 33178 This proxy is solicited by the Board of Directors for use at the Annual Meeting on May 31, 2013. The shares of stock you hold in your account will be voted as you specify on the reverse side. If no choice is specified, the proxy will be voted “FOR” the Nominees listed in Proposal 1 and “FOR” Proposals 2, 3 and 4. By signing the proxy, you revoke all prior proxies and appoint Paul H. Stebbins and Michael J. Kasbar, and each of them with full power of substitution, to vote your shares at the Annual Meeting or any adjournments or postponements thereof, with all the powers that you would possess if personally present, upon and in respect of the matters shown on the reverse side, with discretionary authority as to any and all other matters that may properly come before the meeting. Address Changes/Comments: (If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.) CONTINUED AND TO BE SIGNED ON REVERSE SIDE